                                                                    EXHIBIT 10.5

================================================================================

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                   dated as of

                                  June 3, 2005

                                      among

                                QUIKSILVER, INC.,

                           QUIKSILVER AMERICAS, INC.,
                                 as US Borrower,

                            The Lenders Party Hereto

                             BANK OF AMERICA, N.A.,
                             as Documentation Agent,

                         UNION BANK OF CALIFORNIA, N.A.,
                              as Syndication Agent

                                       and

                           JPMORGAN CHASE BANK, N.A.,
                           as US Administrative Agent

                   JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,
                        as Canadian Administrative Agent

                          J.P. MORGAN SECURITIES INC.,
                    as Sole Bookrunner and Sole Lead Arranger

================================================================================

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                                TABLE OF CONTENTS

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
                                                                                                    PAGE
ARTICLE I            DEFINITIONS..................................................................    2
    SECTION 1.1.   Defined Terms..................................................................    2
    SECTION 1.2.   Other Definitional Provisions..................................................   38

ARTICLE II           AMOUNT AND TERMS OF COMMITMENTS; LETTERS OF CREDIT...........................   38
    SECTION 2.1.   Revolving Loans and Letters of Credit; Revolving Loan Commitment Amounts.......   38
    SECTION 2.2.   Swing Line Loans; Swing Line Commitment........................................   43
    SECTION 2.3.   Alternate Currency Loans.......................................................   45
    SECTION 2.4.   Acceptances....................................................................   49
    SECTION 2.5.   Letters of Credit..............................................................   53
    SECTION 2.6.   Optional Prepayments; Optional Commitment Reductions...........................   58
    SECTION 2.7.   Mandatory Prepayments..........................................................   59
    SECTION 2.8.   Conversion and Continuation Options............................................   61
    SECTION 2.9.   Minimum Amounts of Tranches....................................................   61
    SECTION 2.10.  Interest Rates and Payment Dates...............................................   62
    SECTION 2.11.  Computation of Interest and Fees...............................................   62
    SECTION 2.12.  Inability to Determine Interest Rate...........................................   63
    SECTION 2.13.  Pro Rata Treatment and Payments................................................   64
    SECTION 2.14.  Illegality.....................................................................   65
    SECTION 2.15.  Increased Costs................................................................   66
    SECTION 2.16.  Taxes..........................................................................   67
    SECTION 2.17.  Indemnity......................................................................   68
    SECTION 2.18.  Unused-Commitment Fees.........................................................   69
    SECTION 2.19.  Mitigation of Costs............................................................   69
    SECTION 2.20.  Determination of US Dollar Equivalent..........................................   69
    SECTION 2.21.  Funding Accounts...............................................................   69
    SECTION 2.22.  Protective Advances and Overadvances...........................................   70
    SECTION 2.23.  Replacement of Lenders Under Certain Circumstances.............................   72
    SECTION 2.24.  Settlement.....................................................................   73

ARTICLE III          REPRESENTATIONS AND WARRANTIES...............................................   73
    SECTION 3.1.   Organization and Good Standing.................................................   74
    SECTION 3.2.   Power and Authority............................................................   74
    SECTION 3.3.   Validity and Legal Effect......................................................   74
    SECTION 3.4.   No Violation of Laws or Agreements.............................................   74
    SECTION 3.5.   Title to Assets; Existing Encumbrances.........................................   74
    SECTION 3.6.   Taxes and Assessments..........................................................   75
    SECTION 3.7.   Litigation and Legal Proceedings...............................................   75
    SECTION 3.8.   Bank Accounts..................................................................   75
    SECTION 3.9.   Accuracy of Financial Information..............................................   75
    SECTION 3.10.  Accuracy of Other Information..................................................   76
    SECTION 3.11.  Compliance with Laws Generally.................................................   76
    SECTION 3.12.  Employee Benefit Plans Compliance..............................................   76
    SECTION 3.13.  Environmental Compliance.......................................................   77
    SECTION 3.14.  Federal Regulations............................................................   78
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
    SECTION 3.15.   Fees and Commissions..........................................................   78
    SECTION 3.16.   Solvency......................................................................   78
    SECTION 3.17.   Investment Company Act........................................................   78
    SECTION 3.18.   Nature of Business............................................................   78
    SECTION 3.19.   Ranking of Loans..............................................................   78
    SECTION 3.20.   Intellectual Property.........................................................   79
    SECTION 3.21.   Security Interest in Collateral...............................................   79
    SECTION 3.22.   Insurance.....................................................................   79
    SECTION 3.23.   Representations and Warranties Contained in the Purchase Agreement
                    Documentation and the Bridge Loan Agreement Documentation.....................   79

ARTICLE IV           CONDITIONS TO BORROWING......................................................   79
    SECTION 4.1.   Conditions to Closing..........................................................   79
    SECTION 4.2.   Conditions to Canadian Revolving Loans, Acceptances and Acceptance
                      Equivalent Loans............................................................   82
    SECTION 4.3.   Conditions to Each Loan or Letter of Credit....................................   84

ARTICLE V            AFFIRMATIVE COVENANTS........................................................   85
    SECTION 5.1.   Financial Statements...........................................................   85
    SECTION 5.2.   Certificates; Other Information................................................   86
    SECTION 5.3.   Payment of Obligations.........................................................   88
    SECTION 5.4.   Conduct of Business; Maintenance of Existence and Licenses; Contractual
                      Obligations.................................................................   88
    SECTION 5.5.   Maintenance of Property........................................................   89
    SECTION 5.6.   Insurance......................................................................   89
    SECTION 5.7.   Inspection; Communication with Accountants.....................................   90
    SECTION 5.8.   Appraisals and Field Examinations..............................................   90
    SECTION 5.9.   Collateral Access Agreements...................................................   91
    SECTION 5.10.  Deposit Account Control Agreements.............................................   91
    SECTION 5.11.  Environmental Laws.............................................................   92
    SECTION 5.12.  Use of Proceeds................................................................   92
    SECTION 5.13.  Compliance with Laws, Etc. ....................................................   92
    SECTION 5.14.  Additional Collateral; Further Assurances......................................   92
    SECTION 5.15.  Notices........................................................................   93

ARTICLE VI           NEGATIVE COVENANTS...........................................................   94
    SECTION 6.1.   Financial Condition Covenants..................................................   94
    SECTION 6.2.   Limitation on Indebtedness.....................................................   95
    SECTION 6.3.   Limitation on Liens............................................................   96
    SECTION 6.4.   Limitation on Fundamental Changes..............................................   97
    SECTION 6.5.   Limitation on Sale of Assets...................................................   97
    SECTION 6.6.   Limitation on Dividends........................................................   97
    SECTION 6.7.   Limitation on Investments, Loans and Advances..................................   98
    SECTION 6.8.   Transactions with Affiliates...................................................   99
    SECTION 6.9.   Fiscal Year....................................................................  100
    SECTION 6.10.  Sale-Leaseback Transactions....................................................  100
    SECTION 6.11.  Unfunded Liabilities...........................................................  100
    SECTION 6.12.  Hedging Obligations............................................................  100
    SECTION 6.13.  Optional Payments of Certain Debt Instruments..................................  100
    SECTION 6.14.  Amendments to Purchase Agreement Documentation and Tender Offer
                       Documentation..............................................................  100

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
    SECTION 6.15.  Amendments to Certain Documentation............................................  100
    SECTION 6.16.  Negative Pledge Clauses........................................................  101
    SECTION 6.17.  Clauses Restricting Subsidiary Distributions...................................  101

ARTICLE VII          EVENTS OF DEFAULT............................................................  102

ARTICLE VIII         THE AGENTS...................................................................  104
    SECTION 8.1.   Appointment....................................................................  104
    SECTION 8.2.   Delegations of Duties..........................................................  105
    SECTION 8.3.   Exculpatory Provisions.........................................................  105
    SECTION 8.4.   Reliance by the Administrative Agents..........................................  105
    SECTION 8.5.   Notice of Default..............................................................  106
    SECTION 8.6.   Non-Reliance on the Agents and Other Lenders...................................  106
    SECTION 8.7.   Indemnification................................................................  106
    SECTION 8.8.   Each Agent in Its Individual Capacity..........................................  107
    SECTION 8.9.   Successor Administrative Agents................................................  107
    SECTION 8.10.  Alternate Currency Fronting Lenders, Alternate Currency Fronting
                    Agent, Swing Line Lender and Issuing Banks....................................  107
    SECTION 8.11.  Documentation Agent and Syndication Agent......................................  108
    SECTION 8.12.  Quebec.........................................................................  108

ARTICLE IX           MISCELLANEOUS................................................................  109
    SECTION 9.1.   Amendments and Waivers.........................................................  109
    SECTION 9.2.   Notices........................................................................  110
    SECTION 9.3.   No Waiver; Cumulative Remedies.................................................  112
    SECTION 9.4.   Survival of Representations and Warranties.....................................  112
    SECTION 9.5.   Payment of Expenses and Taxes..................................................  112
    SECTION 9.6.   Successors and Assigns; Participations; Purchasing Lenders.....................  113
    SECTION 9.7.   Adjustments; True-Up; Setoff...................................................  116
    SECTION 9.8.   Counterparts...................................................................  117
    SECTION 9.9.   Severability...................................................................  117
    SECTION 9.10.  Integration....................................................................  117
    SECTION 9.11.  GOVERNING LAW..................................................................  117
    SECTION 9.12.  WAIVER OF JURY TRIAL...........................................................  117
    SECTION 9.13.  Acknowledgements...............................................................  118
    SECTION 9.14.  Headings.......................................................................  118
    SECTION 9.15.  Copies of Certificates, Etc....................................................  118
    SECTION 9.16.  Confidentiality................................................................  118
    SECTION 9.17.  Patriot Act Notice.............................................................  118
    SECTION 9.18.  Conversion of Currencies.......................................................  119
    SECTION 9.19.  Submission To Jurisdiction; Waivers............................................  119
    SECTION 9.20.  Intercreditor Agreement........................................................  120

                                      iii
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Exhibits

      A-1    US Revolving Note
      A-2    Swing Line Note
      B      Assignment and Assumption
      C      No Default/Representation Certificate
      D-1    Form of New Lender Supplement
      D-2    Form of Commitment Increase Supplement
      E      Compliance Certificate
      F      Continuation Notice
      G-1    Revolving Loan Borrowing Notice
      G-2    Alternate Currency Loan Borrowing Notice
      G-3    Canadian Notice of Drawing
      H-1    Swing Line Borrowing Notice
      H-2    Swing Line Loan Participation Certificate
      I      US Security Agreement
      J      US Guarantee
      K      Borrowing Base Certificate
      L      Form of Legal Opinion of Hewitt & O'Neil LLP
      M      Form of Exemption Certificate
      N      Intercreditor Agreement
      O      Form of Discount Note

Schedules

      1.1    US Revolving Loan Commitments
      2.5    Existing Letters of Credit
      3.1    Jurisdictions of Organization or Qualification to Conduct Business
      3.5A   Liens Against Assets of Quiksilver and Each Subsidiary
      3.5B   Operating Names/Trade Names
      3.6    Taxes
      3.7    Litigation
      3.8    Bank Accounts
      3.12   Canadian Benefit Plans and Canadian Pension Plans(1)
      3.13   Environmental Liabilities
      3.22   Insurance
      4.2    Canadian Revolving Loan Commitment Allocations
      6.2    Existing Indebtedness
      6.7    Existing Investments

------------------
1   Not to be completed until the Canadian Trigger Date.

                      AMENDED AND RESTATED CREDIT AGREEMENT

      THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 3, 2005, among (1) QUIKSILVER, INC., a Delaware corporation ("Quiksilver"), (2) QUIKSILVER AMERICAS, INC., a California corporation (the "US Borrower"), (3) the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), (4) BANK OF AMERICA, N.A., as documentation agent (in such capacity, the "Documentation Agent"), (5) UNION BANK OF CALIFORNIA, N.A., as syndication agent (in such capacity, the "Syndication Agent"), (6) JPMorgan Chase Bank, N.A., as US administrative agent for the US Lenders hereunder (in such capacity, the "US Administrative Agent"), (7) JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as an alternate currency fronting lender, (8) J.P. MORGAN EUROPE LIMITED, as alternate currency fronting agent (in such capacity, the "Alternate Currency Fronting Agent") and (9) JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian administrative agent for the Canadian Lenders hereunder (in such capacity, the "Canadian Administrative Agent") and as an alternate currency fronting lender.

                                   WITNESSETH:

      WHEREAS, Quiksilver intends to directly or indirectly acquire (the "Transaction") 100% of the outstanding capital stock (the "Target Stock") of Skis Rossignol S.A. (the "Target");

      WHEREAS, prior to entering into the Purchase Agreement (referred to below), certain existing stockholders of the Target (such stockholders, the "Sellers") owned approximately 44.46% of the outstanding capital stock of the Target, consisting of (i) approximately 38.44% held by a holding company (the "Holding Company") controlled by the Sellers and (ii) approximately 6.02% of the Target held directly by the Sellers (the "Direct Interest");

      WHEREAS, upon the consummation of the Transaction, Quiksilver intends to
(i) have purchased, indirectly through the Holding Company, 75% of the Target Stock currently held by the Sellers, with total consideration of approximately $108,000,000, payable in a combination of 70% cash and 30% newly issued shares of common stock of Quiksilver and (ii) have consummated the Tender Offer and, if applicable, the Buy Out and Squeeze Out (each as defined below);

      WHEREAS, on the Original Closing Date (as hereinafter defined), Quiksilver entered into a Purchase Agreement (the "Purchase Agreement") pursuant to which Quiksilver agreed to effect the Transaction in two stages;

      WHEREAS, in the first stage of the Transaction (which occurred on the Original Closing Date), Quiksilver (i) indirectly became the managing general partner ("commandite") of the Holding Company, (ii) made a direct cash payment to the Sellers in an amount of approximately $8,800,000, (iii) deposited approximately $52,700,000 (the "Escrowed Amount"), which is currently held in escrow in an account held at Societe Generale (such account, the "Escrow Account") and (iv) purchased commandite shares from or of the Sellers in the amount of approximately (euro)50,000 (collectively, the "Initial Purchase");

      WHEREAS, in connection with the Initial Purchase, Quiksilver terminated the Prior Credit Agreement (as hereinafter defined) on the Original Closing Date (such termination, together with the Initial Purchase, the "Initial Transactions");

      WHEREAS, the second stage of the Transaction will involve, among other things, (i) the transfer of the Escrowed Amount to the Sellers, (ii) a direct cash payment by Quiksilver to the Sellers in the amount of approximately $14,600,000, (iii) a non-cash payment by Quiksilver to the Sellers in the form of newly issued shares of Quiksilver valued at approximately $31,900,000, (iv) the purchase of the remaining shares of Target Stock to be acquired by Quiksilver pursuant to a tender offer under French law (offre publique d'achat) (the "Tender Offer"), followed, if applicable, by a offre publique de retrait (the "Buy Out") and a retrait obligatoire (the "Squeeze Out") and (v) the refinancing of certain indebtedness of the Target;

      WHEREAS, to finance the Transaction, the US Borrower entered into that certain Credit Agreement, dated as of April 12, 2005 (the "Existing Credit Agreement"), among Quiksilver, Quiksilver Americas, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent;

      WHEREAS, Quiksilver and the US Borrower have requested that the Existing Credit Agreement be amended and restated as provided herein; and

      WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement and which remain outstanding or evidence repayment of any of such obligations and liabilities and that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations of the US Borrower outstanding thereunder;

      NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree that on the Effective Date (as defined below) the Existing Credit Agreement shall be, and hereby is, amended and restated in its entirety as follows:

                              ARTICLE I  DEFINITIONS

            SECTION 1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

      "ABR" and "Alternate Base Rate": the higher of (i) the rate of interest publicly announced by the US Administrative Agent as its prime rate in effect at its principal office in New York City (the "Prime Rate") and (ii) the Federal Funds Effective Rate from time to time plus 0.5%.

      "ABR Loans": the loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate (including, without limitation, any US Protective Advance or US Overadvance).

      "Acceptance": a Draft drawn by the Canadian Borrower on a Canadian Lender conforming to the requirements of Section 2.4 and accepted by such Canadian Lender in accordance with Section 2.4(c). As the context shall require, "Acceptance" shall also have the meaning ascribed to it in Section 2.4(j).

      "Acceptance Equivalent Loan": an advance made under this Agreement by a Canadian Lender evidenced by a Discount Note.

      "Acceptance Exposure": at any time, the US Dollar Equivalent of the aggregate face amount of the outstanding Acceptances and Acceptance Equivalent Loans at such time. The Acceptance Exposure of any Canadian Lender at any time shall be its Canadian Revolving Loan Commitment Percentage of the aggregate Acceptance Exposure at such time.

      "Acceptance Fee": has the meaning assigned to such term in Section 2.4(m).

                                       2
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      "Acceptance Obligation": in respect of each Acceptance, the obligation of the Canadian Borrower to pay to the Canadian Lender that accepted such Acceptance the face amount thereof as required by Section 2.4(e).

      "Account Debtor": any Person obligated on an Account.

      "Accountants": Deloitte & Touche, LLP, or such other firm of independent certified public accountants of recognized national standing as shall be selected by the US Borrower and satisfactory to the Administrative Agents and the Majority Lenders.

      "Accounts": as defined in Article 9 of the UCC or as defined in the PPSA, as applicable.

      "Additional Domestic Guarantors": Fidra, Inc., Hawk Designs, Inc. and Mervin Manufacturing, Inc.

      "Adjusted LIBO Rate": the LIBO Rate as adjusted for statutory reserve requirements for eurocurrency liabilities.

      "Adjustment Date": as defined in the Pricing Grid.

      "Administrative Agents": the collective reference to the US Administrative Agent and the Canadian Administrative Agent.

      "Administrative Questionnaire": an Administrative Questionnaire in a form supplied by the US Administrative Agent.

      "Affected Alternate Currency": as defined in Section 2.12.

      "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote securities having 5% or more of the ordinary voting power for the election of directors (or the equivalent) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

      "Agents": the collective reference to the Administrative Agents, the Syndication Agent and the Documentation Agent.

      "Aggregate Canadian Borrower Credit Exposure": at any time, the aggregate amount of the Canadian Borrower Credit Exposure of the Lenders outstanding at such time.

      "Aggregate Canadian Credit Exposure": at any time, the aggregate amount of the Canadian Credit Exposure of the Lenders outstanding at such time.

      "Aggregate Canadian Revolving Loan Commitment": the aggregate amount of the Canadian Revolving Loan Commitments notified in accordance with Section 4.2(a), or in the Assignment and Assumption pursuant to which a Lender becomes a party hereto, as the same may be adjusted from time to time pursuant to the provisions hereof. The aggregate amounts of the Canadian Revolving Loan Commitments as of the Effective Date is US$0.

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

      "Aggregate Credit Exposure": at any time, the sum of the Aggregate US Credit Exposure and the Aggregate Canadian Credit Exposure.

      "Aggregate US Borrower Credit Exposure": at any time, the aggregate amount of the US Borrower Credit Exposure of the Lenders outstanding at such time.

      "Aggregate US Credit Exposure": at any time, the aggregate amount of the US Credit Exposure of the Lenders outstanding at such time.

      "Aggregate US Revolving Loan Commitment": the sum of the US Revolving Loan Commitments set forth on Schedule 1.1 hereto, or in the Assignment and Assumption pursuant to which a Lender becomes a party hereto, as the same may be adjusted from time to time pursuant to the provisions hereof (including, without limitation, Section 4.2(a)). The aggregate amount of the US Revolving Loan Commitments as of the Effective Date is US$250,000,000.

      "Agreement": this Credit Agreement, as amended, waived, supplemented or otherwise modified from time to time.

      "Agreement Currency": as defined in Section 9.18.

      "Alternate Currency": any Approved Currency other than US Dollars.

      "Alternate Currency Equivalent": with respect to any Alternate Currency, on any date of determination thereof, the amount of such Alternate Currency which could be purchased with the amount of US Dollars involved in such computation at the spot rate at which such Alternate Currency may be exchanged into US Dollars as set forth on such date on (i) the applicable Reuters pages, or (ii), if such rate is not set forth on such Reuters pages, on the applicable Telerate Service pages, or (iii) if such rate does not appear on such Reuters or Telerate Service pages, at the spot exchange rate therefor as determined by the US Administrative Agent, in each case as of 11:00 a.m. (London or Toronto time, as applicable, or such other local time as the US Administrative Agent shall deem appropriate) on such date of determination thereof.

      "Alternate Currency Fronting Agent": as defined in the preamble to this Agreement.

      "Alternate Currency Fronting Lender": (a) with respect to Alternate Currency Loans denominated in any Alternate Currency other than Canadian Dollars, JPMorgan Chase Bank, N.A., London Branch and (b) with respect to Alternate Currency Loans denominated in Canadian Dollars, JPMorgan Chase Bank, N.A., Toronto Branch.

      "Alternate Currency Letter of Credit": any Letter of Credit denominated in an Alternate Currency.

      "Alternate Currency Loan": as defined in Section 2.3(a).

      "Alternate Currency Loan Borrowing Notice": a notice from the US Borrower to the US Administrative Agent and the applicable Alternate Currency Fronting Lender requesting a borrowing of Alternate Currency Loans, substantially in the form of Exhibit G-2 hereto.

      "Alternate Currency Loan Participants": with respect to each Alternate Currency Loan, the collective reference to all of the US Lenders.

      "Alternate Currency Sublimit": US$35,000,000.

      "Amendment": as defined in Section 9.1.

      "AMF": Autorites des marches financiers.

      "Applicable Creditor": as defined in Section 9.18.

      "Applicable Lending Office": for any Lender, its offices for Alternate Currency Loans, Acceptances, Acceptance Equivalent Loans, LIBOR Loans, ABR Loans, Canadian ABR Loans, Canadian Prime Rate Loans and participations in Letters of Credit as notified to each Administrative Agent and Quiksilver or as otherwise specified in the Assignment and Assumption, New Lender Supplement or such other document pursuant to which it became a party hereto, any of which offices may, upon 10 days' prior written notice to each Administrative Agent and Quiksilver, be changed by such Lender. In connection with any Canadian Revolving Loan made to the US Borrower, the "Applicable Lending Office" of each Canadian Lender shall be its Counterpart Lender.

      "Applicable Margin": (a) with respect to ABR Loans, Canadian ABR Loans and Canadian Prime Rate Loans, 0% per annum and (b) with respect to LIBOR Loans and the Acceptance Fee, 1.375% per annum; provided, that on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of Quiksilver after the Original Closing Date, the Applicable Margin with respect to Loans and the Acceptance Fee will be determined pursuant to the Pricing Grid.

      "Approved Currencies": US Dollars, Canadian Dollars, Euros, Japanese Yen, Australian Dollars and Pounds Sterling (each, an "Approved Currency"), and such other currencies as shall be requested by the US Borrower to be an Approved Currency hereunder subject to the approval of the US Administrative Agent and the applicable Alternate Currency Fronting Lender, in their sole and absolute discretion, in each case constituting freely transferable lawful money of the country of issuance and in the case of each such currency (other than US Dollars) is readily transferable and convertible into US Dollars in the London interbank market.

      "Approved Fund": any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      "Asset Disposition": the sale, sale and leaseback, transfer, conveyance, exchange, long-term lease accorded sales treatment under GAAP or similar disposition (including by means of a merger, consideration, amalgamation, joint venture or other substantive combination) of any of the Properties, business or assets of Quiksilver or any of its Subsidiaries to any Person or Persons other than to Quiksilver or any of its Subsidiaries; provided that Asset Dispositions shall not include (i) the sale of Inventory in the ordinary course of business and (ii) the sale or other such disposition of other assets not exceeding US$5,000,000 in the aggregate during any calendar year.

      "Assignment and Assumption": as assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.6), and accepted by the US Administrative Agent, in the form of Exhibit B or any other form approved by the US Administrative Agent.

      "Australian Dollars": freely transferable lawful money of Australia.

      "Availability": at any time, the difference between (a) the lesser of (x) the sum of the Aggregate US Revolving Loan Commitment and the Aggregate Canadian Revolving Loan Commitment and (y) the sum of the US Borrowing Base and the Canadian Borrowing Base minus (b) the Aggregate Credit Exposure, in each case at such time.

      "Availability Event": the occurrence of any date if, on such date, average daily Availability for the preceding 30-day period was less than (x) if the Guarantee Date has not yet occurred, US$17,000,000, or (y) on and after the Guarantee Date, US$25,000,000; provided that such Availability Event shall be deemed to be continuing until average daily Availability for any 90-day period thereafter (calculated as of any date during such period to reflect average Availability for the preceding 30 days) was no less than (x) if the Guarantee Date has not yet occurred, US$20,000,000, or (y) on and after the Guarantee Date, US$30,000,000.

      "Availability Period": the period from and including the Effective Date to but excluding the Revolving Loan Commitment Expiration Date.

      "Available Canadian Revolving Loan Commitments": at any time, the Aggregate Canadian Revolving Loan Commitment minus the Aggregate Canadian Credit Exposure.

      "Available US Revolving Loan Commitments": at any time, the Aggregate US Revolving Loan Commitment minus the Aggregate US Credit Exposure.

      "Banking Services": each and any of the following bank services provided to any Loan Party by JPMorgan Chase Bank, N.A., JPMorgan Chase Bank, N.A., Toronto Branch, any other Lender or any of their Affiliates: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

      "Banking Services Obligations": any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

      "Borrowers": the US Borrower and the Canadian Borrower.

      "Borrowing Base": the collective reference to the Canadian Borrowing Base and the US Borrowing Base.

      "Borrowing Base Certificate": a certificate, signed by a Responsible Officer of the applicable Borrower, in the form of Exhibit K or another form which is acceptable to the Administrative Agents in their sole discretion.

      "Borrowing Date": (i) in respect of Revolving Loans, any US Business Day or Canadian Business Day, as applicable, on which the Lenders shall make Revolving Loans to the applicable Borrower pursuant to a Revolving Loan Borrowing Notice, (ii) in respect of Letters of Credit, any Business Day on which the Issuing Bank issues a Letter of Credit to the US Borrower pursuant to a Letter of Credit Request and (iii) in respect of Alternate Currency Loans, any Eurodollar Business Day on which the applicable Alternate Currency Fronting Lender shall make Alternate Currency Loans to the US Borrower pursuant to an Alternate Currency Loan Borrowing Notice.

      "Bridge Loan Agreement": the Credit Agreement, dated as of the Original Closing Date, among Quiksilver, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

      "Bridge Loan Agreement Documentation": the collective reference to the Bridge Loan Agreement, the guarantee entered into in connection therewith by the relevant Loan Parties, the exchange notes issued in connection therewith, any indenture governing such exchange notes and all documentation entered into in connection therewith, as such Bridge Loan Agreement Documentation may be amended, supplemented or otherwise modified from time to time in accordance with
Section 6.15.

      "Buy Out": as defined in the recitals to this Agreement.

      "Calculation Date": with respect to each Alternate Currency, the fifteenth and last day of each calendar month (or, if such day is not a US Business Day, the next succeeding US Business Day) and such other days from time to time as the US Administrative Agent shall designate as a "Calculation Date", provided that each of the following shall also be a "Calculation Date": (i) the second US Business Day preceding each Borrowing Date with respect to, and each date of any continuation of, any Alternate Currency Loan or C$ Canadian Revolving Loan, (ii) the US Business Day preceding each date on which (w) a fronting fee is payable pursuant to Section 2.3(e), (x) a participation fee is payable pursuant to
Section 2.3(f), (y) a risk participation is funded pursuant to Section 2.3(h) or
(z) interest is payable pursuant to Section 2.10(b), (iii) the US Business Day preceding each date on which a participation in an Alternate Currency Letter of Credit is calculated pursuant to Section 2.5(d) or a reimbursement obligation with respect to an Alternate Currency Letter of Credit is calculated pursuant to
Section 2.5(e), (iv) the US Business Day preceding the Fee Payment Date on which any fee payable pursuant to Section 2.5(f)(i) is payable in respect of an Alternate Currency Letter of Credit, (v) the date of issuance or amendment of a Letter of Credit in an Alternate Currency and (vi) the date of issuance of an Acceptance.

      "Canada": Canada (including the Provinces and Territories thereof).

      "Canadian ABR": for any day, a rate per annum equal to the higher of (a) the rate of interest per annum publicly announced from time to time by the Canadian Administrative Agent as its reference rate of interest then in effect for determining interest rates on commercial loans denominated in US Dollars made by it in Canada and (b) the Federal Funds Effective Rate in effect on such day plus 0.5%.

      "Canadian ABR Loans": Loans the rate of interest applicable to which is based upon the Canadian ABR.

      "Canadian Administrative Agent": JPMorgan Chase Bank, N.A., Toronto Branch, a Canadian chartered bank, in its capacity as administrative agent for the Canadian Lenders hereunder, together with its successors and assigns.

      "Canadian Availability": at any time, the lesser of (a) the difference between the Aggregate Canadian Revolving Loan Commitment minus the Aggregate Canadian Credit Exposure and (b) the difference between the Canadian Borrowing Base minus the Aggregate Canadian Borrower Credit Exposure, in each case at such time.

      "Canadian Benefit Plans": any plan, fund, program, or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which a Canadian Loan Party has any liability with respect to any employee or former employee, but excluding any Canadian Pension Plans.

      "Canadian Borrower": the wholly-owned Canadian Subsidiary which becomes a Borrower hereunder in accordance with Section 4.2.

      "Canadian Borrower Credit Exposure": with respect to any Canadian Lender at any time, the US Dollar Equivalent of the sum of (i) the aggregate face amount of outstanding Acceptance Exposure and Canadian Revolving Loans made to the Canadian Borrower at such time and (ii) such Lender's Canadian Revolving Loan Commitment Percentage of the aggregate principal amount of the Canadian Protective Advances and Canadian Overadvances then outstanding.

      "Canadian Borrowing Base": at any time, the sum of:

            (a) 85% of Eligible Accounts of the Canadian Loan Parties at such time, plus

            (b) the lesser of (i) 75% of Eligible Inventory of the Canadian Quiksilver Loan Parties, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time and (ii) 85% of the Net Orderly Liquidation Value of Eligible Inventory of the Canadian Quiksilver Loan Parties at such time, plus

            (c) the lesser of (i) 70% of Eligible Inventory of the Canadian Target Loan Parties, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time and (ii) 85% of the Net Orderly Liquidation Value of Eligible Inventory of the Canadian Target Loan Parties at such time, plus

            (d) the lesser of (i) 85% of the Net Orderly Liquidation Value of Inventory of the Canadian Quiksilver Loan Parties at such time to the extent such Inventory would be included in the calculation of "Canadian Quiksilver L/C Amount" and (ii) 75% of the Canadian Quiksilver L/C Amount at such time (with the Inventory subject to the "Canadian Quiksilver L/C Amount" definition being valued at the lower of cost or market value, determined on a first-in-first-out basis), plus

            (e) the lesser of (i) 85% of the Net Orderly Liquidation Value of Inventory of the Canadian Target Loan Parties at such time to the extent such Inventory would be included in the calculation of "Canadian Target L/C Amount" and (ii) 70% of the Canadian Target L/C Amount at such time (with the Inventory subject to the "Canadian Target L/C Amount" definition being valued at the lower of cost or market value, determined on a first-in-first-out basis), minus

            (f) Reserves at such time.

Notwithstanding the foregoing, during the Target Seasonal Period of each year,
(1) the 70% advance rate for Eligible Inventory contained in clause (c)(i) above shall be increased to 80% and (2) the 70% advance rate for the Target L/C Amount contained in clause (e)(ii) above shall be increased to 80%. The maximum amount of the combined US Borrowing Base and Canadian Borrowing Base calculation based on Inventory shall be equal to (x) if the Guarantee Date has not yet occurred, US$125,000,000 or, (y) after the Guarantee Date, US$175,000,000; provided, further, that such amounts shall be subject to increase by the Canadian Administrative Agent in its Permitted Discretion in connection with any new Canadian Revolving Loan Commitments established in accordance with Section 2.1(c)(i).

      "Canadian Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in the Provinces of Ontario or Alberta or in New York City are authorized or required to close by law and which, in the case of a LIBOR Loan, is a Eurodollar Business Day.

      "Canadian Credit Exposure": with respect to any Canadian Lender at any time, the US Dollar Equivalent of the sum of (i) the aggregate face amount of outstanding Acceptance Exposure and Canadian Revolving Loans made to the Canadian Borrower at such time, (ii) the aggregate principal amount of outstanding Canadian Revolving Loans made to the US Borrower at such time and
(iii) such Lender's Canadian Revolving Loan Commitment Percentage of the aggregate principal amount of the Canadian Protective Advances and Canadian Overadvances then outstanding.

      "Canadian Dollars" and the symbol "C$": freely transferable lawful money of Canada.

      "C$ Canadian Revolving Loans": as defined in Section 2.1(b).

      "Canadian Funding Account": as defined in Section 2.21.

      "Canadian Guarantee": a Guarantee, to be made by Quiksilver, each of the Canadian Loan Parties and each Subsidiary that owns Capital Stock of the Canadian Loan Parties in favor of the Canadian Administrative Agent, for the benefit of the Canadian Lenders, in form and substance reasonably satisfactory to the Canadian Administrative Agent.

      "Canadian Guarantors": each Canadian Subsidiary which is party to the Canadian Guarantee and each Subsidiary that owns Capital Stock of any Canadian Loan Party.

      "Canadian Lender": any Lender that has a Canadian Revolving Loan Commitment or any Canadian Credit Exposure. Each Canadian Lender shall make available Canadian Revolving Loans to the US Borrower through its Counterpart Lender.

      "Canadian Loan Parties": the collective reference to the Canadian Borrower and each other Canadian Subsidiary from time to time party to the Canadian Guarantee and the Canadian Security Agreement.

      "Canadian Notice of Drawing": a notice of borrowing substantially in the form of Exhibit G-3.

      "Canadian Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Canadian Revolving Loans, the Canadian Protective Advances, the Canadian Overadvances, the Acceptance Equivalent Loans and the Acceptances, and interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Canadian Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether or not at a default rate) the Canadian Revolving Loans, the Canadian Protective Advances, the Canadian Overadvances, the Acceptance Equivalent Loans and the Acceptances and all other obligations and liabilities of the Canadian Borrower to each Agent and the Canadian Lenders (including, without limitation, obligations of any Canadian Loan Party in respect of Specified Hedging Agreements and Banking Services Obligations owed to a Canadian Lender or any of its Affiliates), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, any other Loan Document and any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all reasonable fees and disbursements of counsel, and the allocated reasonable cost of internal counsel, to each Agent or the Canadian Lenders that are required to be paid by the Canadian Borrower pursuant to the terms of this Agreement) or otherwise.

      "Canadian Overadvance": as defined in Section 2.22(d).

      "Canadian Pension Plans": each pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to by a Canadian Loan Party for its employees or former employees, but does not include the Canada Pension Plan and the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.

      "Canadian Prime Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the higher of (i) the rate per annum publicly announced from time to time by JPMorgan Chase Bank, N.A., Toronto Branch as its prime rate in effect at its principal office in Toronto and (ii) the one-month CDOR Rate plus 1.00% per annum.

      "Canadian Prime Rate Loans": Loans the rate of interest applicable to which is based upon the Canadian Prime Rate (including, without limitation, each Canadian Overadvance and Canadian Protective Advance). Each change in the Canadian Prime Rate shall be effective on the date after such change is publicly announced.

      "Canadian Protective Advance": as defined in Section 2.22(b).

      "Canadian Quiksilver L/C Amount": the sum of (a) the aggregate undrawn face amount of Trade Letters of Credit issued to finance the purchase of Inventory (excluding any Eligible Inventory) of the Canadian Quiksilver Loan Parties and (b) the aggregate value of Inventory (valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time) of the Canadian Quiksilver Loan Parties financed with Trade Letters of Credit which have been fully drawn and the Reimbursement Obligations in respect of which have been fully paid so long as, in the case of clause (a) and (b), (i) such Inventory shall be in transit to customers in Canada or properties owned or leased by the Canadian Quiksilver Loan Parties in Canada, (ii) such Inventory is not Eligible Inventory and, upon arrival in Canada, will be subject to a first priority security interest in favor of the Canadian Administrative Agent to secure the Canadian Obligations and shall otherwise be included in the calculation of Eligible Inventory, and (iii) to the extent requested by the Canadian Administrative Agent or its agent or bailee shall be named as the consignee of the applicable bill of lading or other document of title.

      "Canadian Quiksilver Loan Parties": all Canadian Loan Parties other than the Canadian Target Loan Parties, if any.

      "Canadian Revolving Loan Commitment": with respect to each Canadian Lender, the commitment, if any, of such Canadian Lender to make Canadian Revolving Loans and Acceptance Equivalent Loans and to accept Acceptances hereunder and to participate in the Canadian Overadvances and the Canadian Protective Advances, representing the maximum aggregate amount of such Lender's Canadian Exposure hereunder, as such commitment may be increased or reduced from time to time pursuant to the terms hereof. The Canadian Revolving Loan Commitments shall be denominated in US Dollars.

      "Canadian Revolving Loan Commitment Percentage": (a) with respect to each Canadian Lender on or before the Revolving Loan Commitment Expiration Date, the percentage equivalent of the ratio which such Lender's Canadian Revolving Loan Commitment bears to the Aggregate Canadian Revolving Loan Commitment, as such Lender's Canadian Revolving Loan Commitment and the Aggregate Canadian Revolving Loan Commitment may be adjusted from time to time pursuant to the terms hereof and (b) with respect to each Canadian Lender after the Revolving Loan Commitment Expiration Date, the percentage equivalent of the ratio which such Lender's Canadian Credit Exposure bears to the Aggregate Canadian Credit Exposure.

      "Canadian Revolving Loans": as defined in Section 2.1(b).

      "Canadian Revolving Note": a promissory note, in form and substance reasonably satisfactory to the Canadian Administrative Agent.

      "Canadian Security Agreement": a Canadian security agreement, to be made by Quiksilver, each Canadian Loan Party and each Subsidiary that owns Capital Stock of the Canadian Borrower in favor of the Canadian Administrative Agent, for the benefit of the Canadian Lenders, in form and substance reasonably satisfactory to the Canadian Administrative Agent, securing the Canadian Obligations.

      "Canadian Subsidiary": each Subsidiary that is incorporated or otherwise organized under the laws of Canada or any political subdivision thereof.

      "Canadian Target L/C Amount": the sum of (a) the aggregate undrawn face amount of Trade Letters of Credit issued to finance the purchase of Inventory (excluding any Eligible Inventory) of the Canadian Target Loan Parties and (b) the aggregate value of Inventory (valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time) of the Canadian Target Loan Parties financed with Trade Letters of Credit which have been fully drawn and the Reimbursement Obligations in respect of which have been fully paid so long as, in the case of clause (a) and (b), (i) such Inventory shall be in transit to customers in Canada or properties owned or leased by the Canadian Target Loan Parties in Canada, (ii) such Inventory is not Eligible Inventory and, upon arrival in Canada, will be subject to a first priority security interest in favor of the Canadian Administrative Agent to secure the Canadian Obligations and shall otherwise be included in the calculation of Eligible Inventory, and (iii) to the extent requested by the Canadian Administrative Agent or its agent or bailee shall be named as the consignee of the applicable bill of lading or other document of title.

      "Canadian Target Loan Parties": each Loan Party that is, or was at any time, a Canadian Subsidiary of the Target or any successor thereto.

      "Canadian Trigger Date": the date on which the conditions precedent set forth in Section 4.2 are satisfied.

      "Capital Expenditures": for any period, collectively, for any Person, the aggregate of all expenditures which are made during such period (whether paid in cash or accrued as liabilities), and all contractual commitments for such expenditures which are entered into during such period (provided that if any such commitment is included in one fiscal year, the actual payment in a later fiscal year shall not be included in such later fiscal year), by such Person, for property, plant or equipment and which would be reflected as additions to property, plant or equipment on a balance sheet of such Person prepared in accordance with GAAP (including all Capitalized Lease Obligations).

      "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), any and all warrants, options or rights to purchase, or any other securities convertible into, any of the foregoing.

      "Capitalized Lease Obligations": obligations for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

      "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or Canadian government or issued by any agency thereof and backed by the full faith and credit of the United States or Canada, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or Canada or any state thereof having combined capital and surplus of not less than US$500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if all of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States or Canadian government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or province or territory of Canada, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition;
(g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or
(h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least US$5,000,000,000.

      "CDOR Rate": on any day, the annual rate of interest which is the rate determined as being the arithmetic average of the rates applicable to Canadian Dollar bankers' acceptances for the applicable period displayed and identified as such on the "Reuters' Screen CDOR Page" at approximately 10:00 a.m. on such day for Schedule I chartered banks, or if such day is not a Canadian Business Day then on the immediately preceding Canadian Business Day (as adjusted by a Canadian bank after 10:00 a.m. to reflect any error in a posted rate of interest or in the posted average annual rate of interest).

      "Change in Control": (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of Rule 13d-3 of the Exchange Act as in effect on the date hereof) of Capital Stock representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Quiksilver; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Quiksilver by Persons who were neither (i) nominated by the board of directors of Quiksilver nor (ii) appointed by directors so nominated; (c) the failure by Quiksilver to own, directly or indirectly, beneficially or of record, 100% of the Capital Stock of either Borrower or (d) a "Change in Control" (or any such similar term) under and as defined in the Bridge Loan Agreement Documentation or the Senior Note Indenture.

      "Code": the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral": all property of the Loan Parties (other than (a) Intellectual Property Rights and (b) monies on deposit in, or released from, the Escrow Account to the extent such monies were initially deposited therein by Quiksilver or any of its Subsidiaries), now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

      "Collateral Access Agreement": any landlord waiver or other agreement, in form and substance reasonably satisfactory to the relevant Administrative Agent, between such Administrative Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any

Collateral or any landlord of any Loan Party for any real Property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

      "Commitment Fee Rate": 0.30% per annum; provided, that on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of the US Borrower after the Original Closing Date, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.

      "Commitment Letter": the Commitment Letter, dated as of March 20, 2005, among Quiksilver, the US Borrower, JPMorgan and the US Administrative Agent, as amended from time to time.

      "Commonly Controlled Entity": as to any Person, an entity, whether or not incorporated, which is under common control with such Person within the meaning of Section 4001 of ERISA or is part of a group which includes such Person and which is treated as a single employer under Section 414 of the Code.

      "Compliance Certificate": a certificate of the Chief Financial Officer of Quiksilver substantially in the form of Exhibit E hereto.

      "Consideration": with respect to any Permitted Acquisition, the aggregate consideration, in whatever form (including cash payments, the principal amount of promissory notes and Indebtedness assumed, and the fair market value of other property delivered) paid, delivered or assumed by Quiksilver or any Subsidiary for such Permitted Acquisition and the expenses associated therewith, including all brokerage commissions, legal fees and similar expenses.

      "Consolidated Rentals": with reference to any period, the Rentals of Quiksilver and its Subsidiaries calculated on a consolidated basis for such period.

      "Consolidated Tangible Assets": of any Person as of any date, the total amount of assets of such Person and its Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less (i) Intangible Assets and
(ii) appropriate adjustments on account of minority interests of other Persons holding equity investments in such Person's Subsidiaries.

      "Continuation Notice": a request for continuation or conversion of a Loan as set forth in Section 2.8, substantially in the form of Exhibit F hereto.

      "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "Control": the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

      "Copyrights": with respect to any Person, all of such Person's right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing;
(d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

      "Counterpart Lender": as to any Canadian Lender, the US Affiliate or US branch office through which it intends to fund Canadian Revolving Loans to the US Borrower, as set forth opposite such Canadian Lender's name in the signature pages to the Joinder Agreement or New Lender Supplement pursuant to which it became a party to this Agreement.

      "Currency": any Approved Currency.

      "Customer List": a list of the Loan Parties' customers in a form reasonably acceptable to the US Administrative Agent.

      "Debt Offering": the issuance or sale of any debt securities by Quiksilver or any of its Subsidiaries.

      "Default": any of the events specified in Article 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

      "Deposit Account Control Agreement": an agreement, in form and substance reasonably satisfactory to the relevant Administrative Agent, among any Loan Party, a banking institution holding such Loan Party's funds, and the US Administrative Agent or the Canadian Administrative Agent, as the case may be, with respect to collection and control of all deposits and balances held in a deposit account maintained by any Loan Party with such banking institution.

      "Direct Interest": as defined in the recitals to this Agreement.

      "Discount Note": a non- interest bearing, non-negotiable promissory note of the Canadian Borrower denominated in Canadian Dollars, issued by the Canadian Borrower to a Canadian Lender, substantially in the form of Exhibit O.

      "Discount Rate": with respect to an issue of Acceptances with the same maturity date, (a) for a Canadian Lender which is a Schedule I Lender, (i) the average CDOR Rate for the applicable term and (b) for a Canadian Lender which is not a Schedule I Lender, the rate determined by the Canadian Administrative Agent based on the arithmetic average (rounded upwards to the nearest multiple of 0.01%) of the actual discount rates, calculated on the basis of a year of 365 days, for Acceptances for such term accepted by the Schedule II or III Reference Banks established in accordance with their normal practices at or about 10:00 A.M. (Toronto time) on the date of issuance of such Acceptances, but not to exceed the actual rate of discount applicable to Acceptances established pursuant to clause (a) for the same Acceptances issue plus 0.10% per annum.

      "Documentation Agent": as defined in the preamble to this Agreement.

      "Documents": as defined in Article 9 of the UCC or "document of title," as defined in the PPSA, as applicable.

      "Domestic Subsidiary": each Subsidiary organized under the laws of the United States or any state thereof.

      "Draft": a depository bill issued in accordance with the Depository Bills and Notes Act (Canada) or a bill of exchange in the form used from time to time by each Canadian Lender, respectively, in connection with the creation of bankers' acceptances in accordance with the provisions of Section 2.4 and payable in Canadian Dollars.

      "EBITDA": for Quiksilver and its Subsidiaries on a consolidated basis, for the calendar quarter most recently ended for which financial statements have been delivered and the immediately preceding three quarters, Net Income after eliminating extraordinary gains and losses, plus (a) provisions for income taxes, (b) depreciation and amortization and (c) Interest Expense. For the purposes of calculating EBITDA for any period of twelve months (each, a "Reference Period"), (i) if at any time during such Reference Period Quiksilver or any Subsidiary shall have made any Material Disposition, the EBITDA for such Reference Period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period Quiksilver or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, "Material Acquisition" means the Transaction and any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by Quiksilver and its Subsidiaries in excess of US$10,000,000; and "Material Disposition" means any disposition of property or series of related dispositions of property that yields gross proceeds to Quiksilver or any of its Subsidiaries in excess of US$10,000,000.

      "Effective Date": the date on which the conditions precedent set forth in
Section 4.1 shall have been satisfied, which date is June 3, 2005.

      "Eligible Accounts": at any time, the Accounts of the Loan Parties which the US Administrative Agent or the Canadian Administrative Agent, as applicable, determines in its Permitted Discretion are eligible as the basis for extensions of credit hereunder. Without limiting either Administrative Agent's discretion provided herein, Eligible Accounts shall not include any Account:

            (a) which is not subject to a first priority perfected security interest in favor of the US Administrative Agent or the Canadian Administrative Agent, as applicable;

            (b) which is subject to any Lien other than (i) a Lien in favor of the US Administrative Agent or the Canadian Administrative Agent, as applicable, and (ii) a Permitted Lien which does not have priority over the Lien in favor of the US Administrative Agent or the Canadian Administrative Agent, as applicable;

            (c) with respect to which more than 90 days have elapsed since the date of the original invoice therefor or which is more than 60 days past the due date for payment; provided, that this clause (c) shall not, in and of itself, render ineligible (i) Accounts in an aggregate amount not in excess of US$75,000,000 with respect to which more than 90 days but less than 120 days have elapsed since the date of the original invoice so long as no more than 60 days have elapsed since the due date for payment and
      (ii) Accounts in an aggregate amount not in excess of US$10,000,000 with respect to which more than 90 days but less than 210 days have elapsed since the date of the original invoice so long as no more than 30 days have elapsed since the due date for payment;

            (d) which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible hereunder;

            (e) which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to any Loan Party exceeds 15% of the aggregate Eligible Accounts;

      (f) with respect to which any covenant, representation, or warranty contained in this Agreement or any of the other Loan Documents has been breached or is not true;

      (g) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation reasonably satisfactory to the relevant Administrative Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon such Loan Party's completion of any further performance, or (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis;

      (h) for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Loan Party;

      (i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

      (j) which, unless such Account is covered by credit insurance reasonably satisfactory to the relevant Administrative Agent, is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, interim receiver, receiver and manager, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws, (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

      (k) which is owed by any Account Debtor which has sold all or substantially all of its assets;

      (l) which is owed by an Account Debtor which (i) does not maintain its chief executive office or principal residence in the United States or Canada,
(ii) is not organized under applicable law of the United States or Canada unless, in either case, (x) such Account is backed by a letter of credit acceptable to the relevant Administrative Agent which is in the possession of such Administrative Agent, (y) (A) the Account Debtor on such Account has investment grade debt ratings from each of Moody's Investor Service Inc. and Standard & Poor's Ratings Group and (B) the US Dollar Equivalent of the sum of
(1) the aggregate amount of such Accounts which qualify as Eligible Accounts plus (2) the aggregate amount of Accounts of the type described in clause (m) below which qualify as Eligible Accounts, exceeds US$15,000,000 at any one time or (z) such Account is deemed satisfactory by such Administrative Agent in its Permitted Discretion;

      (m) which is owed in any currency other than US Dollars or, in the case of Eligible Accounts owed by Account Debtors which maintain their chief executive office or principal residence in Canada, Canadian Dollars, to the extent that the US Dollar Equivalent of the sum of (A) the aggregate amount of such Accounts plus (B) the aggregate amount of Accounts of the type described in clause (l)(y) above which qualify as Eligible Accounts, exceeds US$15,000,000 at any one time;

            (n) which is owed by the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the United States unless such Account is backed by a letter of credit acceptable to the relevant Administrative Agent which is in the possession of such Administrative Agent;

            (o) which (i) is owed by the government of the United States, or any department, agency, public corporation, or instrumentality thereof and
      (ii) after a request by the relevant Administrative Agent to so comply, does not comply with the Federal Assignment of Claims Act of 1940, as amended (31 USC. Section 3727 et seq. and 41 USC. Section 15 et seq.), and any other steps necessary to perfect the Lien of such Administrative Agent in such Account to such Administrative Agent's reasonable satisfaction;

            (p) which is owed by any Affiliate, employee, or director of any Loan Party;

            (q) which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness;

            (r) which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;

            (s) which is evidenced by any promissory note, chattel paper, or instrument;

            (t) which is owed by an Account Debtor located in any jurisdiction which requires filing of a "Notice of Business Activities Report" or other similar report in order to permit such Loan Party to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Loan Party has filed such report or qualified to do business in such jurisdiction; or

            (u) with respect to which such Loan Party has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business.

      "Eligible Inventory": at any time, the Inventory of the Loan Parties which the US Administrative Agent or the Canadian Administrative Agent, as the case may be, determines in its Permitted Discretion is eligible as the basis for extensions of credit hereunder. Without limiting either Administrative Agent's discretion provided herein, Eligible Inventory shall not include any Inventory:

            (a) which is not subject to a first priority perfected Lien in favor of the US Administrative Agent or the Canadian Administrative Agent, as applicable;

            (b) which is subject to any Lien other than (i) a Lien in favor of the US Administrative Agent or the Canadian Administrative Agent, as applicable, and (ii) a Permitted Lien which does not have priority over the Lien in favor of the US Administrative Agent or the Canadian Administrative Agent, as applicable;

            (c) which is, in the relevant Administrative Agent's Permitted Discretion, slow moving, obsolete, unmerchantable, defective, unfit for sale, or not salable at prices approximating at least the cost of such Inventory in the ordinary course of business;

            (d) with respect to which any covenant, representation, or warranty contained in this Agreement or any other Loan Document has been breached or is not true;

            (e) which does not conform to all standards imposed by any governmental authority;

            (f) which is not finished goods or which constitutes work-in-process, raw materials, spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, display items, bill-and-hold goods, returned or repossessed goods, defective goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;

            (g) which is not located in the United States or Canada;

            (h) which is in transit with a common carrier from vendors and suppliers, to the extent the amount of such in transit Inventory exceeds, in the aggregate, US$10,000,000;

            (i) which is located in any location leased by a Loan Party unless
      (i) the lessor has delivered to the relevant Administrative Agent a Collateral Access Agreement or (ii) a Reserve for rent, charges, and other amounts due or to become due with respect to such facility has been established by such Administrative Agent in its Permitted Discretion;

            (j) which is located in any third party warehouse or is in the possession of a bailee and is not evidenced by a Document, unless such warehouseman or bailee has delivered to the relevant Administrative Agent a Collateral Access Agreement and such other documentation as such Administrative Agent may require;

            (k) which is the subject of a consignment by any Loan Party as consignor;

            (l) which is perishable (other than sports nutrition products to the extent the useful life or sale period shall not have expired);

            (m) which contains or bears any Intellectual Property Rights licensed to any Loan Party unless the relevant Administrative Agent is satisfied that it may sell or otherwise dispose of such Inventory without
      (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement; or

            (n) which is not reflected in a current perpetual inventory report of any Loan Party.

            In the event that Inventory which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, the US Borrower or the Canadian Borrower, as the case may be, shall notify the US Administrative Agent or the Canadian Administrative Agent, as the case may be, thereof (i) within three (3) US Business Days of the date such Borrower has obtained knowledge thereof if any such Inventory has a value (based on the lower of cost, determined on a first-in, first-out basis, or market) in excess of US$10,000,000 in the aggregate and (ii) on and at the time of submission to the US Administrative Agent or the Canadian Administrative Agent, as the case may be, of the next Borrowing Base Certificate in all other cases.

      "EMU Legislation": Legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

      "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirement (including, without limitation, common law) of the United States, Canada or any other nation, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

      "Equity Offering": the sale or issuance (or reissuance) by Quiksilver or any Subsidiary of any equity interests or beneficial interests (common stock, preferred stock, partnership interests, member interests or otherwise) or any options, warrants, convertible securities or other rights to purchase such equity interests or beneficial interests; provided, however, that the term "Equity Offering" shall not include any such sale or issuance (or reissuance) solely (i) to officers, employees, directors and/or consultants of Quiksilver and/or any Subsidiary pursuant to one or more employee stock option or stock purchase plans or (ii) in connection with Permitted Acquisitions (including the Transaction).

      "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA Affiliate": as to any Person, each trade or business including such Person, whether or not incorporated, which together with such Person would be treated as a single employer under Section 4001(a)(14) of ERISA.

      "Escrow Account": as defined in the recitals to this Agreement.

      "Escrowed Amount": as defined in the recitals to this Agreement.

      "Euro": the single currency of the European Union as constituted by the Treaty on European Union and as referred to in EMU Legislation.

      "Eurodollar Business Day": with respect to any LIBOR Loans, a day (other than a Saturday or a Sunday) on which banks are open for general business in London and New York; and if, on that day, a payment in or a purchase of an Alternate Currency (other than Euros) is to be made, the principal financial center of the home country for that currency is open for business on that day; and if, on that day, a payment in or a purchase of Euro is to be made, the day is also a TARGET Day.

      "Event of Default": any of the events specified in Article 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

      "Exchange Act": the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder, as amended.

      "Excluded Taxes": all taxes imposed on or by reference to the net income of either Agent or any Lender or its Applicable Lending Office by any Governmental Authority and all franchise taxes, taxes on doing business or taxes measured by capital or net worth imposed on either Agent or on any Lender or its Applicable Lending Office by any Governmental Authority.

      "Existing Credit Agreement": as defined in the recitals to this Agreement.

      "Existing Letters of Credit": letters of credit described in Schedule 2.5.

      "Existing Loans": the loans made by JPMorgan Chase Bank, N.A. pursuant to the Existing Credit Agreement, which are secured pursuant to the Security Documents.

      "Federal Funds Effective Rate": means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding US Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a US Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the US Administrative Agent (or, with respect to Canadian ABR Loans, the Canadian Administrative Agent) from three Federal funds brokers of recognized standing selected by it.

      "Fee Letter": the Fee Letter, dated as of March 20, 2005, among Quiksilver, the US Borrower, JPMorgan and the US Administrative Agent, as amended from time to time.

      "Fee Payment Date": (a) the third US Business Day following the last day of each March, June, September and December and (b) the Revolving Loan Commitment Expiration Date.

      "Fixed Charge Coverage Ratio": for Quiksilver and its Subsidiaries on a consolidated basis, the ratio, determined as of the end of each fiscal quarter of Quiksilver for the then most-recently ended four fiscal quarters, of (a) EBITDA for such period minus Capital Expenditures paid in cash during such period (other than Capital Expenditures financed with Indebtedness (other than the Loans), it being understood that any subsequent payment of the principal of such Indebtedness shall be deducted from EBITDA in the calculation of the Fixed Charge Coverage Ratio with respect to the period during which such payment is made) minus expense for taxes paid in cash for such period to (b) Fixed Charges for such period.

      "Fixed Charges": for Quiksilver and its Subsidiaries on a consolidated basis, the sum of (a) cash Interest Expense, plus (b) scheduled principal payments on Indebtedness made during such period, plus (c) (without duplication) payments in respect of Capitalized Lease Obligations which reduce the amount thereof, plus (d) cash contributions to any Plan; provided, that for any four-quarter period ending prior to the completion of four fiscal quarters after the Original Closing Date, Fixed Charges of the type described in clause (a) and clause (d) above (but only, in the case of clause (d), to the extent that regular quarterly contributions exceed $1,000,000 during the most recent quarter) shall be equal to Fixed Charges of that type for the number of full fiscal quarters that have elapsed since the Original Closing Date multiplied by 4, 2 or 4/3, as applicable.

      "Foreign Subsidiary": each Subsidiary other than a Domestic Subsidiary.

      "Funding Accounts": the collective reference to the US Funding Account and the Canadian Funding Account.

      "GAAP": generally accepted accounting principles in the United States in effect from time to time.

      "Governmental Authority": any nation or government, any federal, state or other political subdivision thereof and any federal, state or local entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Grantor": any Loan Party that has granted liens and/or security interests in its assets to secure the Obligations or the Canadian Obligations.

      "Guarantee Date": the date on which each of the Domestic Subsidiaries of the Target become party to the US Guarantee and the US Security Agreement.

      "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds for the purchase or payment of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lesser of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the US Borrower in a manner and with a result reasonably satisfactory to the Majority Lenders.

      "Guarantors": the collective reference to the Canadian Guarantors and the US Guarantors.

      "Hedging Agreements": as defined in the definition of "Hedging Obligations" in this Section 1.1.

      "Hedging Obligations": of any Person, any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including dollar- denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants or any similar derivative transactions ("Hedging Agreements"), and (ii) any and all cancellations, buy-backs, reversals, terminations or assignments of any of the foregoing.

      "Holding Company": as defined in the recitals to this Agreement.

      "Indebtedness": of any Person, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, in the case of Quiksilver and its Subsidiaries, the deferred purchase price payable by QAPL to the former shareholders of QIPL for the acquisition of the stock of QIPL by QAPL), (ii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional-sale or other title-retention agreement with respect to property acquired by such Person, (iv) all Capitalized Lease Obligations of such Person, (v) all Hedging Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (vii) all Guarantee Obligations of such Person in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to secure a credit against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i), (ii), (iii), (iv), (v) or (vi) above, and (viii) all liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA. For the avoidance of doubt and with respect to clause (vi) above, in the situation where (x) one or more standby letters of credit are issued for the account of Quiksilver or any Subsidiary to backstop (y) one or more other letters of credit issued for the account of Quiksilver or such Subsidiary in the same aggregate face amount, the amount of Indebtedness attributed to all such letters of credit shall be limited to the sum of (A) the aggregate face amount of the standby letters of credit referred to in clause (x) above plus (B) the aggregate amount of unpaid reimbursement obligations owing in respect of such standby letters of credit.

      "Indemnitee": as defined in Section 9.1.

      "Initial Purchase": as defined in the recitals to this Agreement.

      "Initial Transactions": as defined in the recitals to this Agreement.

      "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

      "Insolvent": pertaining to a condition of Insolvency.

      "Intangible Assets": all unamortized debt discount and expense, unamortized deferred charges, goodwill, Patents, Trademarks, Copyrights, write-ups of assets over their carrying value at the date of issuance of the Loans or the date of acquisition, if acquired subsequent thereto, and all other items which would be treated as intangibles on the consolidated balance sheet of such Person prepared in accordance with GAAP.

      "Intellectual Property Rights": with respect to any Person, all of such Person's Patents, industrial designs, Copyrights, Trademarks, and Licenses, all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing.

      "Intercreditor Agreement": the Intercreditor Agreement, dated as of the Original Closing Date, executed and delivered by the US Borrower, the US Administrative Agent, on behalf of the Lenders, and the Leasehold Improvement Lender (as such agreement may be amended, modified or restated from time to time), in the form of Exhibit N hereto.

      "Interest Expense": for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of Quiksilver and its Subsidiaries for such period with respect to all outstanding Indebtedness of Quiksilver and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedging Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

      "Interest Payment Date": (a) as to any ABR Loan, Canadian ABR Loan or Canadian Prime Rate Loan, the first day of each calendar month to occur while any such Loan is outstanding, (b) as to any LIBOR Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any LIBOR Loan having an Interest Period longer than three months, each day which is at the end of each three month-period within such Interest Period after the first day of such Interest Period and the last day of such Interest Period, and
(d) for each of (a), (b) and (c) above, the day on which any such Loan becomes due and payable in full or is paid or prepaid in full.

      "Interest Period": with respect to any LIBOR Loan:

            (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Loan, and ending one, two, three or six months thereafter, as selected by the applicable Borrower in its Borrowing Notice or Continuation Notice, as the case may be, given with respect thereto; and

            (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan, and ending one, two, three or six months thereafter, as selected by the applicable Borrower by irrevocable notice to the relevant Administrative Agent not less than three Eurodollar Business Days prior to the last day of the then current Interest Period with respect thereto; provided, however, that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period pertaining to a LIBOR Loan would otherwise end on a day that is not a Eurodollar Business Day, such Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                  (ii) any Interest Period for any Loan that would otherwise extend beyond the date final payment is due on such Loan shall end on the date of such final payment; and

                  (iii) any Interest Period pertaining to a LIBOR Loan that
            begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month.

      "Inventory": as defined in Article 9 of the UCC or as defined in the PPSA, as applicable.

      "Issuing Bank": as the context may require, (a) JPMorgan Chase Bank, N.A., with respect to Letters of Credit issued by it or (b) Union Bank of California, N.A. or any other Lender that becomes an Issuing Bank pursuant to Section 2.5, with respect to Letters of Credit issued by it, and in each case its successors in such capacity.

      "Japanese Yen": freely transferable lawful money of Japan.

      "Joinder Agreement": as defined in Section 4.2(b).

      "JPMorgan": J.P. Morgan Securities Inc.

      "Judgment Creditor": as defined in Section 9.18.

      "Lease Expense": for any period, the aggregate minimum rental obligations payable in respect of such period under leases of real and/or personal property (net of income from subleases thereof), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet or in the notes thereto.

      "Leasehold Improvement Lender": Union Bank of California, N.A., in its individual capacity, as lender of the Leasehold Improvement Loan, and any successor or assigns thereof.

      "Leasehold Improvement Loan": the term loan in the original principal amount of US$12,300,000 made by the Leasehold Improvement Lender to Quiksilver and referred to in the Intercreditor Agreement.

      "Lender" or "Lenders": as defined in the preamble to this Agreement and in
Section 8.8. Each such term shall include any Lender in its capacity as an Issuing Bank; provided that, for purposes of Sections 2.12, 2.14, 2.15, 2.16, 2.17, 2.23, 2.24 and 9.5, each Alternate Currency Fronting Lender shall, in its capacity as such, be deemed to be a "Lender".

      "Letter of Credit": as defined in Section 2.1(a).

      "Letter of Credit Amount": the stated maximum amount available to be drawn under a particular Letter of Credit, as such amount may be reduced or reinstated from time to time in accordance with the terms of such Letter of Credit.

      "Letter of Credit Disbursement": a payment made by the applicable Issuing Bank pursuant to a Letter of - Credit.

      "Letter of Credit Exposure": at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, and (b) the aggregate amount of all Letter of Credit Disbursements under Letters of Credit that have not yet been reimbursed by or on behalf of the US Borrower at such time. The Letter of Credit Exposure of any Lender at any time shall be its US Revolving Loan Commitment Percentage of the total Letter of Credit Exposure. The Letter of Credit Exposure shall be calculated using the US Dollar Equivalent amounts for amounts otherwise denominated in any Alternate Currency.

      "Letter of Credit Rate": 0.50% per annum; provided, that on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of Quiksilver after the Original Closing Date, the Letter of Credit Rate will be determined pursuant to the Pricing Grid.

      "Letter of Credit Request": a request by the US Borrower for the issuance of a Letter of Credit, on an Issuing Bank's standard form of standby or commercial letter of credit application and agreement, as applicable, and containing terms and conditions satisfactory to such Issuing Bank in its sole discretion.

      "LIBO Rate": with respect to an Interest Period pertaining to any LIBOR Loan, the rate of interest determined on the basis of the rate for deposits in US Dollars or the relevant Alternate Currency, as the case may be, for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate Screen as of 11:00 A.M., London time, two Eurodollar Business Days prior to the beginning of such Interest Period or on the day on which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in the currency of such Loan for delivery on the first day of such Interest Period. In the event that such rate does not appear on such page of the Telerate Screen (or otherwise on the Telerate Service), the "LIBO Rate" shall instead be the interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the average of the rates at which deposits in Dollars or the relevant Alternate Currency, as the case may be, approximately equal in principal amount to US$5,000,000 and for a maturity comparable to such Interest Period, are offered by the principal London office of JPMorgan Chase Bank, N.A. for immediately available funds in the London interbank market at approximately 11:00 A.M., London time, two Eurodollar Business Days prior to the commencement of such Interest Period. In the event that the LIBO Rate is unable to be determined pursuant to any of the foregoing mechanisms, the "LIBO Rate" shall instead be the interest rate per annum reasonably determined by JPMorgan Chase Bank, N.A.

      "LIBOR Loan": any Loan bearing interest based upon the Adjusted LIBO Rate (including, without limitation, any Alternate Currency Loan).

      "LIBOR Reserve Requirements": for any day as applied to a LIBOR Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

      "License": with respect to any Person, all of such Person's right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

      "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Capitalized Lease Obligation having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code, the PPSA, or comparable law of any jurisdiction in respect of any of the foregoing).

      "Loan": any loan made by the Lenders, the Swing Line Lender, the US Administrative Agent, the Canadian Administrative Agent or any Alternate Currency Fronting Lender to either Borrower pursuant to this Agreement (including, without limitation, each Acceptance Equivalent Loan, Revolving Loan, each Swing Line Loan, each Protective Advance, each Overadvance and each Alternate Currency Loan).

      "Loan Commitment Increase Supplement": a supplement to this Agreement in the form of Exhibit D-2 hereto.

      "Loan Documents": this Agreement, the Notes, any Letter of Credit Requests that are executed by the US Borrower, the Letters of Credit, the Security Documents, the US Guarantee, the Canadian Guarantee, the Intercreditor Agreement, any Specified Hedging Agreements and any other agreement executed by a Loan Party in connection herewith or therewith, including UCC-1 Financing Statements, financing statements or financing change statements under the PPSA, and any fee letters, as such agreements and documents may be amended, supplemented and otherwise modified from time to time in accordance with the terms hereof.

      "Loan Parties": the collective reference to each Borrower and the Guarantors.

      "Majority Canadian Lenders": at any time, the holders of more than 50% of the Canadian Revolving Loan Commitments then in effect or, if the Canadian Revolving Loan Commitments have been terminated, the Aggregate Canadian Credit Exposure. For purposes of determining the Majority Canadian Lenders, any amounts denominated in Canadian Dollars shall be translated into US Dollar Equivalent as provided in Section 2.20.

      "Majority Lenders": at any time, the holders of more than 50% of the US Revolving Loan Commitments and Canadian Revolving Loan Commitments then in effect or, if the US Revolving Loan

Commitments and Canadian Revolving Loan Commitments have been terminated, the Aggregate Credit Exposure. For purposes of determining the Majority Lenders, any amounts denominated in Canadian Dollars shall be translated into US Dollar Equivalent as provided in Section 2.20.

      "Majority US Lenders": at any time, the holders of more than 50% of the US Revolving Loan Commitments then in effect or, if the US Revolving Loan Commitments have been terminated, the Aggregate US Credit Exposure.

      "Margin Stock": as defined in Regulation U.

      "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of Quiksilver and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform its respective obligations under the Loan Documents or (c) the validity or enforceability of the Loan Documents or the rights or remedies of the Agents and the Lenders hereunder or thereunder.

      "Material Domestic Subsidiary": as of any date, a Domestic Subsidiary that
(a) has a net worth (excluding in the determination thereof any Indebtedness of such Domestic Subsidiary to Quiksilver or another Subsidiary) of at least 5% of Quiksilver's consolidated net worth as of the last day of the most recently ended fiscal quarter of Quiksilver, (b) has annual revenue (or annualized revenue in the case of any Person that has not been a Subsidiary for a full year) of at least 5% of Quiksilver's consolidated revenue for the 12-month period ended as of the most recently ended fiscal quarter of Quiksilver or (c) has annual net income (or annualized net income in the case of any Person that has not been a Subsidiary for a full year) of at least 5% of Quiksilver's consolidated net income for the 12-month period ended as of the most recently ended fiscal quarter of Quiksilver; provided, that, notwithstanding the foregoing, the US Borrower shall be deemed to be a Material Domestic Subsidiary of Quiksilver at all times.

      "Material Foreign Subsidiary": a Foreign Subsidiary having at any time a net worth equal to 10% or more - of Quiksilver's consolidated net worth.

      "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, molds, pollutants, contaminants, radioactivity, and any other substances of any kind, regulated pursuant to or that could give rise to liability under any Environmental Law.

      "Monthly Reports": as defined in Section 4.1(i).

      "Multiemployer Plan": a Plan which is a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

      "Net Income": for any period, the consolidated net income (or loss) of Quiksilver and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) except as otherwise contemplated in the definition of "EBITDA", the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of Quiksilver or is merged into or consolidated with Quiksilver or any of its Subsidiaries and (b) the income (or deficit) of any Person (other than a Subsidiary of Quiksilver) in which Quiksilver or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Quiksilver or such Subsidiary in the form of dividends or similar distributions.

      "Net Orderly Liquidation Value": with respect to Inventory of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the US Administrative Agent or the Canadian Administrative Agent, as the case may be, by an appraiser acceptable to such Administrative Agent, net of all costs of liquidation thereof.

      "Net Proceeds": (a) with respect to any Equity Offering or Debt Offering by Quiksilver or any Subsidiary, the net amount equal to the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other noncash consideration or otherwise, but only as and when such cash is so received) in connection with such Equity Offering or Debt Offering, minus the reasonable fees, commissions and other out-of-pocket expenses incurred by Quiksilver or such Subsidiary, as applicable, in connection with such Equity Offering or Debt Offering (other than amounts payable to Affiliates of the Person making such Equity Offering or Debt Offering) and (b) with respect to any Asset Disposition or Recovery Event, the proceeds thereof in the form of cash and cash equivalents (as determined by GAAP and including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Disposition or Recovery Event (other than any Lien securing the Obligations or the Canadian Obligations hereunder) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).

      "New Lender": as defined in Section 2.1(c)(ii).

      "New Lender Supplement": as defined in Section 2.1(c)(ii).

      "Non-Acceptance Canadian Lender": as defined in Section 2.4(i).

      "Non-US Lender": as defined in Section 2.16(c).

      "Note": a US Revolving Note, a Canadian Revolving Note or the Swing Line Note, as the case may be, and "Notes" shall mean the US Revolving Notes, the Canadian Revolving Notes and the Swing Line Note.

      "Notification Instruction": as defined in Section 2.5(b).

      "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and the Acceptances and interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to each Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether or not at a default rate) the Loans and the Acceptances, the obligation to reimburse drawings under Letters of Credit (including the contingent obligation to reimburse any drawings under outstanding Letters of Credit), and all other obligations and liabilities of each Borrower to each Agent, each Alternate Currency Fronting Lender, each Issuing Bank, the Swing Line Lender and the Lenders (including, without limitation, obligations of any Loan Party in respect of Specified Hedging Agreements and Banking Services Obligations owed to a Lender or any of its Affiliates), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, the Letters of Credit, any other Loan Document and any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all reasonable fees and disbursements of counsel, and the allocated reasonable cost of internal counsel, to each Agent or the Lenders that are required to be paid by each Borrower pursuant to the terms of this Agreement) or otherwise.

      "Operating Lease": with respect to any Person, any lease of real or personal property (other than any lease with respect to which Capitalized Lease Obligations are owing) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

      "Organic Documents": relative to any entity, its certificate of incorporation, articles of incorporation, certificate of formation, certificate of organization or partnership agreement, and its by-laws, operating agreement or limited liability company agreement, or the equivalent documents of any entity.

      "Original Closing Date": April 12, 2005.

      "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

      "Overadvances": the collective reference to US Overadvances and Canadian Overadvances.

      "Participants": as defined in Section 9.6(b).

      "Participating Member State": any member state of the EMU which has the Euro as its lawful currency.

      "Patents": with respect to any Person, all of such Person's right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

      "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

      "Permitted Acquisition": any transaction, or any series of transactions, consummated after the Original Closing Date, in which Quiksilver or any Subsidiary (in one transaction or in a series of transactions) (a) acquires any business or all or substantially all of the assets of any Person or any division or business unit thereof, whether through purchase of assets, merger, amalgamation or otherwise, (b) directly or indirectly acquires control of at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors or (c) directly or indirectly acquires control of a majority ownership in any partnership or joint venture.

      "Permitted Discretion": a determination made in good faith and in the exercise of reasonable (from the perspective of secured asset-based lenders in similar financings) business judgment.

      "Permitted Lien": any Lien which is permitted by Section 6.3 hereunder.

      "Person": any individual, firm, partnership, joint venture, corporation, association, limited liability company, business enterprise trust, unincorporated organization, government or department or agency thereof or other entity, whether acting in an individual, fiduciary or other capacity.

      "Plan": as to any Person, any employee benefit plan subject to ERISA maintained for employees of such Person or any ERISA Affiliate of such Person (and any such plan no longer maintained by such Person or any of such Person's ERISA Affiliates to which such Person or any of such Person's ERISA Affiliates has made or was required to make any contributions within any of the five preceding years).

      "Pounds Sterling": freely transferable lawful money of the United Kingdom.

      "PPSA": Personal Property Security Act (British Columbia) or similar personal property security legislation in the provinces or territories of Canada other than British Columbia, as the same may be in effect on the date of determination of the applicable jurisdiction.

      "Prepayment Account": as defined in Section 2.7(b).

      "Pricing Grid": the table set forth below.

                                                    Applicable Margin
                                           -----------------------------------------
                                             LIBOR Loans       ABR Loans, Canadian
                                           and Acceptance     ABR Loans and Canadian     Commitment     Letter of
      Fixed Charge Coverage Ratio               Fee              Prime Rate Loans         Fee Rate     Credit Rate
---------------------------------------    --------------     ----------------------     ----------    -----------
          < or = 1.25 to 1.00                   1.875%                0.375%                0.40%         0.875%
 > 1.25 to 1.00 but < or = 1.50 to 1.00         1.625%                0.125%                0.35%          0.75%
 > 1.50 to 1.00 but < or = 1.75 to 1.00         1.375%                    0%                0.30%          0.50%
            > 1.75 to 1.00                      1.125%                    0%                0.25%          0.40%

      For the purposes of the Pricing Grid, changes in the Applicable Margin, the Commitment Fee Rate or the Letter of Credit Rate, as the case may be, resulting from changes in the Fixed Charge Coverage Ratio shall become effective on the date (the "Adjustment Date") that is three US Business Days after the date on which financial statements are delivered to the Lenders pursuant to
Section 5.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 5.1, then, until the date that is three US Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Pricing Grid shall apply. Each determination of the Fixed Charge Coverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 6.1.

      "Prior Credit Agreement": the Credit Agreement, dated as of June 27, 2003, as amended, among Quiksilver, the US Borrower, Quiksilver Wholesale, Inc., NA Pali, S.A.S., Quiksilver Japan K.K., Ug, the lenders party thereto, JPMorgan Chase Bank, N.A. as agent, and others.

      "Prohibited Transaction": with respect to any Plan, a prohibited transaction (as defined in Section 406 of ERISA) with respect to such Plan.

      "Projected Pro Forma Balance Sheet": the unaudited projected pro forma consolidated balance sheet of Quiksilver and its consolidated Subsidiaries as at January 1, 2005, with respect to Quiksilver and its Subsidiaries (other than the Target and its Subsidiaries) and January 31, 2005, with respect to the Target and its Subsidiaries (including, in each case, the notes thereto), giving effect (as if such events had occurred on such date) to (i) the consummation of the Transaction, (ii) the Loans made hereunder and the loans made under the Senior Bridge Facility on the Original Closing Date and the use of proceeds thereof, (iii) the Indebtedness to be issued on or after the Original Closing Date for the purposes of financing the Transaction and (iv) the payment of fees and expenses in connection with the foregoing.

      "Properties": the collective reference to the real and personal property owned, leased, used, occupied or operated by Quiksilver and its Subsidiaries.

      "Protective Advances": the collective reference to the US Protective Advances and the Canadian - Protective Advances.

      "Purchase Agreement": as defined in the recitals to this Agreement.

      "Purchase Agreement Documentation": collectively, the Purchase Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith as such Purchase Agreement Documentation may be amended, waived or otherwise modified pursuant to Section 6.14.

      "Purchasing Lenders": as defined in Section 9.6(c).

      "QAPL": Quiksilver Australia Pty Ltd, a corporation organized under the laws of the State of Victoria, Australia.

      "QIPL": Quiksilver International Pty Ltd, a corporation organized under the laws of the State of Victoria, Australia.

      "Quiksilver": as defined in the preamble to this Agreement.

      "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of Quiksilver or any of its Subsidiaries; provided that Recovery Events shall not include settlements of or payments in respect of any property or casualty insurance claim or any condemnation proceeding not exceeding US$5,000,000 in the aggregate during any calendar year.

      "Refunded Swing Line Loans": as defined in Section 2.2(d).

      "Register": as defined in Section 9.6(d).

      "Regulation D": Regulation D of the Board of Governors of the Federal Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulation thereto.

      "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulation thereto.

      "Reimbursement Obligations": the obligation of the US Borrower to reimburse the applicable Issuing Bank pursuant to Section 2.5(e) for amounts drawn under Letters of Credit.

      "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Proceeds received by Quiksilver or any Subsidiary in connection therewith that are not applied to prepay the Loans pursuant to
Section 2.7(b) as a result of the delivery of a Reinvestment Notice.

      "Reinvestment Event": any Asset Disposition or Recovery Event in respect of which the relevant Borrower has delivered a Reinvestment Notice.

      "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the relevant Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Proceeds of an Asset Disposition or Recovery Event to acquire or repair assets useful in its business.

      "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the relevant Borrower's business.

      "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring six months after such Reinvestment Event and (b) the date on which the relevant Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in the relevant Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

      "Related Parties": with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

      "Rentals": with respect to any Person, means the aggregate fixed amounts payable by such Person under any Operating Lease to which such Person is a party.

      "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

      "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC regulations.

      "Reports": reports prepared by the relevant Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to either Borrower's assets from information furnished by or on behalf of such Borrower, after such Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by such Administrative Agent.

      "Requirement of Law": as to any Person, the Organic Documents of such Person, and any law, treaty, rule or regulation, determination or policy statement or interpretation of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Reserves": any and all reserves which the relevant Administrative Agent deems necessary, in its Permitted Discretion, to maintain with respect to the Collateral of any Loan Party.

      "Responsible Officer": with respect to any Person, the chief executive officer, the president, the managing member or members (as applicable, with respect to any limited liability company), any executive vice president, any senior vice president or, with respect to financial matters, the chief financial officer, the vice president of finance or treasurer.

      "Restricted Payments": as defined in Section 6.6.

      "Revolving Loan Borrowing Notice": a notice from the US Borrower or the Canadian Borrower, as the case may be, to the US Administrative Agent or the Canadian Administrative Agent, as the case may be, requesting a borrowing of Revolving Loans, substantially in the form of Exhibit G-1 hereto.

      "Revolving Loan Commitment Expiration Date": April 12, 2010 or such earlier date as the Aggregate US Revolving Loan Commitment and the Aggregate Canadian Revolving Loan Commitment shall expire (whether by acceleration, reduction to zero or otherwise).

      "Revolving Loans": the Canadian Revolving Loans and the US Revolving
Loans.

      "Schedule I Lender": any Canadian Lender named on Schedule I to the Bank Act (Canada).

      "Schedule II or III Lender": any Canadian Lender named on Schedule II or
Schedule III to the Bank Act (Canada).

      "Schedule II or III Reference Banks": JPMorgan Chase Bank, N.A., Toronto Branch, or any bank named on Schedule II or Schedule III to the Bank Act (Canada) and agreed upon by the Canadian Administrative Agent and the Canadian Borrower.

      "Security Documents": the collective reference to the US Security Agreement, the Canadian Security Agreement and all other security documents hereafter delivered to the US Administrative Agent or the Canadian Administrative Agent, as applicable, granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

      "Sellers": as defined in the recitals to this Agreement.

      "Senior Credit Engagement Letter": the Senior Credit Engagement Letter, dated as of February 28, 2005, among Quiksilver and JPMorgan, as amended from time to time.

      "Senior Note Indenture": the Indenture to be entered into by Quiksilver and the other Loan Parties after the Effective Date in connection with the issuance of the Senior Notes, together with all instruments and other agreements entered into by Quiksilver or such other Loan Party in connection therewith.

      "Senior Notes": the senior unsecured notes to be issued by Quiksilver after the Effective Date, which are intended to refinance the Bridge Loan Agreement.

      "Senior Notes Escrow Account": the escrow account into which the proceeds of the Senior Notes are to be deposited prior to the release of such funds to Quiksilver, which funds shall be released in accordance with escrow documentation in form and substance reasonably satisfactory to the Administrative Agents.

      "Settlement": as defined in Section 2.1.

      "Settlement Date": as defined in Section 2.1.

      "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

      "Solvent": when used with respect to any Person, that:

            (a) the present fair salable value of such Person's assets is in excess of the total amount of the probable liability on such Person's liabilities;

            (b)   such Person is able to pay its debts as they become due; and

            (c) such Person does not have unreasonably small capital to carry on such Person's business as theretofore operated and all businesses in which such Person is about to engage.

      "Specified Hedging Agreement": any Hedging Agreement entered into by any Loan Party and any Lender or - affiliate thereof in respect of interest rates, currency exchange rates or commodity prices.

      "Squeeze Out": as defined in the recitals to this Agreement.

      "Subsidiary": as to any Person at any time of determination, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or Subsidiaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries,' in this Agreement shall refer to a Subsidiary or Subsidiaries of Quiksilver.

      "Super-Majority Lenders": at any time, the holders of more than 66 2/3% of the US Revolving Loan Commitments and Canadian Revolving Loan Commitments then in effect or, if the US Revolving Loan Commitments and Canadian Revolving Loan Commitments have been terminated, the Aggregate Credit Exposure.

      "Swing Line Borrowing Notice": a notice from the US Borrower to the US Administrative Agent requesting a borrowing of Swing Line Loans, substantially in the form of Exhibit H-1 hereto.

      "Swing Line Commitment": as defined in Section 2.2(a).

      "Swing Line Lender": JPMorgan Chase Bank, N.A.

      "Swing Line Loan Participation Certificate": a certificate executed by the Swing Line Lender - substantially in the form of Exhibit H-2.

      "Swing Line Loans": has the meaning assigned to that term in Section
2.2(a).

      "Swing Line Note": a promissory note in the form of Exhibit A-2 hereto.

      "Syndication Agent": as defined in the preamble to this Agreement.

      "Target": as defined in the recitals to this Agreement.

      "Target Borrowers": as defined in Section 9.1.

      "TARGET Day": a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in Euro.

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

      "Target Seasonal Period": a period determined by the appraiser (and reasonably acceptable to the Administrative Agents) which conducted the then most recent appraisal delivered in connection with Section 5.8, based on such appraisal.

      "Target Stock": as defined in the recitals to this Agreement.

      "Taxes": as defined in Section 2.16(a).

      "Tender Offer": as defined in the recitals to this Agreement.

      "Tender Offer Documentation": the collective reference to (a) the mandate letter of Quiksilver appointing Calyon to act as the presenting bank for the Tender Offer and, if applicable, the Buy Out and the Squeeze Out, (b) the draft communique de depot to be published in connection with the Tender Offer pursuant to article 231-17 of the AMF General Regulation, (c) the draft lettre de depot to be filed with the AMF in accordance with article 231-14 of the AMF General Regulation, (d) the resolutions of the supervisory board of Target regarding the launch of the Tender Offer, and recommending the Tender Offer, (e) the draft joint note d'information in relation to the Tender Offer issued by Quiksilver and the Target, (f) the AMF decision de recevabilite (approval decision) of the Tender Offer and of the AMF visa (approval) on the joint note d'information, and
(g) a certificate issued by the Company stating that the funds from the Initial Loans drawn during the Availability Period will be used solely in relation with the Tender Offer and, if applicable, the Buy Out and the Squeeze Out.

      "Termination Event": (i) a Reportable Event, (ii) the institution of proceedings to terminate a Single Employer Plan by the PBGC under Section 4042 of ERISA, (iii) the appointment by the PBGC of a trustee to administer any Single Employer Plan or (iv) the existence of any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment by the PBGC of a trustee to administer, any Single Employer Plan.

      "Trade Letter of Credit": a commercial Letter of Credit issued in respect of the purchase of Inventory or other goods or services by any Loan Party in the ordinary course of business.

      "Trademarks": with respect to any Person, all of such Person's right, title, and interest in and to the following: (a) all trademarks, service marks, logos, trade names, trade dress, trade styles, domain names and other source or business identifiers and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and
(f) all rights corresponding to any of the foregoing throughout the world.

      "Tranche": the collective reference to LIBOR Loans in the same currency the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such LIBOR Loans shall originally have been made on the same day).

      "Transaction": as defined in the recitals to this Agreement.

      "Transferee": as defined in Section 9.6(f).

      "UCC": the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, the US Administrative Agent's or any Lender's Lien on any Collateral.

      "Ug": Ug Manufacturing Co. Pty Ltd, a corporation organized under the laws of the State of Victoria, Australia.

      "United States": the United States of America (including the States, Commonwealths and Territories - thereof and the District of Columbia).

      "US Availability": at any time, the lesser of (a) the difference between the Aggregate US Revolving Loan Commitment minus the Aggregate US Credit Exposure and (b) the difference between the US Borrowing Base minus the Aggregate US Borrower Credit Exposure, in each case at such time.

      "US Borrower Credit Exposure": with respect to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all US Revolving Loans held by such Lender then outstanding, (b) the aggregate principal amount of all Canadian Revolving Loans made to the US Borrower held by such Lender then outstanding, (c) such Lender's US Revolving Loan Commitment Percentage of the Letter of Credit Exposure, (d) such Lender's US Revolving Loan Commitment Percentage of the aggregate principal amount of Swing Line Loans then outstanding, (e) such Lender's US Revolving Loan Commitment Percentage of the US Dollar Equivalent of the aggregate principal amount of Alternate Currency Loans then outstanding and (f) such Lender's US Revolving Loan Commitment Percentage of the aggregate principal amount of the US Protective Advances and US Overadvances then outstanding.

      "US Borrowing Base": at any time, the sum of:

            (a) 85% of Eligible Accounts of the US Loan Parties at such time, plus

            (b) the lesser of (i) 75% of Eligible Inventory of the US Quiksilver Loan Parties, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time and (ii) 85% of the Net Orderly Liquidation Value of Eligible Inventory of the US Quiksilver Loan Parties at such time, plus

            (c) the lesser of (i) 70% of Eligible Inventory of the US Target Loan Parties, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time and (ii) 85% of the Net Orderly Liquidation Value of Eligible Inventory of the US Target Loan Parties at such time, plus

            (d) the lesser of (i) 85% of the Net Orderly Liquidation Value of Inventory of the US Quiksilver Loan Parties at such time to the extent such Inventory would be included in the calculation of "US Quiksilver L/C Amount" and (ii) 75% of the US Quiksilver L/C Amount at such time (with the Inventory subject to the "US Quiksilver L/C Amount" definition being valued at the lower of cost or market value, determined on a first-in-first-out basis), plus

            (e) the lesser of (i) 85% of the Net Orderly Liquidation Value of Inventory of the US Target Loan Parties at such time to the extent such Inventory would be included in the calculation of "US Target L/C Amount" and (ii) 70% of the US Target L/C Amount at such time (with the Inventory subject to the "US Target L/C Amount" definition being valued at the lower of cost or market value, determined on a first-in-first-out basis), minus

            (f)   Reserves at such time.

Notwithstanding the foregoing, during the Target Seasonal Period of each year,
(1) the 70% advance rate for Eligible Inventory contained in clause (c)(i) above shall be increased to 80% and (2) the 70% advance rate for the US Target L/C Amount contained in clause (e)(ii) above shall be increased to 80%. The maximum amount of the combined US Borrowing Base and Canadian Borrowing Base calculation based on Inventory shall be equal to (x) if the Guarantee Date has not yet occurred, US$125,000,000 or, (y) after the Guarantee Date, US$175,000,000; provided, further, that such amounts shall be subject to increase by the US Administrative Agent in its Permitted Discretion in connection with any new US Revolving Loan Commitments established in accordance with Section 2.1(c)(i).

      "US Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law to close and which, in the case of a LIBOR Loan, is a Eurodollar Business Day.

      "US Credit Exposure": with respect to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all US Revolving Loans held by such Lender then outstanding, (b) such Lender's US Revolving Loan Commitment Percentage of the Letter of Credit Exposure, (c) such Lender's US Revolving Loan Commitment Percentage of the aggregate principal amount of Swing Line Loans then outstanding, (d) such Lender's US Revolving Loan Commitment Percentage of the US Dollar Equivalent of the aggregate principal amount of Alternate Currency Loans then outstanding and (e) such Lender's US Revolving Loan Commitment Percentage of the aggregate principal amount of the US Protective Advances and US Overadvances then outstanding.

      "US Dollar Equivalent": with respect to any Alternate Currency (including Canadian Dollars), on the date of determination thereof, the amount of US Dollars which could be purchased with the amount of such Alternate Currency involved in such computation at the spot rate at which such Alternate Currency may be exchanged into US Dollars as set forth on such date on (i) the applicable Reuters pages, or (ii), if such rate is not set forth on such Reuters pages, on the applicable Telerate Service pages, or (iii) if such rate does not appear on such Reuters or Telerate Service pages, at the spot exchange rate therefor as determined by the relevant Administrative Agent, in each case as of 11:00 A.M. (London or Toronto time, as applicable, or such other local time as such Administrative Agent shall deem appropriate) on such date of determination thereof.

      "US Dollars": and "US$": dollars in lawful currency of the United States.
-

      "US$ Canadian Revolving Loans": as defined in Section 2.1(b).

      "US Funding Account": as defined in Section 2.21.

      "US Guarantee": the Guarantee, dated as of the Original Closing Date, executed and delivered by each US Guarantor, in the form of Exhibit J hereto, as the same may be amended, restated or otherwise modified from time to time.

      "US Guarantors": each of Quiksilver, each Material Domestic Subsidiary (other than the US Borrower) and each Additional Domestic Guarantor.

      "US Lender": any Lender that has a US Revolving Loan Commitment or any US Credit Exposure.

      "US Loan Parties": the collective reference to the US Borrower and each US Guarantor.

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

      "US Overadvance": as defined in Section 2.22(c).

      "US Quiksilver L/C Amount": the sum of (a) the aggregate undrawn face amount of Trade Letters of Credit issued to finance the purchase of Inventory (excluding any Eligible Inventory) of the US Quiksilver Loan Parties and (b) the aggregate value of Inventory (valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time) of the US Quiksilver Loan Parties financed with Trade Letters of Credit which have been fully drawn and the Reimbursement Obligations in respect of which have been fully paid so long as, in the case of clause (a) and (b), (i) such Inventory shall be in transit to customers in the United States or properties owned or leased by the US Quiksilver Loan Parties in the United States, (ii) such Inventory is not Eligible Inventory and, upon arrival in the United States, will be subject to a first priority security interest in favor of the US Administrative Agent to secure the Obligations and shall otherwise be included in the calculation of Eligible Inventory, and (iii) to the extent requested by the US Administrative Agent or its agent or bailee shall be named as the consignee of the applicable bill of lading or other document of title.

      "US Quiksilver Loan Parties": all US Loan Parties other than the US Target Loan Parties.

      "US Protective Advance": as defined in Section 2.22(a).

      "US Revolving Loan Commitment": with respect to each US Lender, its commitment, if any, listed as its "US Revolving Loan Commitment" on Schedule 1.1, or in the Assignment and Assumption pursuant to which a Lender becomes a party hereto, to make US Revolving Loans and participate in Swing Line Loans, Letters of Credit, Protective Advances, Overadvances and Alternate Currency Loans hereunder through its Applicable Lending Office(s), as the same shall be adjusted from time to time pursuant to this Agreement.

      "US Revolving Loan Commitment Percentage": (a) with respect to each US Lender on or before the Revolving Loan Commitment Expiration Date, the percentage equivalent of the ratio which such Lender's US Revolving Loan Commitment bears to the Aggregate US Revolving Loan Commitment, as such Lender's US Revolving Loan Commitment and the Aggregate US Revolving Loan Commitment may be adjusted from time to time pursuant to the terms hereof and (b) with respect to each US Lender after the Revolving Loan Commitment Expiration Date, the percentage equivalent of the ratio which such Lender's US Credit Exposure bears to the Aggregate US Credit Exposure.

      "US Revolving Loans": as defined in Section 2.1(A)(a).

      "US Revolving Note": a promissory note in the form of Exhibit A-1 hereto.

      "US Security Agreement": the Security Agreement, dated as of the Original Closing Date, executed and delivered by each US Loan Party in favor of the US Administrative Agent, for the benefit of the Lenders and securing the Obligations, in the form of Exhibit I hereto, as the same may be amended, restated or otherwise modified from time to time.

      "US Target L/C Amount": the sum of (a) the aggregate undrawn face amount of Trade Letters of Credit issued to finance the purchase of Inventory (excluding any Eligible Inventory) of the US Target Loan Parties and (b) the aggregate value of Inventory (valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time) of the US Target Loan Parties financed with Trade Letters of Credit which have been fully drawn and the Reimbursement Obligations in respect of which have been fully paid so long as, in the case of clause (a) and (b), (i) such Inventory shall be in transit to customers in the United States or properties owned or leased by the US Target Loan Parties in the United States, (ii) such Inventory is not Eligible Inventory and, upon arrival in the United States, will be subject to a first priority security interest in favor of the US Administrative Agent to secure the Obligations and shall otherwise be included in the calculation of Eligible Inventory, and (iii) to the extent requested by the US Administrative Agent or its agent or bailee shall be named as the consignee of the applicable bill of lading or other document of title.

      "US Target Loan Parties": each Loan Party that is, or was at any time, a Domestic Subsidiary of the Target or any successor thereto.

            SECTION 1.2. Other Definitional Provisions.

            (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any other Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

            (b) As used herein, in any other Loan Document, and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

      ARTICLE II  AMOUNT AND TERMS OF COMMITMENTS; LETTERS OF CREDIT

            SECTION 2.1. Revolving Loans and Letters of Credit; Revolving Loan Commitment Amounts. (a) Subject to the terms and conditions hereof, each US Lender severally agrees to (i) make loans denominated in US Dollars to the US Borrower on a revolving credit basis through its Applicable Lending Office from time to time during the Availability Period (the "US Revolving Loans") in accordance with the provisions of this Agreement, and (ii) participate through its Applicable Lending Office in letters of credit issued for the account of the US Borrower pursuant to Section 2.5 from time to time during the Availability Period (each such letter of credit, together with the Existing Letters of Credit, the "Letters of Credit"); provided, however, that, after giving effect thereto, (A) the Aggregate US Borrower Credit Exposure shall not exceed the US Borrowing Base then in effect, (B) the Aggregate US Credit Exposure shall not exceed the Aggregate US Revolving Loan Commitment at such time, (C) the Aggregate Credit Exposure shall not exceed the sum of the US Borrowing Base and the Canadian Borrowing Base then in effect, (D) the Aggregate Credit Exposure shall not exceed the sum of the Aggregate US Revolving Loan Commitment and the Aggregate Canadian Revolving Loan Commitment at such time, and (E) the sum of
(1) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (2) the aggregate amount of unreimbursed drawings under all Letters of Credit shall not exceed US$100,000,000 at such time. Not later than 12:00 Noon, New York City time on the Effective Date, the US Lenders shall make US Revolving Loans available to the US Administrative Agent, at an account designated in writing by the US Administrative Agent to the US Lenders, an amount in immediately available funds equal to the aggregate outstanding principal amount of Existing Loans outstanding on the Effective Date, plus all accrued interest, unused commitment fees and other amounts owing in respect thereof; provided, however, that, at the option of any US Lender that is a lender under the Existing Credit Agreement immediately prior to the satisfaction of the conditions in Section 4.1, all or a portion of the aggregate amount of the Existing Loans of such US Lender may be deemed to satisfy the foregoing funding requirement by notice to the US Administrative Agent to such effect given prior to the Effective Date. Subject to the immediately preceding sentence, the US Administrative Agent shall use the amounts made available to the US Administrative Agent by the US Lenders to repay the principal amounts outstanding under the Existing Credit Agreement (together with any accrued interest and fees payable with respect thereto).

            (b) Subject to the terms and conditions hereof (including, without limitation, the occurrence of the Canadian Trigger Date), each Canadian Lender severally agrees to make (i) loans denominated in Canadian Dollars to the Canadian Borrower on a revolving credit basis through its Applicable Lending Office from time to time during the Availability Period (the "C$ Canadian Revolving Loans") in accordance with the provisions of this Agreement and (ii) loans denominated in US Dollars to the Canadian Borrower or the US Borrower on a revolving credit basis through its Applicable Lending Office from time to time during the Availability Period (the "US$ Canadian Revolving Loans"; and, together with the C$ Canadian Revolving Loans, the "Canadian Revolving Loans") in accordance with the provisions of this Agreement; provided, however, that, after giving effect thereto, (A) the Aggregate Canadian Borrower Credit Exposure shall not exceed the Canadian Borrowing Base then in effect, (B) the Aggregate Canadian Credit Exposure shall not exceed the Aggregate Canadian Revolving Loan Commitment at such time, (C) the Aggregate US Borrower Credit Exposure shall not exceed the US Borrowing Base then in effect, (D) the Aggregate Credit Exposure shall not exceed the sum of the US Borrowing Base and the Canadian Borrowing Base then in effect and (E) the Aggregate Credit Exposure shall not exceed the sum of the Aggregate US Revolving Loan Commitment and the Aggregate Canadian Revolving Loan Commitment at such time. Canadian Revolving Loans made to the US Borrower by any Canadian Lender shall be funded by such Canadian Lender's Counterpart Lender.

            (c) Subject to the terms and conditions hereof, each Borrower may borrow, prepay Revolving Loans made to it, reborrow Revolving Loans, and the US Borrower may have Letters of Credit issued for its account. The Revolving Loans, together with all accrued and unpaid interest thereon, shall mature and be due and payable in US Dollars or Canadian Dollars, as the case may be, on the Revolving Loan Commitment Expiration Date. The principal amount of each US Revolving Loan of a US Lender shall be in an amount equal to the product of (i) such Lender's US Revolving Loan Commitment Percentage (expressed as a fraction) and (ii) the total amount of the US Revolving Loans requested by the US Borrower in each instance. The principal amount of each Canadian Revolving Loan of a Canadian Lender shall be in an amount equal to the product of (i) such Lender's Canadian Revolving Loan Commitment Percentage (expressed as a fraction) and (ii) the total amount of the Canadian Revolving Loans requested by the US Borrower or the Canadian Borrower in each instance. The principal amount of each participation of a US Lender or Canadian Lender (with respect to Canadian Protective Advances and Canadian Overadvances made by the Canadian Administrative Agent) in a Letter of Credit, Swing Line Loan, Alternate Currency Loan, Overadvance or Protective Advance shall be in an amount equal to the product of (i) such Lender's US Revolving Loan Commitment Percentage or Canadian Revolving Loan Commitment Percentage, as applicable (expressed as a fraction) and (ii) the total amount of the Swing Line Loan, the Letter of Credit, the Protective Advance, the Overadvance or the Alternate Currency Loan, as applicable, requested by the applicable Borrower in each instance. Subject to
Section 2.22, in no event shall any Lender be obligated to make a requested Revolving Loan or participate in a requested Letter of Credit, Swing Line Loan, Alternate Currency Loan, Overadvance or Protective Advance if after giving effect to such Revolving Loan or such participation, such Lender's US Credit Exposure or Canadian Credit Exposure, as the case may be, is in excess of such Lender's US Revolving Loan Commitment or Canadian Revolving Loan Commitment, as the case may be.

                  (i) Each Borrower and any one or more Lenders (including New Lenders) may from time to time after the Effective Date agree that such Lender or Lenders shall establish a new US Revolving Loan Commitment or, after the Canadian Trigger Date, Canadian Revolving Loan Commitment, as the case may be, or increase the amount of its or their US Revolving Loan Commitment or Canadian Revolving Loan Commitments, as the case may be, by executing and delivering to the applicable Administrative Agent, in the case of each New Lender, a New Lender Supplement meeting the requirements of Section 2.1(c)(ii) or, in the case of each Lender which is not a New Lender, a Loan Commitment Increase Supplement meeting the requirements of Section 2.1(c)(iii). Notwithstanding the foregoing, (w) without the consent of all Lenders, the aggregate amount of incremental US Revolving Loan Commitments established or increased after the Effective Date pursuant to this paragraph shall not exceed US$100,000,000, (x) the aggregate amount of incremental Canadian Revolving Loan Commitments established or increased after the Canadian Trigger Date pursuant to this paragraph shall not increase the Aggregate Canadian Revolving Loan Commitment above US$35,000,000, and (y) unless otherwise agreed to by the applicable Administrative Agent, each increase in the Aggregate US Revolving Loan Commitment or the Aggregate Canadian Revolving Loan Commitment, as the case may be, effected pursuant to this paragraph shall be in a minimum aggregate amount of at least US$12,500,000, in the case of increases to the Aggregate US Revolving Loan Commitment or US$5,0000,000, in the case of increases to the Aggregate Canadian Revolving Loan Commitment, and (z) unless otherwise agreed by the applicable Administrative Agent, increases in US Revolving Loan Commitments and Canadian Revolving Loan Commitments may be effected on no more than two occasions pursuant to this paragraph; provided, that, notwithstanding anything herein to the contrary, in no event shall the sum of the Aggregate US Revolving Loan Commitment and the Aggregate Canadian Revolving Loan Commitment be permitted to exceed US$350,000,000. No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion. Upon the occurrence and continuance of an Event of Default, the amount of the US Revolving Loan Commitments and the amount of the Canadian Revolving Loan Commitments may not be increased.

                  (ii) Any additional bank, financial institution or other entity which, with the consent of the US Borrower and the applicable Administrative Agent (which consents shall not be unreasonably withheld), elects to become a "Lender" under this Agreement in connection with any transaction described in Section 2.1(c)(i) shall execute a New Lender Supplement (each, a "New Lender Supplement"), - substantially in the form of Exhibit D-1, whereupon such bank, financial institution or other - entity (a "New Lender") shall become a Lender, with a US Revolving Loan Commitment or Canadian Revolving Loan Commitment, as the case may be, in the amount set forth therein that is effective on the date specified therein, for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

                  (iii) Any Lender, which, with the consent of the US Borrower and the applicable Administrative Agent, elects to increase its US Revolving Loan Commitment or Canadian Revolving Loan Commitment, as the case may be, under this Agreement shall execute and deliver to the US Borrower and the applicable Administrative Agent a Loan Commitment Increase Supplement specifying (i) the amount of increase in US Revolving Loan Commitments and/or Canadian Revolving Loan Commitments, (ii) the amount of such Lender's total US Revolving Loan Commitment or Canadian Revolving Loan Commitment, as the case may be, after giving effect to such increase, and (iii) the date upon which such US Revolving Loan Commitment increase or Canadian Revolving Loan Commitment increase, as the case may be, shall become effective.

                  (iv) Notwithstanding anything to the contrary in this Agreement (including Section 2.13), unless otherwise agreed by the applicable Administrative Agent in connection with other procedures approved by such Administrative Agent to implement such increase, on each date upon which the US Revolving Loan Commitments or Canadian Revolving Loan Commitments, as the case may be, shall be increased pursuant to this Section, the applicable Borrower shall prepay all then outstanding Loans, which prepayment shall be accompanied by payment of all accrued interest on the amount prepaid and any amounts necessary to compensate the Lenders for any loss, cost or expense attributable to such prepayment, in accordance with Section
            2.17 hereof, and, to the extent it determines to do so, reborrow Loans from all the Lenders (after giving effect to the new and/or increased US Revolving Loan Commitments or Canadian Revolving Loan Commitments, as the case may be, becoming effective on such date). Any prepayment and reborrowing pursuant to the preceding sentence shall be effected, to the maximum extent practicable, through the netting of amounts payable between the applicable Borrower and the respective Lenders.

            (d) Subject to Sections 2.12 and 2.14, the Revolving Loans may from time to time be (a) for US Revolving Loans, (i) LIBOR Loans, (ii) ABR Loans or (iii) a combination thereof, (b) for C$ Canadian Revolving Loans, Canadian Prime Rate Loans or (c) for US$ Canadian Revolving Loans, (i) LIBOR Loans, (ii) Canadian ABR Loans (in the case of the Canadian Borrower), (iii) ABR Loans (in the case of the US Borrower) or (iv) a combination thereof, as determined by the applicable Borrower and notified to the applicable Administrative Agent in accordance with either this Section 2.1 or 2.8 hereof. Each Lender may make or maintain its applicable Revolving Loans for the account of the relevant Borrower and each Lender may participate in Letters of Credit, Protective Advance, Overadvance or Alternate Currency Loans to or for the account of the applicable Borrower by or through any Applicable Lending Office.

            (e) The US Revolving Loans made by each US Lender to the US Borrower may, at the request of each US Lender, be evidenced by a US Revolving Note, with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Lender and representing the obligation of the US Borrower to pay the aggregate unpaid principal amount of all US Revolving Loans made by such US Lender, the US Administrative Agent (with respect to US Protective Advances and US Overadvances), the Canadian Administrative Agent (with respect to Canadian Protective Advances and Canadian Overadvances), the Swing Line Lender (with respect to Swing Line Loans) or the applicable Alternate Currency Fronting Lender (with respect to Alternate Currency Loans) to the US Borrower pursuant to Section 2.3(a), as applicable, in each case with interest thereon as prescribed in Sections 2.10 and 2.11. The Canadian Revolving Loans made by each Canadian Lender to the Canadian Borrower and the US Borrower may, at the request of each Canadian Lender, be evidenced by a Canadian Revolving Note, with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Canadian Lender and representing the obligations of the Canadian Borrower and the US Borrower to pay the aggregate unpaid principal amount of all Canadian Revolving Loans made to it by such Canadian Lender pursuant to Section 2.1(b). Each Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of its Revolving Loans made to the applicable Borrower (or its risk participation in Swing Line Loans, Protective Advances, Overadvances and Alternate Currency Loans), each continuation thereof, and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, in the books and records of such Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of any Lender to make any such recordation or notation in the books and records of the Lender (or any error in such recordation or notation) shall not affect the obligations of either Borrower hereunder or under the US Revolving Notes or the Canadian Revolving Notes. Each US Revolving Note and Canadian Revolving Note shall (i) be dated the Effective Date or the Canadian Trigger Date, respectively, (ii) provide for the payment of interest in accordance with Sections 2.10 and 2.11 and (iii) be stated to be payable on the Revolving Loan Commitment Expiration Date.

            (f) With respect to US Revolving Loans and US$ Canadian Revolving Loans to be made available to the US Borrower, the US Borrower shall give the US Administrative Agent (and, with respect to US$ Canadian Revolving Loans, the Canadian Administrative Agent) irrevocable written notice (which notice must be received by the US Administrative Agent prior to 11:00 a.m., New York City time), one (1) US Business Day prior to the Borrowing Date of each ABR Loan denominated in US Dollars and three (3) US Business Days prior to the Borrowing Date of each LIBOR Loan denominated in US Dollars, requesting that the US Lenders or the Canadian Lenders (or the Counterpart Lender of any Canadian Lender), as applicable, make the US Revolving Loans or US$ Canadian Revolving Loans, as applicable, on the proposed Borrowing Date and specifying (i) the aggregate amount of Revolving Loans requested to be made, (ii) whether such borrowing is of the US Revolving Loan Commitments or the Canadian Revolving Loan Commitments (or, in the event that the US Borrower is borrowing under both facilities, specifying the principal amount of Loans being borrowed under the US Revolving Loan Commitments and the Canadian Revolving Loan Commitments, respectively), (iii) subject to Sections 2.14 and 2.16, whether the US Revolving Loans or US$ Canadian Revolving Loans, as applicable, are to be LIBOR Loans, ABR Loans or a combination thereof and (iv) if the Revolving Loans are to be entirely or partly LIBOR Loans, the length of the initial Interest Period therefor, which shall be a period contemplated by the definition of the term "Interest Period". Each such Revolving Loan Borrowing Notice or written confirmation of telephonic notice shall be irrevocable, and shall be appropriately completed to specify the date of such borrowing, the aggregate principal amount of the Revolving Loans to be made, whether such Revolving Loans are to be initially maintained as ABR Loans or LIBOR Loans and, in the case of the LIBOR Loans, the initial Interest Period applicable thereto. Payments of principal, interest and other amounts in respect of US Revolving Loans and US$ Canadian Loans made available to the US Borrower shall be made in US Dollars.

            (g) With respect to C$ Canadian Revolving Loans to be made available to the Canadian Borrower, the Canadian Borrower shall give the Canadian Administrative Agent (with a copy to the US Administrative Agent) irrevocable written notice (which notice must be received by the Canadian Administrative Agent prior to 10:00 a.m., New York City time), two (2) Canadian Business Day prior to the Borrowing Date of each Canadian Prime Rate Loan denominated in Canadian Dollars, requesting that the Canadian Lenders make the C$ Canadian Revolving Loans on the proposed Borrowing Date and specifying the aggregate amount of C$ Canadian Revolving Loans requested to be made. Each such Revolving Loan Borrowing Notice or written confirmation of telephonic notice shall be irrevocable, and shall be appropriately completed to specify the date of such borrowing and the aggregate principal amount of the C$ Canadian Revolving Loans to be made. Payments of principal, interest and other amounts in respect of C$ Canadian Revolving Loans made available to the Canadian Borrower shall be made in Canadian Dollars.

            (h) With respect to US$ Canadian Revolving Loans to be made available to the Canadian Borrower, the Canadian Borrower shall give the Canadian Administrative Agent (with a copy to the US Administrative Agent) irrevocable written notice (which notice must be received by the Canadian Administrative Agent prior to 10:00 a.m., New York City time), one (1) Canadian Business Day prior to the Borrowing Date of each Canadian ABR Loan denominated in US Dollars and three (3) Canadian Business Days prior to the Borrowing Date of each LIBOR Loan denominated in US Dollars, requesting that the Canadian Lenders make the US$ Canadian Revolving Loans on the proposed Borrowing Date and specifying (i) the aggregate amount of US$ Canadian Revolving Loans requested to be made,

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

(ii) subject to Sections 2.14 and 2.16, whether the US$ Canadian Revolving Loans are to be LIBOR Loans, Canadian ABR Loans or a combination thereof and (iii) if the US$ Canadian Revolving Loans are to be entirely or partly LIBOR Loans, the length of the initial Interest Period therefor, which shall be a period contemplated by the definition of the term "Interest Period". Each such Revolving Loan Borrowing Notice or written confirmation of telephonic notice shall be irrevocable, and shall be appropriately completed to specify the date of such borrowing, the aggregate principal amount of the US$ Canadian Revolving Loans to be made, whether such US$ Canadian Revolving Loans are to be initially maintained as Canadian ABR Loans or LIBOR Loans and, in the case of the LIBOR Loans, the initial Interest Period applicable thereto. Payments of principal, interest and other amounts in respect of US$ Canadian Revolving Loans made available to the Canadian Borrower shall be made in US Dollars.

            (i) On receipt of any notice referred to Section 2.1(f), (g) or (h) above, the US Administrative Agent or the Canadian Administrative Agent, as the case may be, shall promptly notify each applicable Lender thereof, of such Lender's proportionate share thereof and of the other matters specified in the Revolving Loan Borrowing Notice. Not later than 12:00 noon, New York City time, on the date specified for the borrowing of Revolving Loans, each Lender shall make available to the applicable Administrative Agent at the applicable Funding Account, the amount of such Lender's pro rata share of the aggregate borrowing amount (as determined in accordance with Section 2.1(c)) in US Dollars or Canadian Dollars, as the case may be, in immediately available funds. The applicable Administrative Agent will then make available to the applicable Borrower at the applicable Funding Account, in US Dollars or Canadian Dollars, as the case may be, and in immediately available funds, the aggregate of the amounts so made available by the Lenders prior to 2:00 p.m. (New York City time) on such day.

            (j) The US Administrative Agent or the Canadian Administrative Agent, as the case may be, may, in the absence of notification from any Lender that such Lender has not made its pro rata share available to such Administrative Agent on such date, credit the account of the applicable Borrower on the books of such office of such Administrative Agent with the aggregate amount of Revolving Loans requested. If any Lender does not make available to such Administrative Agent the amount required pursuant to this Section 2.1, such Administrative Agent shall promptly notify the applicable Borrower and shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Alternate Base Rate. Nothing in this Section shall be deemed to relieve any Lender from its obligation to make Revolving Loans hereunder.

            (k) Neither the US Administrative Agent, the Canadian Administrative Agent nor any Lender shall be responsible for the obligation or US Revolving Loan Commitment or Canadian Revolving Loan Commitment of any other Lender hereunder, nor will the failure of any Lender to comply with the terms of this Agreement relieve any other Lender or any Borrower of its obligations under this Agreement and the other Loan Documents.

            (l) Subject to Section 2.5(c), the US Revolving Loan Commitment and Canadian Revolving Loan Commitment of each Lender and the Aggregate US Revolving Loan Commitment and the Aggregate Canadian Revolving Loan Commitment shall terminate on the Revolving Loan Commitment Expiration Date. All outstanding Revolving Loans shall be due and payable, to the extent not previously paid in accordance with the terms hereof, on the Revolving Loan Commitment Expiration Date.

            SECTION 2.2. Swing Line Loans; Swing Line Commitment(a).

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

            (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make loans in US Dollars through its Applicable Lending Office to the US Borrower from time to time from and including the Effective Date to but excluding the date which is five US Business Days prior to the Revolving Loan Commitment Expiration Date (each a "Swing Line Loan" and, collectively, the "Swing Line Loans") in an aggregate principal amount not to exceed at any time outstanding US$25,000,000 (the "Swing Line Commitment"); provided, that (w) the Aggregate US Credit Exposure shall not exceed the the Aggregate US Revolving Loan Commitment at any time, (x) the Aggregate US Borrower Credit Exposure shall not exceed the US Borrowing Base then in effect, (y) the Aggregate Credit Exposure shall not exceed the sum of the Aggregate US Revolving Loan Commitment and the Aggregate Canadian Revolving Loan Commitment at such time and (z) the Aggregate Credit Exposure shall not exceed the sum of the US Borrowing Base and the Canadian Borrowing Base then in effect. Subject to the foregoing, the US Borrower may borrow Swing Line Loans, prepay Swing Line Loans and reborrow Swing Line Loans. All outstanding Swing Line Loans shall be due and payable, to the extent not previously paid in accordance with the terms hereof, on the earlier of (x) the date of any borrowing of US Revolving Loans hereunder (with the proceeds of each US Revolving Loan borrowing to be applied towards the prepayment of any outstanding Swing Line Loans) and (y) the US Revolving Loan Commitment Expiration Date. Swing Line Loans shall be ABR Loans only.

            (b) The Swing Line Loans shall (to the extent requested by the Swing Line Lender) be evidenced by the Swing Line Note, with appropriate insertions therein as to payee, date and principal amount, payable to the order of the Swing Line Lender and representing the obligation of the US Borrower to pay the aggregate unpaid principal amount of the Swing Line Loans, with interest thereon as prescribed in Sections 2.10 and 2.11. The Swing Line Lender is hereby authorized (but not required) to record the borrowing date of each Swing Line Loan, the amount thereof and the date and amount of each payment or prepayment of principal thereof, in the books and records of the Swing Line Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of the Swing Line Lender to make any such recordation or notation (or any error in such recordation or notation) shall not affect the obligations of the US Borrower hereunder or under the Swing Line Note. The Swing Line Note shall (x) be dated the Effective Date, (y) be stated to mature on the Revolving Loan Commitment Expiration Date and (z) provide for the payment of interest in accordance with Sections 2.10 and 2.11.

            (c) The US Borrower shall give the US Administrative Agent irrevocable notice (which notice may be telephonic, to be confirmed promptly in writing), which notice must be received by the US Administrative Agent prior to 12:00 noon, New York City time, on the requested borrowing date (which shall be a US Business Day) specifying the amount of the requested Swing Line Loan, which shall be in a minimum amount of US$100,000. Written notice of borrowing shall be given by submitting a Notice of Swing Line Borrowing to the US Administrative Agent. On receipt of such notice, the US Administrative Agent shall promptly notify the Swing Line Lender thereof. The proceeds of each Swing Line Loan will then be made available to the US Borrower by the Swing Line Lender by crediting the account of the US Borrower on the books of the US Administrative Agent at its office specified in Section 9.2.

            (d) The Swing Line Lender, at any time in its sole and absolute discretion, may on behalf of the US Borrower (which hereby irrevocably directs the Swing Line Lender to so act on their behalf) request each US Lender to make a US Revolving Loan in an amount equal to such US Lender's US Revolving Loan Commitment Percentage of the principal amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given. Unless any of the events described in Section 7(g) shall have occurred (in which event the procedures of Section 2.2(e) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a US Revolving Loan are then satisfied, each US Lender shall make the proceeds of its US Revolving Loan

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

available to the Swing Line Lender at its office specified in Section 9.2, not later than 12:00 noon, New York City time. The proceeds of such US Revolving Loans shall be immediately applied to repay the Refunded Swing Line Loans.

            (e) If, prior to refunding a Swing Line Loan with a US Revolving Loan pursuant to Section 2.2(d), one of the events described in Section 7(g) shall have occurred, then, subject to the provisions of Section 2.2(f), each US Lender will, on the date such US Revolving Loan was to have been made, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its US Revolving Loan Commitment Percentage of such Swing Line Loan. Upon request, each US Lender will promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation, and upon receipt thereof the Swing Line Lender will deliver to such US Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

            (f) Each US Lender's obligation to make US Revolving Loans in accordance with Section 2.2(d) and to purchase participating interests in accordance with Section 2.2(e) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such US Lender may have against the Swing Line Lender, the US Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of any Event of Default; (C) any adverse change in the condition (financial or otherwise) of any Loan Party or any other Person; (D) any breach of this Agreement by Quiksilver, the US Borrower or any other Person; (E) any inability of the US Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (F) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any US Lender does not make available to the Swing Line Lender the amount required pursuant to Section 2.2(d) or (e), as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such US Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the greater of the daily average Federal Funds Effective Rate and a rate determined by the US Administrative Agent in accordance with banking industry rules on interbank compensation for the period until such US Lender makes such amount immediately available to the US Administrative Agent, for the account of the Swing Line Lender. If such amount is not made available to the US Administrative Agent, for the account of the Swing Line Lender, by such US Lender within three US Business Days of such due date, the Swing Line Lender shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand. Notwithstanding the foregoing provisions of this Section 2.2(f), no US Lender shall he required to make a US Revolving Loan to the US Borrower for the purpose of refunding a Swing Line Loan pursuant to Section 2.2(d) or to purchase a participating interest in a Swing Line Loan pursuant to Section 2.2(e) if an Event of Default has occurred and is continuing and, prior to the making by the Swing Line Lender of such Swing Line Loan, the Swing Line Lender has received written notice from such US Lender specifying that such Event of Default has occurred and is continuing, describing the nature thereof and stating that, as a result thereof, such US Lender shall cease to make such Refunded Swing Line Loans and purchase such participating interests, as the case may be; provided, however, that the obligation of such US Lender to make such Refunded Swing Line Loans and to purchase such participating interests shall be reinstated upon the earlier to occur of (y) the date upon which such US Lender notifies the Swing Line Lender that its prior notice has been withdrawn and (z) the date upon which the Event of Default specified in such notice no longer is continuing.

            (g) The Swing Line Commitment of the Swing Line Lender shall terminate on the Revolving Loan Commitment Expiration Date.

            SECTION 2.3. Alternate Currency Loans(b).

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

            (a) Subject to the terms and conditions hereof, each Alternate Currency Fronting Lender agrees to make loans denominated in the applicable Alternate Currency through its Applicable Lending Office (each, an "Alternate Currency Loan") on a revolving credit basis to the US Borrower from time to time during the Availability Period in accordance with the provisions of this Agreement; provided, however, that (A) the Aggregate US Borrower Credit Exposure shall not exceed the US Borrowing Base then in effect, (B) the Aggregate US Credit Exposure shall not exceed the Aggregate US Revolving Loan Commitment at such time, (C) the Aggregate Credit Exposure shall not exceed the sum of the US Borrowing Base and the Canadian Borrowing Base then in effect, (D) the Aggregate Credit Exposure shall not exceed the sum of the Aggregate US Revolving Loan Commitment and the Aggregate Canadian Revolving Loan Commitment at such time, and (E) the sum of (1) the US Dollar Equivalent of the aggregate principal amount of all Alternate Currency Loans outstanding and (2) the US Dollar Equivalent of the Letter of Credit Exposure of all outstanding Alternate Currency Letters of Credit shall not exceed the Alternate Currency Sublimit. During the period from the Effective Date through the Revolving Loan Commitment Expiration Date, the US Borrower may borrow, prepay and reborrow Alternate Currency Loans in whole or in part, all in accordance with the terms and conditions hereof. For the avoidance of doubt, the definition of "Alternate Currency Fronting Lender" sets forth which institution will be funding Alternate Currency Loans for the applicable Alternate Currency.

            (b) The Alternate Currency Loans shall be LIBOR Loans. The principal of and interest on each Alternate Currency Loan shall be paid, subject to Section 2.3(f) and (m), in the applicable Currency for such Alternate Currency Loan and, subject to Section 2.3(e), shall be for the account of the relevant Alternate Currency Fronting Lender.

            (c) The US Borrower shall give the US Administrative Agent and the Alternate Currency Fronting Agent (with respect to Alternate Currency Loans denominated in Alternate Currencies other than Canadian Dollars) or the applicable Alternate Currency Fronting Lender (with respect to Alternate Currency Loans denominated in Canadian Dollars) irrevocable written notice (which notice must be received prior to 11:00 a.m., London or Toronto time, as applicable, four Eurodollar Business Days prior to the Borrowing Date of each LIBOR Loan denominated in an Alternate Currency) requesting that the applicable Alternate Currency Fronting Lender make an Alternate Currency Loan on the proposed Borrowing Date and specifying (i) the aggregate amount of Alternate Currency Loans requested to be made, (ii) the Alternate Currency in which such Loan is to be denominated, and (iii) the length of the initial Interest Period therefor, which shall be a period contemplated by the definition of the term "Interest Period". Each Alternate Currency Loan Borrowing Notice shall be irrevocable, and shall be appropriately completed to specify the date of such borrowing, the aggregate principal amount of the Alternate Currency Loans to be made, the Alternate Currency in which such Alternate Currency Loan is to be denominated and the initial Interest Period applicable thereto.

            (d) The Alternate Currency Fronting Agent (with respect to Alternate Currency Loans denominated in Alternate Currencies other than Canadian Dollars) or the applicable Alternate Currency Fronting Lender (with respect to Alternate Currency Loans denominated in Canadian Dollars) shall make available to the US Borrower (through the US Administrative Agent) at the US Funding Account, in the requested Alternate Currency, and in immediately available funds, the aggregate amount of Alternate Currency Loans requested to be borrowed prior to 2:00 p.m. (London or Toronto time, as applicable) on such day.

            (e) The US Borrower shall pay to (x) the Alternate Currency Fronting Agent (with respect to Alternate Currency Loans denominated in Alternate Currencies other than Canadian Dollars) for the benefit of the applicable Alternate Currency Lender or (y) the applicable Alternate Currency Fronting Lender (with respect to Alternate Currency Loans denominated in Canadian Dollars), in either case with respect to each Alternate Currency Loan made by the applicable Alternate Currency Fronting

Lender (in addition to interest required to be paid pursuant to Section 2.10), for the account of such Alternate Currency Fronting Lender, a fronting fee in the relevant Alternate Currency with respect to the period from and including the date of such Alternate Currency Loan to but excluding the date of repayment thereof computed at a rate per annum agreed by the US Borrower and the applicable Alternate Currency Fronting Lender on the average daily principal amount of such Alternate Currency Loan outstanding during the period for which such fee is calculated. Such fronting fee shall be payable in arrears on each Interest Payment Date to occur after the making of such Alternate Currency Loan and shall be nonrefundable.

            (f) The US Borrower shall pay to the US Administrative Agent for the account of the Alternate Currency Loan Participants, a participation fee with respect to each Alternate Currency Loan for the period from and including the date such Alternate Currency Loan was made to but excluding the date of repayment thereof, computed at a rate per annum equal to the Applicable Margin in respect of LIBOR Loans from time to time in effect on the average daily principal amount of such Alternate Currency Loan outstanding during the period for which such fee is calculated. Such participation fee shall be (i) payable in the applicable Alternate Currency (with respect to Alternate Currency Fronting Loans), (ii) payable in arrears on each Interest Payment Date to occur after the making of such Alternate Currency Loan and (iii) nonrefundable. Such fee shall be shared ratably among the Alternate Currency Loan Participants in accordance with their respective US Revolving Loan Commitment Percentages.

            (g) The US Administrative Agent shall, promptly following its receipt thereof, distribute to the Alternate Currency Fronting Agent for distribution to the applicable Alternate Currency Fronting Lender (with respect to Alternate Currency Loans denominated in Alternate Currencies other than Canadian Dollars) or the applicable Alternate Currency Fronting Lender (with respect to Alternate Currency Loans denominated in Canadian Dollars) and the Alternate Currency Loan Participants all fees received by the US Administrative Agent for their respective accounts pursuant to Section 2.3(e) and (f).

            (h) Each Alternate Currency Fronting Lender irrevocably agrees to grant and hereby grants to each Alternate Currency Loan Participant (other than such Alternate Currency Fronting Lender), and, to induce each Alternate Currency Fronting Lender to make Alternate Currency Loans hereunder, each such Alternate Currency Loan Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Alternate Currency Fronting Lender, on the terms and conditions set forth below, for such Alternate Currency Loan Participant's own account and risk, an undivided interest equal to such Alternate Currency Loan Participant's US Revolving Loan Commitment Percentage of such Alternate Currency Fronting Lender's obligations and rights in respect of each Alternate Currency Loan made by such Alternate Currency Fronting Lender hereunder. Each Alternate Currency Loan Participant unconditionally and irrevocably agrees with each Alternate Currency Fronting Lender that, if any amount in respect of the principal, interest or fees owing to such Alternate Currency Fronting Lender in respect of an Alternate Currency Loan is not paid when due in accordance with the terms of this Agreement, such Alternate Currency Loan Participant shall pay to the US Administrative Agent, for the account of such Alternate Currency Fronting Lender, upon demand an amount in US Dollars (with the US Dollar Equivalent of the unpaid amount of such Alternate Currency Loan to be calculated by the US Administrative Agent) equal to such Alternate Currency Loan Participant's US Revolving Loan Commitment Percentage of such unpaid amount. Each Alternate Currency Loan Participant's obligation to make the payment referred to in the immediately preceding sentence shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such US Lender may have against the applicable Alternate Currency Fronting Lender, the US Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of any Event of Default; (C) any adverse change in the condition (financial or otherwise) of any Loan Party or any other Person; (D) any breach of this Agreement by Quiksilver, the US Borrower or any other Person; (E) any inability of the US Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (F) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            (i) If any amount required to be paid by any Alternate Currency Loan Participant to the applicable Alternate Currency Fronting Lender pursuant to this Section 2.3(e) is not made available to the US Administrative Agent when due, such Alternate Currency Loan Participant shall pay to the US Administrative Agent, for the account of the applicable Alternate Currency Fronting Lender, on demand, such amount with interest thereon at a rate equal to the greater of the daily average Federal Funds Effective Rate and a rate determined by the US Administrative Agent in accordance with banking industry rules on interbank compensation for the period until such Alternate Currency Loan Participant makes such amount immediately available to the US Administrative Agent, for the account of such Alternate Currency Fronting Lender. If such amount is not made available to the US Administrative Agent, for the account of the applicable Alternate Currency Fronting Lender, by such Alternate Currency Loan Participant within three US Business Days of such due date, such Alternate Currency Fronting Lender shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand. A certificate of any Alternate Currency Fronting Lender submitted to any US Lender with respect to any amounts owing under this Section 2.3(i) shall be conclusive in the absence of manifest error.

            (j) Whenever, at any time after the Alternate Currency Fronting Agent or the applicable Alternate Currency Fronting Lender has received from any Alternate Currency Loan Participant the full amount owing by such Alternate Currency Loan Participant pursuant to and in accordance with this Section 2.3(j) in respect of any Alternate Currency Loan, the Alternate Currency Fronting Agent or the applicable Alternate Currency Fronting Lender receives any payment related to such Alternate Currency Loan (whether directly from the US Borrower or otherwise, including proceeds of collateral applied thereto by the Alternate Currency Fronting Agent, the applicable Alternate Currency Fronting Lender or the US Administrative Agent, on behalf of such Alternate Currency Fronting Lender), or any payment of interest on account thereof, the Alternate Currency Fronting Agent or the applicable Alternate Currency Fronting Lender, as applicable, will distribute to such Alternate Currency Loan Participant its pro rata share thereof.

            (k) If any payment received by the Alternate Currency Fronting Agent (with respect to Alternate Currency Loans denominated in Alternate Currencies other than Canadian Dollars) or the applicable Alternate Currency Fronting Lender (with respect to Alternate Currencies denominated in Canadian Dollars) pursuant to Section 2.3(e) with respect to any Alternate Currency Loan made by the applicable Alternate Currency Fronting Lender shall be required to be returned by the Alternate Currency Fronting Agent or the applicable Alternate Currency Fronting Lender, as the case may be, each Alternate Currency Loan Participant shall pay to the Alternate Currency Fronting Agent (for the benefit of the applicable Alternate Currency Fronting Lender) or the applicable Alternate Currency Fronting Lender its pro rata share thereof.

            (l) All outstanding Alternate Currency Loans shall be due and payable, to the extent not previously paid in accordance with the terms hereof, on the Revolving Loan Commitment Expiration Date.

            (m) Following the date on which any risk participation with respect to an Alternate Currency Loan is converted to US Dollars pursuant to
Section 2.3(h), all amounts payable in connection with such risk participation (and the underlying obligation of the US Borrower to repay such Alternate Currency Loan under Section 2.3(b)) shall be denominated in US Dollars for all purposes.

            SECTION 2.4. Acceptances. (a) Acceptance Commitment. Subject to the terms and conditions hereof (including, without limitation, the occurrence of the Canadian Trigger Date), each Canadian Lender severally agrees that the Canadian Borrower may issue Acceptances denominated in Canadian Dollars, in minimum denominations of C$100,000 or a whole multiple thereof and in minimum aggregate amounts of C$2,000,000 or any greater whole multiple of C$100,000, each in accordance with the provisions of this Section 2.4 from time to time until the Revolving Loan Commitment Expiration Date with respect to such Canadian Lender; provided, that (A) the Aggregate Canadian Borrower Credit Exposure shall not exceed the Canadian Borrowing Base then in effect, (B) the Aggregate Canadian Credit Exposure shall not exceed the Aggregate Canadian Revolving Loan Commitment at such time, (C) the Aggregate Credit Exposure shall not exceed the sum of the US Borrowing Base and the Canadian Borrowing Base then in effect and (D) the Aggregate Credit Exposure shall not exceed the sum of the Aggregate US Revolving Loan Commitment and the Aggregate Canadian Revolving Loan Commitment at such time; provided, further, that at all times the outstanding aggregate face amount of all Acceptances made by a Canadian Lender shall equal its Canadian Revolving Loan Commitment Percentage of the outstanding face amount of all Acceptances made by all Canadian Lenders. For purposes of this Agreement, the full face value of an Acceptance, without discount, shall be used when calculations are made to determine the outstanding amount of a Canadian Lender's Acceptances; provided that in computing the face amount of Acceptances outstanding, the face amount of an Acceptance in respect of which the Acceptance Obligation has been prepaid by the Canadian Borrower and received by the Canadian Lender that created the same in accordance with the terms of this Agreement shall not be included.

            (b) Terms of Acceptance. Each Draft shall be accepted by a Canadian Lender, upon the written request of the Canadian Borrower given in accordance with paragraph (c), by the completion and acceptance by such Canadian Lender of a Draft (i) payable in Canadian Dollars, drawn by the Canadian Borrower on the Canadian Lender in accordance with this Agreement, to the order of the Canadian Lender and (ii) maturing prior to the Revolving Loan Commitment Expiration Date with respect to such Canadian Lender on a Canadian Business Day not less than 28 days nor more than 180 days after the date of such Draft (and in integral maturities of one month, two months, three months or six months, or, from time to time, such other nonstandard periods as the Canadian Borrower and the affected Canadian Lender(s) may agree), excluding days of grace, all as specified in the relevant Canadian Notice of Drawing to be delivered under paragraph (c) of this Section 2.4; provided that no Acceptance shall have a tenor in excess of the period of time which is usual and reasonably necessary to finance transactions of similar character.

            (c)   Notice of Drawing and Discount of Acceptances.

                  (i) With respect to each requested acceptance of Drafts, the Canadian Borrower shall give the Canadian Administrative Agent a Canadian Notice of Drawing, substantially in the form of Exhibit G-3 (which shall be irrevocable and may be by telephone confirmed in writing within one Canadian Business Day) to be received prior to 10:00 a.m., Toronto time, at least two Canadian Business Days prior to the date of the requested acceptance, specifying:

                        (1)   the date on which such Drafts are to be accepted;

                        (2)   the aggregate face amount of such Drafts;

                        (3)   the maturity date of such Acceptances;

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

                        (4) whether the Canadian Lenders must purchase or arrange for the purchase of the Acceptances; and

                        (5) such additional information as the Canadian Administrative Agent or any Canadian Lenders may reasonably from time to time request to be included in such notices.

                   (ii) Upon receipt of a Canadian Notice of Drawing the Canadian Administrative Agent shall promptly notify each Canadian Lender of the contents thereof and of such Canadian Lender's ratable share of the Acceptances requested thereunder. The aggregate face amount of the Drafts to be accepted by a Canadian Lender shall be determined by the Canadian Administrative Agent by reference to the respective Canadian Revolving Loan Commitments of the Canadian Lenders; provided that, if the face amount of an Acceptance which would otherwise be accepted by a Canadian Lender is not C$100,000, or a whole multiple thereof, the face amount shall be increased or reduced by the Canadian Administrative Agent, in its sole discretion, to C$100,000, or the nearest integral multiple thereof, as appropriate.

                   (iii) On each date upon which Acceptances are to be accepted, the Canadian Administrative Agent shall advise the Canadian Borrower of the applicable Discount Rate for each of the Lenders. Not later than 10:00 a.m., Toronto time, on such date each Canadian Lender shall, subject to the fulfillment of the conditions precedent specified in Section 4.3, and subject to each Non-Acceptance Canadian Lender's making Acceptance Equivalent Loans pursuant to paragraph (i) of this Section 2.4, (A) on the basis of the information supplied by the Canadian Administrative Agent, as aforesaid, complete a Draft or Drafts of the Canadian Borrower by filling in the amount, date and maturity date thereof in accordance with the applicable Canadian Notice of Drawing, (B) duly accept such Draft or Drafts, (C) discount such Acceptance or Acceptances, (D) give the Canadian Administrative Agent telegraphic or telex notice of such Canadian Lender's acceptance of such Draft or Drafts and confirming the discount rate at which it discounted the Acceptance or Acceptances and the amount paid to the Canadian Administrative Agent for the account of the Canadian Borrower and (E) remit to the Canadian Administrative Agent in Canadian Dollars in immediately available funds an amount equal to the proceeds of such discount less the Acceptance Fee. Upon receipt by the Canadian Administrative Agent of such sums from the Canadian Lenders, the Canadian Administrative Agent shall make the aggregate amount thereof available to the Canadian Borrower.

                   (iv) Each extension of credit hereunder through the acceptance of Drafts shall be made simultaneously and pro rata by the Canadian Lenders in accordance with their respective Canadian Revolving Loan Commitments.

            (d) Sale of Acceptances. The Canadian Borrower shall have the right to sell any Acceptance; provided that if so specified in the Canadian Notice of Drawing the Canadian Lenders shall purchase or arrange for the purchase of all of the Acceptances in the market and each Canadian Lender shall provide to the Canadian Administrative Agent the discount proceeds for the account of the Canadian Borrower. The Acceptance Fee in respect of such Acceptances may, at the option of the Canadian Lender, be set off against the discount proceeds payable by such Canadian Lender hereunder.

            (e) Acceptance Obligation. The Canadian Borrower is obligated, and hereby unconditionally agrees, to pay to each Canadian Lender the face amount of each Acceptance created by such Lender in accordance with a Canadian Notice of Drawing pursuant to paragraph (c) on the maturity date thereof, or on such earlier date as may be required pursuant to provisions of this Agreement. With respect to each Acceptance which is outstanding hereunder, the Canadian Borrower shall notify the Canadian Administrative Agent prior to 10:00 a.m., Toronto time, two Canadian Business Days prior to the maturity date of such Acceptance (which notice shall be irrevocable) of the Canadian Borrower's intention to issue Acceptances on such maturity date to provide for the payment of such maturing Acceptance and shall deliver a Canadian Notice of Drawing to the Canadian Administrative Agent or that the Canadian Borrower intends to repay the maturing Acceptances on the maturity date. Any repayment of an Acceptance must be made at or before 2:00 p.m. (Toronto time) on the maturity date of such Acceptance. If the Canadian Borrower fails to provide such notice to the Canadian Administrative Agent or fails to repay the maturing Acceptances, or if a Default or an Event of Default has occurred and is continuing on such maturity date, the Canadian Borrower's obligations in respect of the maturing Acceptances shall be deemed to have been converted on the maturity date thereof into a Canadian Prime Rate Loan in an amount equal to the face amount of the maturing Acceptances. The Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to a Canadian Lender in respect of any Acceptances accepted by such Canadian Lender under this Agreement which might exist solely by reason of those Acceptances being held, at the maturity thereof, by that Canadian Lender in its own right and the Canadian Borrower agrees not to claim any days of grace if that Canadian Lender, as holder, sues the Canadian Borrower on those Acceptances for payment of the amounts payable by the Canadian Borrower thereunder.

            (f) Supply of Drafts and Power of Attorney. To enable the Canadian Lenders to accept Drafts in the manner specified in this Section 2.4 the Canadian Borrower hereby appoints each Canadian Lender as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Canadian Lender, blank forms of Acceptances. In this respect, it is each Canadian Lender's responsibility to maintain an adequate supply of blank forms of Acceptances for acceptance under this Agreement. The Canadian Borrower recognizes and agrees that all Acceptances signed and/or endorsed on its behalf by a Canadian Lender shall bind the Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of the Canadian Borrower; provided, that such acts in each case are to be undertaken in accordance with such Canadian Lender's obligations under this Agreement. Each Canadian Lender is hereby authorized to issue such Acceptances endorsed in blank in such face amounts as may be determined by such Canadian Lender; provided that the aggregate amount thereof is equal to the aggregate amount of Acceptances required to be accepted by such Canadian Lender. Drafts drawn by the Canadian Borrower to be accepted as Acceptances shall be signed by a duly authorized officer or officers of the Canadian Borrower or by its attorney-in-fact including any attorney-in-fact appointed pursuant to this Section 2.4(f). The Canadian Borrower hereby authorizes and requests each Canadian Lender in accordance with each Canadian Notice of Drawing received from the Canadian Borrower pursuant to paragraph (c) to take the measures with respect to a Draft or Drafts of the Canadian Borrower then in possession of such Lender specified in paragraph (c)(iii) of this Section. In case any authorized signatory of the Canadian Borrower whose signature shall appear on any Draft shall cease to have such authority before the acceptance of a Draft with respect to such Draft, the obligations of the Canadian Borrower hereunder and under such Acceptance shall nevertheless be valid for all purposes as if such authority had remained in force until such creation. The Canadian Administrative Agent and each Canadian Lender shall be fully protected in relying upon any instructions received from the Canadian Borrower (orally or otherwise) without any duty to make inquiry as to the genuineness of such instructions. The Canadian Administrative Agent and each Canadian Lender shall be entitled to rely on instructions received from any person identifying himself (orally or otherwise) as a duly authorized officer of the Canadian Borrower and shall not be liable for any errors, omissions, delays or interruptions in the transmission of such instructions.

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

            (g) Exculpation. No Canadian Lender shall be responsible or liable for its failure to accept a Draft if the cause of such failure is, in whole or in part, due to the failure of the Canadian Borrower to provide the Drafts or the power of attorney described in paragraph (f) above to such Canadian Lender on a timely basis nor shall any Canadian Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such Draft except loss or improper use arising by reason of the negligence or willful misconduct of such Canadian Lender.

            (h) Rights of Canadian Lender as to Acceptances. Neither the Canadian Administrative Agent nor any Canadian Lender shall have any responsibility as to the application of the proceeds by the Canadian Borrower of any discount of any Acceptances. For greater certainty, each Canadian Lender may, at any time, purchase Acceptances issued by the Canadian Borrower and may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Acceptances accepted and/or purchased by it.

            (i) Acceptance Equivalent Loans. Whenever the Canadian Borrower delivers a Canadian Notice of Drawing to the Canadian Administrative Agent under this Agreement requesting the Canadian Lenders to accept Drafts, a Canadian Lender which cannot accept Drafts (a "Non-Acceptance Canadian Lender") shall, in lieu of accepting Drafts, make an Acceptance Equivalent Loan. On each date on which Drafts are to be accepted, subject to the same terms and conditions applicable to the acceptance of Drafts, any Non-Acceptance Canadian Lender that makes an Acceptance Equivalent Loan, upon delivery by the Canadian Borrower of an executed Discount Note payable to the order of such Non-Acceptance Canadian Lender, will remit to the Canadian Administrative Agent in immediately available funds for the account of the Canadian Borrower the Acceptance equivalent discount proceeds in respect of the Discount Notes issued by the Canadian Borrower to the Non-Acceptance Canadian Lender. Each Non-Acceptance Canadian Lender may agree, in lieu of receiving any Discount Notes, that such Discount Notes may be uncertificated and the applicable Acceptance Equivalent Loan shall be evidenced by a loan account which such Non-Acceptance Canadian Lender shall maintain in its name, and reference to such uncertificated Discount Notes elsewhere in this Agreement shall be deemed to include reference to the relevant Acceptance Equivalent Loan or loan account, as applicable.

            (j) Terms Applicable to Discount Notes. The term "Acceptance" when used in this Agreement shall be construed to include Discount Notes and all terms of this Agreement applicable to Acceptances shall apply equally to Discount Notes evidencing Acceptance Equivalent Loans with such changes as may in the context be necessary (except that no Discount Note may be sold, rediscounted or otherwise disposed of by the Non-Acceptance Canadian Lender making Acceptance Equivalent Loans). For greater certainty:

                  (i) a Discount Note shall mature and be due and payable on the same date as the maturity date for Acceptances specified in the applicable Canadian Notice of Drawing;

                  (ii) an Acceptance Fee will be payable in respect of a Discount Note and shall be calculated at the same rate and in the same manner as the Acceptance Fee in respect of an Acceptance;

                  (iii) a discount applicable to a Discount Note shall be
            calculated in the same manner and at the Discount Rate that would be applicable to Acceptances accepted by a Schedule II or III Lender pursuant to the applicable Canadian Notice of Drawing;

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

                  (iv) an Acceptance Equivalent Loan made by a Non-Acceptance Canadian Lender will be considered to be part of a Non-Acceptance Canadian Lender's outstanding Acceptances for all purposes of this Agreement; and

                  (v) the Canadian Borrower shall deliver Discount Notes to each Non-Acceptance Canadian Lender and grants to each Non-Acceptance Canadian Lender a power of attorney in respect of the completion and execution of Discount Notes, each in accordance with
            Section 2.4(f).

            (k) Prepayment of Acceptances and Discount Notes. No Acceptance or Discount Note may be repaid or prepaid prior to the maturity date of such Acceptance or Discount Note, except in accordance with the provisions of Article VII.

            (l) Depository Bills and Notes Act. At the option of the Canadian Borrower and any Canadian Lender, Acceptances and Discount Notes under this Agreement to be accepted by such Lender may be issued in the form of depository bills and depository notes, respectively, for deposit with The Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada). All depository bills and depository notes so issued shall be governed by the Depository Bills and Notes Act (Canada) and the provisions of this
Section 2.4.

            (m) Acceptance Fee. The Canadian Borrower agrees to pay to each Canadian Lender a fee (the "Acceptance Fee") in advance and in Canadian Dollars, at a rate per annum equal to the Applicable Margin, on the date of acceptance of each Acceptance. All Acceptance Fees shall be calculated on the face amount of the Acceptance issued and computed on the basis of the actual number of days in the term thereof and a year of 365 days. The Acceptance Fee shall be in addition to any other fees payable to each Canadian Lender in connection with the issuance or discounting of such Acceptance. The discount rate for Acceptance Fees shall be calculated under terms customary to the practice of the Canadian Lenders and shall be based upon a year of 365 days and the term of such Acceptance.

            SECTION 2.5. Letters of Credit. (a) General. Prior to the Effective Date, JPMorgan Chase Bank, N.A. and Union Bank of California, N.A., as applicable, issued the Existing Letters of Credit which, from and after the Effective Date, shall constitute Letters of Credit hereunder Subject to the terms and conditions set forth herein, the US Borrower may request the issuance of Letters of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit) for its own account or the account of Quiksilver or any of its Subsidiaries, in a form reasonably acceptable to the applicable Issuing Bank (provided that each Letter of Credit shall provide for payment against sight drafts drawn thereunder), at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the US Borrower to, or entered into by the US Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

            (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the US Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the US Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension, the currency in which such Letter of Credit is to be denominated (which shall be an Approved Currency), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit, provided that in no event shall any Issuing Bank other than JPMorgan Chase Bank, N.A. or one other Issuing Bank designated from time to time by the US Borrower and reasonably acceptable to the US Administrative Agent issue any Alternate Currency Letter of Credit hereunder. If requested by the applicable Issuing Bank, the US Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the US Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Letter of Credit Exposure shall not exceed US$100,000,000, (ii) the sum of (A) the US Dollar Equivalent of the aggregate principal amount of all Alternate Currency Loans outstanding and (B) the US Dollar Equivalent of the Letter of Credit Exposure of all outstanding Alternate Currency Letters of Credit shall not exceed the Alternate Currency Sublimit, (iii) the Aggregate US Borrower Credit Exposure shall not exceed the US Borrowing Base then in effect, (iv) the Aggregate US Credit Exposure shall not exceed the Aggregate US Revolving Loan Commitment at such time, (v) the Aggregate Credit Exposure shall not exceed the sum of the US Borrowing Base and the Canadian Borrowing Base then in effect, and
(vi) the Aggregate Credit Exposure shall not exceed the sum of the Aggregate US Revolving Loan Commitment and the Aggregate Canadian Revolving Loan Commitment at such time. Subsequent to the receipt by any Issuing Bank of a Notification Instruction (as defined below) from the US Administrative Agent which shall not have been withdrawn, such Issuing Bank will contact the US Administrative Agent prior to the issuance or increase in any Letter of Credit to determine whether or not such issuance or increase would result in any of the limitations set forth in the preceding sentence being exceeded. For purposes of this Section 2.5(b), a "Notification Instruction" shall (i) mean any instruction from the US Administrative Agent requiring that an Issuing Bank make the contacts described in the preceding sentence, which instruction the US Administrative Agent (a) may deliver at any time when it determines that the percentage which either (x) the Aggregate US Credit Exposure constitutes of the Aggregate US Revolving Loan Commitment or (y) the Aggregate US Borrower Credit Exposure constitutes of the US Borrowing Base then in effect, in either case, is greater than 80% and (b) will withdraw when it determines that such percentage is less than 80%, and (ii) include the name and telephone or facsimile number of the individual or individuals required to be contacted in accordance with the immediately preceding sentence. For purposes of calculating currency amounts in the third preceding sentence, the amount of any Alternate Currency Letter of Credit shall be the US Dollar Equivalent thereof calculated on the basis of the applicable rate of exchange determined in accordance with Section 2.20.

            (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five US Business Days prior to the Revolving Loan Commitment Expiration Date.

            (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the US Lenders, such Issuing Bank hereby grants to each US Lender, and each US Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such US Lender's US Revolving Loan Commitment Percentage of the Letter of Credit Amount. In consideration and in furtherance of the foregoing, each US Lender hereby absolutely and unconditionally agrees to pay to the US Administrative Agent in US Dollars, for the account of such Issuing Bank, such US Lender's US Revolving Loan Commitment Percentage of (i) each Letter of Credit Disbursement made by such Issuing Bank in US Dollars and (ii) the US Dollar Equivalent, calculated at the time such payment is made by the US Administrative Agent, of each Letter of Credit Disbursement made by such Issuing Bank in an Alternate Currency and, in each case, not reimbursed by the US Borrower on the date due as required in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the

US Borrower for any reason; provided, that upon calculating the US Dollar Equivalent of each Letter of Credit Disbursement, the US Administrative Agent shall promptly notify the applicable Issuing Bank and each US Lender. Each US Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the US Revolving Loan Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

            (e) Reimbursement. If any Issuing Bank shall make any Letter of Credit Disbursement in respect of a Letter of Credit, the US Borrower shall reimburse such Letter of Credit Disbursement by paying to such Issuing Bank an amount equal to such Letter of Credit Disbursement in US Dollars (or, subject to Section 2.5(n), in the relevant Alternate Currency), on the date that such Letter of Credit Disbursement is made (or, if such date is not a US Business Day, on or before the next US Business Day); provided, that, in the case of any such reimbursement obligation which is in an amount of not less than US$500,000, the US Borrower may, subject to the conditions to borrowing set forth herein, request that such payment be financed in US Dollars with an ABR Loan in an equivalent amount, and, to the extent so financed, the US Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Loan. If the US Borrower fails to make when due any reimbursement payment required pursuant to this paragraph, the applicable Issuing Bank shall immediately notify the US Administrative Agent, which shall promptly notify each US Lender of the applicable Letter of Credit Disbursement, the US Dollar Equivalent thereof calculated in accordance with the preceding sentence (if such Letter of Credit Disbursement related to an Alternate Currency Letter of Credit), the reimbursement payment then due from the US Borrower in respect thereof and such US Lender's US Revolving Loan Commitment Percentage thereof. Promptly following receipt of such notice, each US Lender (other than such Issuing Bank) shall pay to the US Administrative Agent in US Dollars its US Revolving Loan Commitment Percentage of the reimbursement payment then due from the US Borrower, and the US Administrative Agent shall promptly pay to such Issuing Bank in US Dollars the amounts so received by it from the US Lenders. Promptly following receipt by the US Administrative Agent of any payment from the US Borrower pursuant to this paragraph, including the US Borrower's payment of any US Dollar reimbursements paid to the Issuing Bank by the US Lenders in connection with a Letter of Credit Disbursement under an Alternate Currency Letter of Credit, the US Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that US Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a US Lender pursuant to this paragraph to reimburse an Issuing Bank for any Letter of Credit Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the US Borrower of its obligation to reimburse such Letter of Credit Disbursement.

            (f)   Letter of Credit Fees.

                  (i) The US Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to (A) in the case of Letters of Credit (other than Trade Letters of Credit), the Applicable Margin then in effect with respect to LIBOR Loans, and
            (B) in the case of Trade Letters of Credit, the Letter of Credit Rate, in each case shared ratably among the US Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition, the US Borrower shall pay to the Issuing Bank for its own account a fronting fee in the percentage agreed among the US Borrower and the applicable Issuing Bank (and, subject to a maximum percentage to be reasonably approved by the US Administrative Agent) computed as agreed per annum of the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each Fee Payment Date after the issuance date. Each fee payable pursuant to this Section 2.5(f) shall be payable in US Dollars (calculated by the US Administrative Agent through determining the US Dollar Equivalent of the fee or fronting fee, as applicable, which would otherwise be payable hereunder in the relevant Alternate Currency).

                  (ii) In addition to the foregoing fees, the US Borrower shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

            (g) Obligations Absolute. The US Borrower's obligation to reimburse Letter of Credit Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any application for the issuance of a Letter of Credit or this Agreement, or any term or provision therein or herein,
(ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharged of, or provide a right of setoff against, the US Borrower's obligations hereunder. Neither the US Administrative Agent, the US Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing hereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the US Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the US Borrower to the extent permitted by applicable law) suffered by the US Borrower that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

            (h) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the US Administrative Agent and the US Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make a Letter of Credit Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the US Borrower of its obligation to reimburse such Issuing Bank and the US Lenders with respect to any such Letter of Credit Disbursement. Such notification requirements shall only apply to demands and payments related to standby Letters of Credit.

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

            (i) Interim Interest. If an Issuing Bank shall make any Letter of Credit Disbursement, then, unless the US Borrower shall reimburse such Letter of Credit Disbursement in full on the date such Letter of Credit Disbursement is made (or, if such date is not a US Business Day, on or prior to the next US Business Day), the unreimbursed amount thereof shall bear interest, for each day from and including the date such Letter of Credit Disbursement is made to but excluding the date that the US Borrower reimburses such Letter of Credit Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the US Borrower fails to reimburse such Letter of Credit Disbursement when due pursuant to paragraph (e) of this Section, then the interest rate described in Section 2.10(d) shall apply; and provided, further, that, in the case of a Letter of Credit Disbursement made under an Alternate Currency Letter of Credit, the amount of interest due with respect thereto shall accrue on the US Dollar Equivalent of such Letter of Credit Disbursement and be calculated as of the time such Letter of Credit Disbursement was made until such time as such amount is converted to US Dollars as provided herein. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any US Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such US Lender to the extent of such payment.

            (j) Replacement of any Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the US Borrower, the US Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The US Administrative Agent shall notify the US Lenders of any such replacement of such Issuing Bank. At the time any such replacement shall become effective, the US Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to include a reference to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

            (k) Cash Collateralization. If any Event of Default shall occur and be continuing, on the US Business Day that the US Borrower receives notice from the US Administrative Agent or the Majority US Lenders demanding the deposit of cash collateral pursuant to this paragraph, the US Borrower shall deposit in an account with the US Administrative Agent, in the name of the US Administrative Agent and for the benefit of the US Lenders, an amount in US Dollars and in cash equal to 105% of the Letter of Credit Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Alternate Currency Letters of Credit shall be deposited in the applicable Alternate Currencies in the amount of 105% of the actual amounts of such undrawn Letters of Credit and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the US Borrower described in paragraph (g) of Article 7. Each deposit pursuant to this paragraph shall be held by the US Administrative Agent as collateral for the payment and performance of the obligations of the US Borrower under this Agreement. The US Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the US Administrative Agent and at the US Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the US Administrative Agent to reimburse the Issuing Banks for Letter of Credit Disbursements for which they have not been reimbursed (to be applied ratably among them

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according to the respective aggregate amounts of the then unreimbursed Letter of
Credit Disbursements) and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the US Borrower for the Letter of Credit Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the US Borrower under this Agreement. If the US Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the US Borrower within three US Business Days after all Events of Default have been cured or waived.

            (l) Additional Issuing Banks. The US Borrower may, at any time and from time to time with the consent of the US Administrative Agent (which consent shall not be unreasonably withheld) and such US Lender, and subject to the limitation set forth in the proviso in Section 2.5(b), designate one or more additional US Lenders to act as an issuing bank under the terms of this Agreement. Any US Lender designated as an Issuing Bank pursuant to this paragraph (1) shall be deemed to be an "Issuing Bank" for the purposes of this Agreement (in addition to being a US Lender) with respect to Letters of Credit issued by such US Lender.

            (m) Reporting. Unless the US Administrative Agent otherwise agrees, each Issuing Bank will report in writing to the US Administrative Agent
(i) on the first US Business Day of each week and on the second US Business Day to occur after the last day of each March, June, September and December, and on such other dates as the US Administrative Agent may reasonably request, the daily activity during the preceding week, calendar quarter or other period, as the case may be, with respect to Letters of Credit issued by it, including the aggregate outstanding Letter of Credit Exposure with respect to such Letters of Credit on each day during such week, quarter or other period, in such form and detail as shall be satisfactory to the US Administrative Agent, (ii) on any US Business Day on which the US Borrower fails to reimburse a Letter of Credit Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such Letter of Credit Disbursement, and
(iii) such other information with respect to Letters of Credit issued by such Issuing Bank as the US Administrative Agent may reasonably request.

            (n) Conversion to US Dollars. Following the date on which any risk participation with respect to an Alternate Currency Letter of Credit is converted to US Dollars pursuant to Section 2.5(d), all amounts payable in connection with such risk participation (and the underlying reimbursement obligation from the US Borrower under Section 2.5(e)) shall be denominated in US Dollars for all purposes.

            SECTION 2.6. Optional Prepayments; Optional Commitment Reductions. Each Borrower may, on the last day of any Interest Period with respect thereto in the case of any Loans that are maintained as LIBOR Loans, or at any time and from time to time in the case of any Loans that are maintained as ABR Loans or Canadian Prime Rate Loans, prepay such Loans and/or permanently reduce the Aggregate US Revolving Loan Commitment or the Aggregate Canadian Revolving Loan Commitment, as applicable, in whole or (subject to the proviso below) in part, without premium or penalty, upon at least three US Business Days' or Canadian Business Days', as applicable, irrevocable written notice in the case of LIBOR Loans and upon at least one US Business Day's or Canadian Business Day's, as applicable, irrevocable written notice in the case of ABR Loans, Canadian ABR Loans or Canadian Prime Rate Loans, from the applicable Borrower to the applicable Administrative Agent (and, with respect to a prepayment of Alternate Currency Loans, the Alternate Currency Fronting Agent (with respect to Alternate Currency Loans denominated in Alternate Currencies other than Canadian Dollars) or the applicable Alternate Currency Fronting Lender (with respect to Alternate Currency Loans denominated in Canadian Dollars)), specifying the date and amount of prepayment and/or commitment reduction, and whether, if a prepayment, the prepayment is of (x) LIBOR Loans, ABR Loans or a combination thereof with respect to US Revolving Loans, (y) Canadian Prime Rate Loans with respect to

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C$ Canadian Revolving Loans, or (z) LIBOR Loans, ABR Loans (in the case of the
US Borrower), Canadian ABR Loans (in the case of the Canadian Borrower) or a combination thereof with respect to US$ Canadian Revolving Loans. Upon receipt of any such notice from the applicable Borrower, the applicable Administrative Agent shall promptly notify each Lender (and, if applicable, the Alternate Currency Fronting Agent or the applicable Alternate Currency Fronting Lender) thereof. If any such notice is given, the amount specified in such notice shall be due and payable by the applicable Borrower on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of no less than US$1,000,000. Permanent reductions in the Aggregate US Revolving Loan Commitment or the Aggregate Canadian Revolving Loan Commitment shall be in an amount equal to US$5,000,000, or a whole multiple thereof, and shall reduce permanently the Aggregate US Revolving Loan Commitment or Aggregate Canadian Revolving Loan Commitment, as the case may be, then in effect.

            SECTION 2.7. Mandatory Prepayments.

            (a) If at any time, including without limitation, any date on which the US Dollar Equivalent is required to be calculated pursuant to Section 2.20, (i) the Aggregate US Borrower Credit Exposure exceeds the US Borrowing Base then in effect, (ii) the Aggregate US Credit Exposure exceeds the Aggregate US Revolving Loan Commitment at such time, (iii) the Aggregate Canadian Borrower Credit Exposure exceeds the Canadian Borrowing Base then in effect or (iv) the Aggregate Canadian Credit Exposure exceeds the Aggregate Canadian Revolving Loan Commitment at such time, then the applicable Borrower shall immediately, without notice or request by the applicable Administrative Agent, prepay the US Revolving Loans, Alternate Currency Fronting Loans or Canadian Revolving Loans, as applicable, and, in the case of the US Revolving Loan Commitments, Reimbursement Obligations in an aggregate principal amount to eliminate such excess. If any such excess remains (in the form of outstanding and undrawn Letters of Credit) at such time after repayment in full of all outstanding US Revolving Loans (and, if applicable, Canadian Revolving Loans made to the US Borrower) and Reimbursement Obligations, the US Borrower shall provide cash collateral to the extent required to eliminate such excess.

            (b) On the day of receipt by Quiksilver or any of its Subsidiaries of any Net Proceeds with respect to an Equity Offering, a Debt Offering, an Asset Disposition or a Recovery Event (unless, with respect to any Asset Disposition or Recovery Event, a Reinvestment Notice shall have been delivered in respect thereof), the Borrowers shall prepay the Loans in the aggregate amount equal to 100% of such Net Proceeds; provided, that (i) any such Debt Offering or Asset Disposition must be permitted by Section 6.2 or 6.5, as applicable, or otherwise consented to by the Majority Lenders in their sole discretion, (ii) with respect to any Asset Disposition or Recovery Event by any Subsidiary (other than a Loan Party), any Equity Offering and any unsecured Debt Offering, such Net Proceeds need not be applied to the prepayment of the Loans to the extent that such Net Proceeds are required to be and are applied pursuant to the Bridge Loan Agreement in satisfaction of obligations thereunder, (iii) with respect to any Asset Disposition or Recovery Event by any Loan Party or any secured Debt Offering, the applicable Borrower may, in lieu of delivering a Reinvestment Notice or prepaying the Loans as set forth above and with the consent of the Administrative Agents and the Majority Lenders (such consent to be granted in their sole discretion), apply such mandatory prepayment towards the satisfaction of obligations under the Bridge Loan Agreement, (iv) with respect to any Asset Disposition or Recovery Event, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to such Reinvestment Event shall be applied as set forth in the following sentence, (v) with respect to any Asset Disposition or Recovery Event that relates to Property that was theretofore included in the Canadian Borrowing Base, the Net Proceeds of such Asset Disposition or Recovery Event shall be applied first, to pay the principal, interest and fees in respect of the Canadian Protective Advances and Canadian Overadvances, and, second, to pay the principal, interest and fees in respect of the Canadian

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Revolving Loans (other than Canadian Protective Advances and Canadian
Overadvances), without a concomitant reduction of the Aggregate Canadian Revolving Loan Commitment, and (vi) with respect to any Asset Disposition or Recovery Event that relates to Property that was theretofore included in the US Borrowing Base, the Net Proceeds of such Asset Disposition or Recover Event shall be applied first, to pay the principal, interest and fees in respect of the US Protective Advances and US Overadvances, and, second, to pay the principal, interest and fees in respect of the US Revolving Loans (other than Protective Advances and Overadvances), without a concomitant reduction in the Aggregate US Revolving Loan Commitment. Subject to clause (v) and (vi) of the proviso set forth above, any such prepayment shall be applied first, to ratably pay the principal, interest and fees in respect of the Protective Advances and Overadvances, and, second, to ratably pay the principal, interest and fees in respect of the Loans (other than Protective Advances and Overadvances), without a concomitant reduction in the Aggregate US Revolving Loan Commitment or the Aggregate Canadian Revolving Loan Commitment. On or prior to the date of any such Equity Offering, Debt Offering, Asset Disposition or Recovery Event, the Borrowers will provide to the Administrative Agents the calculations used by the Borrowers in determining the amount of any such prepayment under this Section 2.7(b). Notwithstanding any of the other provisions of this Section 2.7(b), if any prepayment of LIBOR Loans is required to be made under this Section 2.7(b) , other than on the last day of the Interest Period therefor, the applicable Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made hereunder into the Prepayment Account (as defined below). The applicable Administrative Agent shall apply any cash deposited in the Prepayment Account to prepay LIBOR Loans on the last day of the respective Interest Periods therefor (or, at the direction of the relevant Borrower, on any earlier date) until all outstanding LIBOR Loans have been prepaid or until all cash on deposit in the Prepayment Account with respect to such Loans has been exhausted. For purposes of this Agreement, the term "Prepayment Account" shall collectively refer to the account established by the US Borrower with the US Administrative Agent and the account established by the Canadian Borrower with the Canadian Administrative Agent, as the case may be, and over which the applicable Administrative Agent shall have exclusive dominion and control, including the right of withdrawal for application in accordance with this
Section 2.7(b). The applicable Administrative Agent will, at the request of the applicable Borrower, invest amounts on deposit in the relevant Prepayment Account in Cash Equivalents that mature prior to the last day of the applicable Interest Periods of the LIBOR Loans to be prepaid, provided that such Administrative Agent shall not be required to make any investment that, in its sole judgment, would require or cause such Administrative Agent to be in, or would result in any, violation of any Requirement of Law and (ii) such Administrative Agent shall have no obligation to invest amounts on deposit in the relevant Prepayment Account if a Default or Event of Default shall have occurred and be continuing. The applicable Borrower shall indemnify such Administrative Agent for any losses relating to the investments so that the amount available to prepay LIBOR Loans on the last day of the applicable Interest Periods therefor is not less than the amount that would have been available had no investments been made. Other than any interest earned on such investments, no Prepayment Account shall bear interest. Interest or profits, if any, on such investments shall be deposited and reinvested and disbursed as described above. If the maturity of the Loans has been accelerated pursuant to
Article VII, the applicable Administrative Agent shall apply amounts on deposit in the Prepayment Account to ratably prepay such LIBOR Loans. Each Borrower hereby grant to the US Administrative Agent or the Canadian Administrative Agent, as the case may be, for their benefit and the benefit of the Lenders or the Canadian Lenders, as the case may be, a security interest in the relevant Prepayment Account to secure the Obligations or the Canadian Obligations, as applicable.

            (c) If any prepayment is made in respect to any LIBOR Loan, in whole or in part, prior to the last day of the Interest Period applicable thereto, each Borrower agrees to indemnify the Lenders in accordance with
Section 2.17 with respect to LIBOR Loans made to such Borrower.

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            (d)   Each prepayment pursuant to this Section 2.7 shall be
accompanied by payment in full of all accrued interest thereon to and including the date of such prepayment, together with any additional amounts owing pursuant to Section 2.17.

            (e) For the avoidance of doubt, no mandatory prepayment shall be required under this Section 2.7 from proceeds received by Quiksilver or any of its Subsidiaries from the Escrow Account or the Senior Notes Escrow Account.

            SECTION 2.8. Conversion and Continuation Options

            (a) Any Borrower may elect from time to time to convert LIBOR Loans (other than Alternate Currency Loans) to ABR Loans (with respect to the US Borrower only), Canadian ABR Loans (with respect to the Canadian Borrower only), as the case may be, by the applicable Borrower giving the US Administrative Agent or the Canadian Administrative Agent, as the case may be, at least two US Business Days' or Canadian Business Days', as applicable, prior irrevocable written notice of such election pursuant to a Continuation Notice, provided that any such conversion of LIBOR Loans may only be made on the last day of an Interest Period with respect thereto. The applicable Borrower may elect from time to time to convert ABR Loans (other than Swing Line Loans, US Protective Advances and US Overadvances), Canadian ABR Loans (other than Canadian Protective Advances and Canadian Overadvances), as the case may be, to LIBOR Loans by giving the applicable Administrative Agent at least three Eurodollar Business Days' prior irrevocable written notice of such election pursuant to a Continuation Notice. Any such notice of conversion to LIBOR Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice such Administrative Agent shall promptly notify each relevant Lender thereof. All or any part of outstanding LIBOR Loans, ABR Loans and Canadian ABR Loans may be converted as provided herein, provided that (i) any such conversion may only be made if, after giving effect thereto, Section
2.9 shall not have been contravened, (ii) no Loan may be converted into a LIBOR Loan after the date that is one month prior to the Revolving Loan Commitment Expiration Date, (iii) no Borrower shall have the right to elect to convert to a LIBOR Loan if a Default shall have occurred and be continuing, (iv) subject to
Section 2.12, no Alternate Currency Loan may be converted to an ABR Loan, a Canadian Prime Rate Loan or a Canadian ABR Loan and (v) no Protective Advance or Overadvance may be converted to a LIBOR Loan.

            (b) Any LIBOR Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the US Borrower or the Canadian Borrower, as applicable, giving notice to the US Administrative Agent or the Canadian Administrative Agent, as applicable, in accordance with the provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such LIBOR Loan; provided, however, that no LIBOR Loan may be continued as such (i) if, after giving effect thereto, Section 2.9 would be contravened, (ii) after the date that is one month prior to the Revolving Loan Commitment Expiration Date or (iii) if a Default shall have occurred and be continuing; and further, provided, however, that, if any Borrower shall fail to give any required notice as described above in this Section or if such continuation is not permitted pursuant to the preceding proviso, each applicable LIBOR Loan shall be automatically converted to an ABR Loan (in the case of the US Borrower) or a Canadian ABR Loan (in the case of US$ Canadian Revolving Loans to the Canadian Borrower), as the case may be, on the last day of such then expiring Interest Period.

            SECTION 2.9. Minimum Amounts of Tranches. All borrowings, conversions and continuations of LIBOR Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the LIBOR Loans comprising each Tranche shall be equal to US$1,000,000 or a whole multiple of US$100,000 in excess thereof (or with respect to Alternate Currency Loans denominated in an Alternate Currency, an amount in the applicable Alternate Currency having a US Dollar Equivalent of

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approximately US$1,000,000 or an integral multiple of US$100,000 in excess thereof) and, in any case, there shall not be more than 8 Tranches. All ABR Loans and Canadian ABR Loans shall be in an aggregate amount of at least US$500,000. All Canadian Prime Rate Loans shall be in an aggregate amount of at least C$500,000.

            SECTION 2.10. Interest Rates and Payment Dates.

            (a) Each Loan (other than an Alternate Currency Loan) maintained as a LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Adjusted LIBO Rate plus the Applicable Margin. Each Loan maintained as an ABR Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin. Each Loan maintained as a Canadian Prime Rate Loan shall bear interest at a rate per annum equal to the Canadian Prime Rate plus the Applicable Margin. Each Loan maintained as a Canadian ABR Loan shall bear interest at a rate per annum equal to the Canadian Base Rate plus the Applicable Margin.

            (b) Each Alternate Currency Loan shall bear interest (which interest shall be for the account of the applicable Alternate Currency Fronting Lender) for each day during each Interest Period with respect thereto at a rate per annum equal to the Adjusted LIBO Rate determined for such day; provided, that, subject to Section 2.3(m), such amount shall be payable in the currency in which such Alternate Currency Loan is denominated.

            (c) Each US Protective Advance and each US Overadvance shall bear interest (which interest shall be for the account of the US Administrative Agent) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin plus 2%. Each Canadian Protective Advance and each Canadian Overadvance shall bear interest (which interest shall be for the account of the Canadian Administrative Agent) at a rate per annum equal to the Canadian Prime Rate plus the Applicable Margin plus 2%.

            (d) If any Event of Default shall have occurred and be continuing, all amounts outstanding hereunder shall bear interest at a rate per annum which is the sum of the rate otherwise applicable pursuant to Section 2.10(a) or (b) plus 2% per annum, from the date of the occurrence of such Event of Default until such Event of Default is no longer continuing (after as well as before judgment).

            (e) Interest shall be payable in arrears on each Interest Payment Date; provided, however, that interest accruing pursuant to paragraph (d) of this Section shall be payable on demand.

            SECTION 2.11. Computation of Interest and Fees.

            (a) Interest on Loans, unused-commitment fees and all other Obligations or Canadian Obligations, as the case may be, of the US Borrower or the Canadian Borrower, as the case may be, shall be calculated on the basis of a 360-day year for the actual days elapsed, provided, however, that interest on ABR Loans, Canadian ABR Loans and Canadian Prime Rate Loans and obligations denominated in Pounds Sterling shall be calculated on the basis of a 365- (or 366-, as the case may be) day year. For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of a 360 day year in respect of Loans denominated in US Dollars and a 365 day year in respect of Loans denominated in Canadian Dollars or any other period of time less than a calendar year) are equivalent to the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or 365, as applicable, or such other period of time, respectively. The US Administrative Agent or the Canadian Administrative Agent, as the case may be, shall as soon as practicable notify the applicable Borrower and the applicable

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Lenders of each determination of a LIBO Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate, Canadian Base Rate, Canadian Prime Rate or the LIBOR Reserve Requirements shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate, Canadian Base Rate or Canadian Prime Rate is announced or such change in the LIBOR Reserve Requirements becomes effective, as the case may be. The applicable Administrative Agent or the applicable shall as soon as practicable notify the relevant Borrower and such Lenders of the effective date and the amount of each such change in interest rate.

            (b) Each determination of an interest rate by the applicable Administrative Agent or the applicable Alternate Currency Fronting Lender pursuant to any provision of this Agreement shall be conclusive and binding on the applicable Borrower and the applicable Lenders in the absence of manifest error.

            SECTION 2.12. Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

            (a) either Administrative Agent or any Alternate Currency Fronting Lender shall have determined (which determination shall be conclusive and binding upon the applicable Borrower absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period, or

            (b) either Administrative Agent shall have received notice from the Majority US Lenders or the Majority Canadian Lenders, as applicable, that the LIBO Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, or

            (c) the US Administrative Agent or any Alternate Currency Fronting Lender determines (which determination shall be conclusive and binding upon the US Borrower absent manifest error) that deposits in the applicable currency are not generally available, or cannot be obtained by such Alternate Currency Fronting Lender, in the applicable market (any Alternate Currency affected by the circumstances described in clause (a), (b) or (c) is referred to as an "Affected Alternate Currency"), such Administrative Agent shall give telecopy or telephonic notice thereof to the applicable Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (y) pursuant to clause (a) or (b) of this
Section 2.12 in respect of LIBOR Loans, then (i) any LIBOR Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans (with respect to LIBOR Loans requested to be made to the US Borrower) or Canadian ABR Loans (with respect to US$ Canadian Revolving Loans requested to be made to the Canadian Borrower), respectively, (ii) any ABR Loans and Canadian ABR Loans that were to have been converted on the first day of such Interest Period to LIBOR Loans shall be continued as ABR Loans and Canadian ABR Loans, respectively, and
(iii) any outstanding LIBOR Loans denominated in US Dollars shall be converted, on the last day of the then-current Interest Period, to ABR Loans or Canadian ABR Loans, respectively, and (z) in respect of any Alternate Currency Loans, then (i) any Alternate Currency Loans in an Affected Alternate Currency requested to be made on the first day of such Interest Period shall not be made and (ii) any outstanding Alternate Currency Loans in an Affected Alternate Currency shall be due and payable on the first day of such Interest Period. Until such relevant notice has been withdrawn by the US Administrative Agent, no further Alternate Currency Loans denominated in an Affected Alternate Currency shall be made or continued as such, nor shall the US Borrower have the right to convert ABR Loans to LIBOR Loans denominated in US Dollars.

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            SECTION 2.13. Pro Rata Treatment and Payments. (i) Each borrowing by the US Borrower or the Canadian Borrower, as the case may be, from the Lenders hereunder, and any reduction of the Aggregate US Revolving Loan Commitment or Aggregate Canadian Revolving Loan Commitment, as the case may be, shall be made pro rata according to the respective US Revolving Loan Commitment Percentages or Canadian Revolving Loan Commitment Percentages, as the case may be, of the relevant Lenders. Each payment (including each prepayment) by any Borrower on account of principal of and interest on the Loans (other than (w) Alternate Currency Loans, which shall be payable to (I) with respect to Alternate Currency Loans denominated in Alternate Currencies other than Canadian Dollars, the Alternate Currency Fronting Agent, for the benefit of the applicable Alternate Currency Fronting Lender or (II) with respect to Alternate Currency Loans denominated in Canadian Dollars, the applicable Alternate Currency Fronting Lender, (x) Swing Line Loans, which shall be payable to the Swing Line Lender,
(y) US Protective Advances and US Overadvances, which shall be payable to the US Administrative Agent and (z) Canadian Protective Advances and Canadian Overadvances, which shall be payable to the Canadian Administrative Agent) shall be made pro rata according to the respective outstanding principal and interest amounts of such Loans then held by the relevant Lenders. Subject to Section 2.13(b), all payments (including prepayments) to be made by any Borrower hereunder and under the other Loan Documents, whether on account of principal, interest, fees or otherwise, shall be made without setoff, deduction or counterclaim and shall be made prior to 11:00 a.m., New York City time, on the due date thereof to the US Administrative Agent or the Canadian Administrative Agent, as applicable, for the account of the applicable Lenders, at the US Administrative Agent's or Canadian Administrative Agent's office, as the case may be, specified in Section 9.2, in US Dollars or Canadian Dollars (or, if applicable, in the other relevant Alternate Currency), as applicable, and in immediately available funds. All payments shall be remitted to the applicable Administrative Agent and all such payments not relating to principal or interest of specific Loans or not constituting payment of specific fees as specified by the relevant Borrower, and all proceeds of any Collateral received by such Administrative Agent, shall be applied pursuant to Section 7.03(b) of the US Security Agreement or Section 11.06 of the US Security Agreement (or, if applicable, the relevant provisions of the Canadian Security Agreement), as applicable. If any payment hereunder (other than payments on the LIBOR Loans) becomes due and payable on a day other than a US Business Day or Canadian Business Day, as applicable, such payment shall be extended to the next succeeding US Business Day or Canadian Business Day, as applicable, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Loan becomes due and payable on a day other than a Eurodollar Business Day, the maturity thereof shall be extended to the next succeeding Eurodollar Business Day (and interest shall continue to accrue thereon at the applicable rate) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Eurodollar Business Day.

            (a) All payments (including prepayments) to be made by the US Borrower hereunder in respect of Alternate Currency Loans, on account of principal and interest thereon, shall be made without set off or counterclaim and shall be made prior to 11:00 a.m., London or Toronto time, as applicable, on the due date thereof to (i) with respect to Alternate Currency Loans denominated in Alternate Currencies other than Canadian Dollars, the Alternate Currency Fronting Agent, for the benefit of the applicable Alternate Currency Fronting Lender or (ii) with respect to Alternate Currency Loans denominated in Canadian Dollars, to the applicable Alternate Currency Fronting Lender, in each case at the Alternate Currency Fronting Agent's or the applicable Alternate Currency Fronting Lender's, as the case may be, office specified in Section 9.2, in the currency in which such Alternate Currency Loans are denominated and in immediately available funds. If any payment of principal or interest of an Alternate Currency Loan becomes due and payable on a day other than a Eurodollar Business Day, the maturity thereof shall be extended to the next succeeding Eurodollar Business Day (and interest shall continue to accrue thereon at the applicable rate) unless the result of such extension would be to extend such payment

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into another calendar month, in which event such payment shall be made on the immediately preceding Eurodollar Business Day.

            SECTION 2.14. Illegality. (a) Notwithstanding any other provision of this Agreement, if, after the date hereof, (i) (A) the adoption of any law, rule or regulation after the date of this Agreement, (B) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (C) compliance by the applicable Alternate Currency Fronting Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement, shall make it unlawful for the applicable Alternate Currency Fronting Lender to make or maintain any Alternate Currency Loan or to give effect to its obligations as contemplated hereby with respect to any Alternate Currency Loan, or (ii) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls, but excluding conditions otherwise covered by this Section 2.14(a)) or currency exchange rates which would make it unfeasible for the applicable Alternate Currency Fronting Lender to make or maintain Alternate Currency Loans denominated in the relevant currency to, or for the account of, the US Borrower, then, by written notice to the US Borrower and to the US Administrative Agent:

            (i) the applicable Alternate Currency Fronting Lender may declare that Alternate Currency Loans (in the affected currency or currencies) will not thereafter (for the duration of such unlawfulness) be made by such Alternate Currency Fronting Lender hereunder (or be continued for additional Interest Periods), whereupon any request for a Alternate Currency Loan (in the affected currency or currencies) or to continue a Alternate Currency Loan (in the affected currency or currencies), as the case may be, for an additional Interest Period) shall, as to such Lender or Lenders only, be of no force and effect, unless such declaration shall be subsequently withdrawn; and

            (ii) the applicable Alternate Currency Fronting Lender may require that all outstanding Alternate Currency Loans (in the affected currency or currencies) be repaid on the last day of the then current Interest Period with respect thereto or, if earlier, the date on which the applicable notice becomes effective.

For purposes of Section 2.14(a), a notice to the US Borrower by the applicable Alternate Currency Fronting Lender shall be effective as to each Alternate Currency Loan made by such Alternate Currency Fronting Lender, if lawful, on the last day of the Interest Period currently applicable to such Alternate Currency Loan; in all other cases such notice shall be effective on the date of receipt thereof by the US Borrower.

            (b) If any provision of this Agreement or any of the other Loan Documents would obligate the Canadian Borrower to make any payment of interest with respect to the Canadian Obligations or other amount payable to Canadian Administrative Agent or any Canadian Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Canadian Administrative Agent or such Canadian Lender of interest with respect to the Canadian Obligations at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by Canadian Administrative Agent or such Canadian Lender of interest with respect to the Canadian Obligations at a criminal rate, such adjustment to be effected, to the extent necessary, as follows:

            (i) first, by reducing the amount or rates of interest required to be paid to the Canadian Administrative Agent or the affected Canadian Lender under this Section 2.14(b); and

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            (ii)  thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Canadian Administrative Agent or the affected Canadian Lender which would constitute interest with respect to the Canadian Obligations for purposes of Section 347 of the Criminal Code (Canada).

Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the Canadian Administrative Agent or any Canadian Lender shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), then the Canadian Borrower shall be entitled, by notice in writing to the Canadian Administrative Agent or the affected Canadian Lender, to obtain reimbursement from the Canadian Administrative Agent or such Canadian Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by the Canadian Administrative Agent or such Canadian Lender to the Canadian Borrower. Any amount or rate of interest under the Canadian Obligations referred to in this Section 2.14(b) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that any Canadian Revolving Loan Commitment remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Canadian Trigger Date to the Revolving Loan Commitment Expiration Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Canadian Administrative Agent shall be conclusive for the purposes of such determination.

            SECTION 2.15. Increased Costs.

            (a) In the event that any change after the Original Closing Date in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law but, if not having the force of law, generally applicable to and complied with by banks and financial institutions of the same general type as such Lender in the relevant jurisdiction) from any central bank or other Governmental Authority made subsequent to the Original Closing Date:

                  (i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, letters of credit or guarantees issued by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender or Applicable Lending Office which is not otherwise included in the determination of the LIBO Rate hereunder; or

                  (ii) shall impose on such Lender or Applicable Lending Office any other condition;

and the result of any of the foregoing is to increase the cost to any Issuing Bank of issuing or maintaining any Letter of Credit by an amount which such Issuing Bank reasonably deems to be material, or to such Lender or Applicable Lending Office by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans, or purchasing or maintaining any participation in a Letter of Credit or an Alternate Currency Loan, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the US Borrower or the Canadian Borrower, as the case may be, shall immediately pay to the US Administrative Agent or the Canadian Administrative Agent, as applicable, for the account of such Issuing Bank, such Lender or such Applicable Lending Office, as applicable, at the request of such Issuing Bank or such Lender, as applicable, any additional amounts necessary to compensate such Issuing Bank or such Lender, as applicable, for such increased cost or

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

reduced amount receivable. If any Issuing Bank, any Lender or any Applicable Lending Office becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the applicable Borrower, through the applicable Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by such Issuing Bank, such Lender or such Applicable Lending Office, through the applicable Administrative Agent, to the US Borrower shall be prima facie evidence of the accuracy of the information so recorded. This covenant shall survive the termination of this Agreement, the expiration of the Letters of Credit and the payment in full of the Loans and all other amounts payable hereunder.

            (b) If, after the Original Closing Date, the introduction of or any change in any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender, and such Lender (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) reasonably determines that the amount of capital maintained by such Lender or such corporation which is attributable to or based upon the Loans, the Acceptance Obligations, the Letters of Credit, the US Revolving Loan Commitments, the Canadian Revolving Loan Commitments or this Agreement must be increased as a consequence of such introduction or change by an amount deemed by such Lender to be material, then, upon demand of the applicable Administrative Agent at the request of such Lender, the applicable Borrower shall immediately pay to such Administrative Agent for the account of such Lender, additional amounts sufficient to compensate such Lender or such corporation for the increased costs to such Lender or corporation of such increased capital. Any such demand shall be accompanied by a certificate of such Lender setting forth in reasonable detail the computation of any such increased costs, which certificate shall be prima facie evidence of such amounts. This covenant shall survive the termination of this Agreement, expiration of the Letters of Credit and the payment in full of the Loans and all other amounts payable hereunder.

            SECTION 2.16. Taxes.

            (a) All payments made by the US Borrower and the Canadian Borrower, as applicable, in respect of the Obligations or the Canadian Obligations, as applicable, shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority or any political subdivision or taxing authority thereof or therein, other than Excluded Taxes (all such non-Excluded Taxes being hereinafter called "Taxes"). If any Taxes or Other Taxes are required to be withheld from any amounts payable or paid to the US Administrative Agent, the Canadian Administrative Agent or any Lender in respect of the Obligations or the Canadian Obligations, as the case may be, the amounts so payable or paid to the applicable Administrative Agent or such Lender shall be increased to the extent necessary to yield to such Administrative Agent or such Lender (after payment of all Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Loan Documents. Such Administrative Agent or such Lender, as the case may be, shall deliver to the applicable Borrower a certificate setting forth the amount of such Taxes or Other Taxes, the calculation of such Taxes or Other Taxes and an explanation of the requirement therefor, all in reasonable detail, and such certificate shall be conclusive, absent manifest error. Whenever any Taxes or Other Taxes are payable by any Borrower, as promptly as possible thereafter, such Borrower shall send to the applicable Administrative Agent, for its own account or for the account of such Lender, as the case may be, a copy of an original official receipt received by such Borrower showing payment thereof or such other evidence of payment reasonably satisfactory to such Administrative Agent. If such Borrower fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the applicable Administrative Agent the required receipts or other required documentary

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evidence, such Borrower shall indemnify such Administrative Agent and the
Lenders for any incremental taxes, interest or penalties (and related reasonable fees and expenses of counsel) that may become payable by such Administrative Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement, the expiration of the Letters of Credit and the payment of the Loans and all other amounts payable hereunder.

            (b) In addition, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) Each Lender that is not a "US Person" as defined in section 7701(a)(30) of the Code (each, a "Non-US Lender") agrees that it will deliver to the US Borrower and the US Administrative Agent (i) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI (as applicable to it) or, in the case of a Non-US Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a statement substantially in the form of Exhibit M and a Form W-8BEN. No such form shall be required in respect of Canadian Revolving Loans, Acceptances or Acceptance Equivalent Loans. Each such Non-US Lender also agrees to deliver to the US Borrower and the US Administrative Agent two further copies of the said Form W-8BEN or W-8ECI (as applicable to it), or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the US Borrower and the US Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the US Borrower or the US Administrative Agent, unless in any such case an event beyond the control of such Non-US Lender (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Non-US Lender from duly completing and delivering any such form with respect to it, and such Non-US Lender so advised the US Borrower and the US Administrative Agent. Each such Non-US Lender shall certify, pursuant to such Forms, that it is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes.

            SECTION 2.17. Indemnity. Each Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by such Borrower in making a borrowing of, conversion into or continuation of LIBOR Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment of or conversion from LIBOR Loans after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of LIBOR Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the applicable Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

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

            SECTION 2.18. Unused-Commitment Fees. The US Borrower agrees to pay to the US Lenders the unused-commitment fee to be shared pro rata among the US Lenders with respect to the US Revolving Loan Commitments for the period from and including the Effective Date to but excluding the Revolving Loan Commitment Expiration Date, based on the daily aggregate Available US Revolving Loan Commitments from time to time in effect and computed at the Commitment Fee Rate. The Canadian Borrower agrees to pay to the Canadian Lenders the unused-commitment fee to be shared pro rata among the Canadian Lenders with respect to the Canadian Revolving Loan Commitments for the period from and including the Effective Date to but excluding the Revolving Loan Commitment Expiration Date, based on the daily aggregate Available Canadian Revolving Loan Commitments from time to time in effect and computed at the Commitment Fee Rate. Each fee shall be payable in US Dollars and quarterly in arrears on each Fee Payment Date, commencing on the first Fee Payment Date to occur after the Effective Date.

            SECTION 2.19. Mitigation of Costs. If any Lender, by changing its Applicable Lending Office or taking any other reasonable action, so long as making such change or taking such other action is not disadvantageous to it in any financial, regulatory or other respect, can mitigate any adverse effect on the US Borrower or the Canadian Borrower, as applicable, under Section 2.12, 2.14, 2.15 or 2.16, such Lender shall take such action.

            SECTION 2.20. Determination of US Dollar Equivalent. (a) No later than 1:00 P.M., New York City time, on each Calculation Date with respect to any Canadian Revolving Loan, Alternate Currency Loan or Alternate Currency Letter of Credit, the US Administrative Agent shall determine the US Dollar Equivalent as of such Calculation Date with respect to such Canadian Revolving Loan, Alternate Currency Loan or Alternate Letter of Credit. The US Dollar Equivalent so determined shall become effective on the relevant Calculation Date (a "Reset Date"), shall remain effective until the next succeeding Reset Date, except as otherwise provided, and shall for all purposes of this Agreement be the US Dollar Equivalent employed in converting any amounts between US Dollars and Alternate Currencies.

            (b) No later than 5:00 P.M., New York City time, on each Reset Date, the US Administrative Agent shall determine the aggregate amount of the US Dollar Equivalent of the principal amounts of the Canadian Revolving Loans and the Alternate Currency Loans then outstanding (after giving effect to any Canadian Revolving Loans or Alternate Currency Loans to be made or repaid on such date) and the aggregate amount of the Letter of Credit Exposure in respect of Alternate Currency Letters of Credit.

            (c) The US Administrative Agent shall promptly notify the applicable Borrower of each determination pursuant to this Section 2.20.

            SECTION 2.21. Funding Accounts. The US Borrower delivered to the US Administrative Agent, on the Original Closing Date, a notice setting forth the deposit account of the US Borrower (the "US Funding Account") to which each Administrative Agent (and, with respect to Alternate Currency Loans, each Alternate Currency Fronting Lender) is authorized by the US Borrower to transfer the proceeds of any Loans requested pursuant to this Agreement. On or before the Canadian Trigger Date, the Canadian Borrower shall deliver to the Canadian Administrative Agent and the US Administrative Agent a notice setting forth the deposit account of the Canadian Borrower (the "Canadian Funding Account") to which the Canadian Administrative Agent is authorized by the Canadian Borrower to transfer the proceeds of any Loans requested pursuant to this Agreement. Each Borrower may designate a replacement Funding Account from time to time by written notice to the applicable Administrative Agent. Any designation by each Borrower of the Funding Account must be reasonably acceptable to such Administrative Agent.

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            SECTION 2.22. Protective Advances and Overadvances. (a) Subject to
the limitations set forth below, the US Administrative Agent is authorized by the US Borrower and the US Lenders, from time to time in the US Administrative Agent's sole discretion (but shall have absolutely no obligation to), to make US Revolving Loans to the US Borrower, on behalf of all US Lenders, in an aggregate amount outstanding at any time not to exceed 10% of the Aggregate US Revolving Loan Commitment, which the US Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the US Borrower pursuant to the terms of this Agreement, including costs, fees, and expenses as described in Section 9.5 (any of such US Revolving Loans are herein referred to as "US Protective Advances"); provided that, no US Protective Advance shall cause any Lender's US Credit Exposure to exceed its US Revolving Loan Commitment, or the Aggregate US Credit Exposure to exceed the Aggregate US Revolving Loan Commitment. US Protective Advances may be made even if the conditions precedent set forth in
Section 4.3 have not been satisfied. The US Protective Advances shall be secured by the Liens in favor of the US Administrative Agent in and to the Collateral and shall constitute Obligations hereunder. All US Protective Advances shall be ABR Loans, shall bear interest at the rate set forth in Section 2.10(c) and shall be payable on the earlier of demand or the Revolving Loan Commitment Expiration Date. The Majority US Lenders may at any time revoke the US Administrative Agent's authorization to make US Protective Advances. Any such revocation must be in writing and shall become effective prospectively upon the US Administrative Agent's receipt thereof. At any time that there is sufficient US Availability and the conditions precedent set forth in Section 4.3 have been satisfied, the US Administrative Agent may request the US Revolving Lenders to make a US Revolving Loan to repay a US Protective Advance. At any other time the US Administrative Agent may require the US Lenders to fund their risk participations described in Section 2.22(e).

            (b) Subject to the limitations set forth below, the Canadian Administrative Agent is authorized by the Canadian Borrower and the Canadian Lenders, from time to time in the Canadian Administrative Agent's sole discretion (but shall have absolutely no obligation to), to make Canadian Revolving Loans denominated in Canadian Dollars to the Canadian Borrower, on behalf of all Canadian Lenders, in an aggregate amount outstanding at any time not to exceed 10% of the Aggregate Canadian Revolving Loan Commitment, which the Canadian Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof,
(ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Canadian Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Canadian Borrower pursuant to the terms of this Agreement, including costs, fees, and expenses as described in
Section 9.5 (any of such Canadian Revolving Loans are herein referred to as "Canadian Protective Advances"); provided that, no Canadian Protective Advance shall cause any Lender's Canadian Credit Exposure to exceed its Canadian Revolving Loan Commitment, or the Aggregate Canadian Credit Exposure to exceed the Aggregate Canadian Revolving Loan Commitment. Canadian Protective Advances may be made even if the conditions precedent set forth in Section 4.3 have not been satisfied. The Canadian Protective Advances shall be secured by the Liens in favor of the Canadian Administrative Agent in and to the Collateral and shall constitute Canadian Obligations hereunder. All Canadian Protective Advances shall be Canadian Prime Rate Loans, shall bear interest at the rate set forth in
Section 2.10(c) and shall be payable on the earlier of demand or the Revolving Loan Commitment Expiration Date. The Majority Canadian Lenders may at any time revoke the Canadian Administrative Agent's authorization to make Canadian Protective Advances. Any such revocation must be in writing and shall become effective prospectively upon the Canadian Administrative Agent's receipt thereof. At any time that there is sufficient Canadian Availability and the conditions precedent set forth in Section 4.3 have been satisfied, the Canadian Administrative Agent may request the Canadian Lenders to make a Canadian Revolving Loan to repay a Canadian Protective Advance. At any other time the Canadian

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Administrative Agent may require the Canadian Lenders to fund their risk participations described in Section 2.22(e).

            (c) Any provision of this Agreement to the contrary notwithstanding, at the request of the US Borrower, the US Administrative Agent may in its sole discretion (but shall have absolutely no obligation to), make US Revolving Loans to the US Borrower, on behalf of the US Lenders, in amounts that exceed US Availability (any such excess Advances are herein referred to collectively as "US Overadvances"); provided, that, (i) no such event or occurrence shall cause or constitute a waiver of the US Administrative Agent's, any Alternate Currency Fronting Lender's or the Lenders' right to refuse to make any further US Overadvances or other Loans or issue Letters of Credit, as the case may be, at any time that an US Overadvance exists, and (ii) no US Overadvance shall result in a Default or an Event of Default due to the US Borrower's failure to comply with Sections 2.1, 2.2, 2.3, 2.4 or 2.5 for so long as the US Administrative Agent permits such US Overadvance to remain outstanding, but solely with respect to the amount of such US Overadvance. In addition, US Overadvances may be made even if a Default or an Event of Default exists, but may not be made if the conditions precedent set forth in Section 4.3 have not been satisfied (other than the conditions set forth in Section 4.3(a)(ii) (solely to the extent such lack of US Availability is caused by US Borrowing Base noncompliance) and 4.3(c)). All US Overadvances shall be secured by the Liens in favor of the US Administrative Agent in and to the Collateral and shall constitute Obligations hereunder. All US Overadvances shall be ABR Loans, shall bear interest at the rate set forth in Section 2.10(c) and shall be payable on the earlier of demand or the Revolving Loan Commitment Expiration Date. The authority of the US Administrative Agent to make US Overadvances is limited to: (x) an aggregate amount not to exceed US$10,000,000 at any time, (y) US Overadvances (whether borrowed on the same date or on different dates) may not be outstanding hereunder for a period of more than thirty days and (z) no US Overadvance shall cause any Lender's US Credit Exposure to exceed its US Revolving Loan Commitment or the Aggregate US Credit Exposure to exceed the Aggregate US Revolving Loan Commitment; provided that, the Majority US Lenders may at any time revoke the US Administrative Agent's authorization to make US Overadvances. Any such revocation must be in writing and shall become effective prospectively upon the US Administrative Agent's receipt thereof.

            (d) Any provision of this Agreement to the contrary notwithstanding, at the request of the Canadian Borrower, the Canadian Administrative Agent may in its sole discretion (but shall have absolutely no obligation to), make Canadian Revolving Loans denominated in Canadian Dollars to the Canadian Borrower, on behalf of the Canadian Lenders, in amounts that exceed Canadian Availability (any such excess Advances are herein referred to collectively as "Canadian Overadvances"); provided, that, (i) no such event or occurrence shall cause or constitute a waiver of the Canadian Administrative Agent's or the Canadian Lenders' right to refuse to make any further Canadian Overadvances or other Loans or issue Acceptances, as the case may be, at any time that an Canadian Overadvance exists, and (ii) no Canadian Overadvance shall result in a Default or an Event of Default due to the Canadian Borrower's failure to comply with Sections 2.1, 2.2, 2.3. 2.4 or 2.5 for so long as the Canadian Administrative Agent permits such Canadian Overadvance to remain outstanding, but solely with respect to the amount of such Canadian Overadvance. In addition, Canadian Overadvances may be made even if a Default or an Event of Default exists, but may not be made if the conditions precedent set forth in Section 4.3 have not been satisfied (other than the conditions set forth in Section 4.3(a)(ii) (solely to the extent such lack of Canadian Availability is caused by Canadian Borrowing Base noncompliance) and 4.3(c)). All Canadian Overadvances shall be secured by the Liens in favor of the Canadian Administrative Agent in and to the Collateral and shall constitute Canadian Obligations hereunder. All Canadian Overadvances shall be Prime Rate Loans, shall bear interest at the rate set forth in Section 2.10(c) and shall be payable on the earlier of demand or the Revolving Loan Commitment Expiration Date. The authority of the Canadian Administrative Agent to make Canadian Overadvances is limited to: (x) an aggregate amount not to exceed US$1,000,000 at any time, (y) Canadian Overadvances (whether

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borrowed on the same date or on different dates) may not be outstanding hereunder for a period of more than thirty days and (z) no Canadian Overadvance shall cause any Lender's Canadian Credit Exposure to exceed its Canadian Revolving Loan Commitment or the Aggregate Canadian Credit Exposure to exceed the Aggregate Canadian Revolving Loan Commitment; provided that, the Majority Canadian Lenders may at any time revoke the Canadian Administrative Agent's authorization to make Canadian Overadvances. Any such revocation must be in writing and shall become effective prospectively upon the Canadian Administrative Agent's receipt thereof.

            (e) Upon the making of a Protective Advance or an Overadvance by the US Administrative Agent or the Canadian Administrative Agent, as the case may be (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the applicable Administrative Agent has requested a Settlement with respect to such Protective Advance or Overadvance), such Administrative Agent shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each US Lender or Canadian Lender, as applicable, and each US Lender or Canadian Lender, as applicable, shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the applicable Administrative Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance or Overadvance in proportion to its US Revolving Loan Commitment Percentage or Canadian Revolving Loan Commitment Percentage, as the case may be. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance or Overadvance purchased hereunder, the US Administrative Agent or the Canadian Administrative Agent, as the case may be, shall promptly distribute to such US Lender or such Canadian Lender, as the case may be, such Lender's US Revolving Loan Commitment Percentage or Canadian Revolving Loan Commitment Percentage, as the case may be, of all payments of principal and interest and all proceeds of Collateral received by the applicable Administrative Agent in respect of such Protective Advance or Overadvance.

            SECTION 2.23. Replacement of Lenders Under Certain Circumstances. The US Borrower shall be permitted to replace with a financial institution any Lender that (a) requests reimbursement for amounts owing pursuant to Section
2.15 or 2.16 or gives a notice of illegality pursuant to Section 2.14, (b) defaults in its obligation to make Loans hereunder, or (c) that has refused to consent to any waiver or amendment with respect to any Loan Document that has been consented to by the Super-Majority Lenders, provided, that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) prior to any such replacement, such Lender shall have taken no action under Section 2.19 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.15 or 2.16 or to eliminate such illegality pursuant to Section 2.14, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the relevant Borrower shall be liable to such replaced Lender under Section 2.17 (as though Section 2.17 were applicable) if any LIBOR Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution shall be reasonably satisfactory to the applicable Administrative Agent, the applicable Alternate Currency Fronting Lender and each Issuing Bank (such consent not to be unreasonably withheld), (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided, that the US Borrower shall be obligated to pay (or cause to be paid) the registration and processing fee referred to therein), (viii) the relevant Borrower shall pay all additional amounts (if any) required pursuant to Section 2.15 or 2.16, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, (ix) any such replacement shall not be deemed to be a waiver of any rights that the relevant Borrower, the applicable Administrative Agent or any other Lender shall have against the replaced Lender and (x) such replacement Lender shall, with respect to clause (c) above, agree to consent to such amendment or waiver.

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            SECTION 2.24. Settlement. Each US Lender's or Canadian Lender's, as
the case may be, funded portion of the US Revolving Loans or Canadian Revolving Loans, as the case may be, is intended by the relevant Lenders to be equal at all times to such Lender's US Revolving Loan Commitment Percentage or Canadian Revolving Loan Commitment Percentage, as the case may be, of the outstanding US Revolving Loans or Canadian Revolving Loans, as the case may be. Notwithstanding such agreement, the Administrative Agents and the Lenders agree (which agreement shall not be for the benefit of or enforceable by the Loan Parties) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the US Revolving Loans and the Canadian Revolving Loans, as applicable, including the applicable Protective Advances and the applicable Overadvances, shall take place on a periodic basis as follows. The US Administrative Agent and the Canadian Administrative Agent shall request settlement (a "Settlement") with the US Lenders or the Canadian Lenders, as applicable, on at least a weekly basis, or on a more frequent basis at either Administrative Agent's election, by notifying the US Lenders or Canadian Lenders, as applicable, of such requested Settlement by telecopy, telephone, or e-mail no later than 1:00 p.m. New York city time on the date of such requested Settlement (the "Settlement Date"). Each US Lender (other than the US Administrative Agent, in the case of the US Protective Advances and US Overadvances) shall transfer the amount of such Lender's US Revolving Loan Commitment Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the US Administrative Agent, to such account of the US Administrative Agent as the US Administrative Agent may designate, not later than 3:00 p.m. (New York City time) on the Settlement Date applicable thereto. Each Canadian Lender (other than the Canadian Administrative Agent, in the case of the Canadian Protective Advances and Canadian Overadvances) shall transfer the amount of such Lender's Canadian Revolving Loan Commitment Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Canadian Administrative Agent, to such account of the Canadian Administrative Agent as the Canadian Administrative Agent may designate, not later than 3:00 p.m. (New York City time) on the Settlement Date applicable thereto. Settlements may occur during the existence of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Section 4.3 have then been satisfied. Any such amounts transferred to the US Administrative Agent shall be applied against the amounts of the applicable Loan and, together with the US Administrative Agent's US Revolving Loan Commitment Percentage of such US Protective Advance or US Overadvance, shall constitute US Revolving Loans of such US Lenders, respectively. Any such amounts transferred to the Canadian Administrative Agent shall be applied against the amounts of the applicable Loan and, together with the Canadian Administrative Agent's Canadian Revolving Loan Commitment Percentage of such Canadian Protective Advance or Canadian Overadvance, shall constitute Canadian Revolving Loans of such Canadian Lenders, respectively. If any such amount is not transferred to the applicable Administrative Agent by any relevant Lender on the Settlement Date applicable thereto, such Administrative Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at a rate equal to the greater of the daily average Federal Funds Effective Rate and a rate determined by such Administrative Agent in accordance with banking industry rules on interbank compensation for the period until such Lender makes such amount immediately available to such Administrative Agent. If such amount is not made available to such Administrative Agent by such Lender within three US Business Days of such due date, such Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans (with respect to amounts owed to the US Administrative Agent) or Canadian Prime Rate Loans (with respect to amounts owed to the Canadian Administrative Agent), on demand.

                  ARTICLE III  REPRESENTATIONS AND WARRANTIES

      To induce the Lenders and the Agents to enter into this Agreement, to induce each Alternate Currency Fronting Lender to make the Alternate Currency Loans, induce the Lenders to make the Revolving Loans and the US Lenders to participate in the Letters of Credit and the Alternate Currency

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Loans, to induce the Canadian Lenders to issue Acceptances, to induce the
Administrative Agents to make Protective Advances and Overadvances and to induce the Issuing Banks to issue the Letters of Credit, Quiksilver, the US Borrower and (on and after the Canadian Trigger Date) the Canadian Borrower hereby severally represent and warrant to the Agents and each Lender that:

            SECTION 3.1. Organization and Good Standing. Quiksilver and each Subsidiary (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority (corporate, partnership, limited liability company and otherwise) to own its properties and to conduct its business as now conducted and as currently proposed to be conducted and (c) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is duly qualified to conduct business in, and is currently in good standing in, every jurisdiction where such qualification is required. Each jurisdiction in which Quiksilver and each Subsidiary is organized or is qualified to conduct business is listed on Schedule 3.1. In addition, Schedule
3.1 separately sets forth, for each Loan Party, the type of entity, the organizational number issued to it by its state of organization and its federal employer identification number.

            SECTION 3.2. Power and Authority. The US Borrower has, and the Canadian Borrower will have (on and after the Canadian Trigger Date), all requisite power and authority under applicable Requirements of Law to borrow hereunder. Quiksilver and each other Loan Party has all requisite power and authority under applicable Requirements of Law to execute, deliver and perform the obligations under the Loan Documents to which it is a party. All actions, waivers and consents (corporate, regulatory and otherwise) necessary for each Loan Party to execute, deliver and perform the Loan Documents to which it is a party have been taken and/or received.

            SECTION 3.3. Validity and Legal Effect. This Agreement constitutes, and the other Loan Documents to which any Loan Party is a party constitute (or will constitute when executed and delivered), the legal, valid and binding obligations of such Loan Party enforceable against it in accordance with the terms thereof, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally or by equitable principles relating to enforceability.

            SECTION 3.4. No Violation of Laws or Agreements. The execution, delivery and performance of the Loan Documents (a) will not violate or contravene any material Requirement of Law, (b) will not result in any material breach or violation of, or constitute a material default under, any material agreement or instrument by which Quiksilver or any Subsidiary or any of their respective properties may be bound, and (c) will not result in or require the creation of any Lien (other than pursuant to the Loan Documents) upon or with respect to any properties of Quiksilver or any Subsidiary, whether such properties are now owned or hereafter acquired. To the knowledge of Quiksilver and the US Borrower, the Target is not, nor will it be upon the consummation of the Transaction, in default under or with respect to any agreements evidencing Indebtedness of the Target.

            SECTION 3.5. Title to Assets; Existing Encumbrances. Each of Quiksilver and its Subsidiaries has good and marketable title to all Properties purported to be owned thereby, free and clear of any Liens, except (i) the Liens granted to the applicable Administrative Agent for the benefit of the relevant Lenders under the Loan Documents, (ii) the other Liens against the assets of Quiksilver and each Subsidiary set forth on Schedule 3.5A and (iii) Permitted Liens. The property and assets of Quiksilver and its Subsidiaries are in good order and repair (ordinary wear and tear excepted) and are fully covered by the insurance required under the Loan Documents. Neither Quiksilver nor any Material Domestic Subsidiary or Additional Domestic Guarantor or Canadian Subsidiary has used (or permitted the filing of any financing statement under) any legal or operating name at any time during the twelve consecutive

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calendar months immediately preceding the execution of this Agreement, except as identified on Schedule 3.5B.

            SECTION 3.6. Taxes and Assessments. Except as otherwise identified on Schedule 3.6, each of Quiksilver and its Subsidiaries has timely filed all required tax returns and reports (federal, state and local) or has properly filed for extensions of the time for the filing thereof. Except as otherwise identified on Schedule 3.6, neither Quiksilver nor the US Borrower has knowledge of any deficiency, penalty or additional assessment due or appropriate in connection with any such taxes. All taxes (federal, state and local) imposed upon Quiksilver or any Subsidiary or any of its properties, operations or income have been paid and discharged prior to the date when any interest or penalty would accrue for the nonpayment thereof, except for (a) those taxes being contested in good faith by appropriate proceedings diligently prosecuted and with adequate reserves reflected on the financial statements in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. There are no taxes imposed on Quiksilver or its Subsidiaries by any political subdivision or taxing authority due or payable either on or by virtue of the execution and delivery by the Loan Parties, the Agents, or the Lenders of this Agreement or any other Loan Document to which the Loan Parties are party, or on any payment to be made by the Loan Parties pursuant hereto or thereto.

            SECTION 3.7. Litigation and Legal Proceedings. Except as disclosed on Schedule 3.7, there is no litigation, claim, investigation, administrative proceeding, labor controversy or similar action that is pending or, to the best of Quiksilver's knowledge, threatened (i) with respect to any Loan Document or the transactions contemplated thereby or (ii) against Quiksilver or any Subsidiary that, if adversely resolved, could reasonably be expected to have a Material Adverse Effect.

            SECTION 3.8. Bank Accounts. As of the Effective Date, Schedule 3.8 contains a complete and accurate list of all bank accounts maintained by each Loan Party with any bank or other financial institution.

            SECTION 3.9. Accuracy of Financial Information. (a) All financial information (other than the Projected Pro Forma Balance Sheet and the Monthly Reports) previously furnished to the US Administrative Agent and the Lenders that was prepared by or on behalf of the US Borrower concerning the financial condition and operations of Quiksilver and its Subsidiaries, including the audited consolidated financial statements of Quiksilver as of October 31, 2002, October 31, 2003 and October 31, 2004, for the applicable fiscal year then ended and the unaudited consolidated financial statements of Quiksilver as of January 31, 2003, January 31, 2004 and January 31, 2005 for the applicable 3-month fiscal period then ended, (A) has been prepared in accordance with GAAP consistently applied (provided that the unaudited financial statements are subject to normal year-end audit adjustments and do not include all of the footnotes required under GAAP for annual financial statements), (B) is true, accurate and complete in all material respects, (C) fairly presents the financial condition of the organizations covered thereby as of the dates and for the periods covered thereby and (D) discloses all material liabilities (contingent and otherwise) of Quiksilver and its Subsidiaries. The Monthly Reports have been prepared based on the books and records of Quiksilver and its Subsidiaries for use by senior and financial management of Quiksilver and its Subsidiaries and present fairly in all material respects the financial condition of the organizations covered thereby as of the dates and for the periods covered thereby. The Projected Pro Forma Balance Sheet has been prepared based on the best information available to the US Borrower as of the date of delivery thereof, and, to the knowledge of the US Borrower, presents fairly in all material respects on a pro forma basis the estimated financial position of Quiksilver and its consolidated Subsidiaries as at January 31, 2005 (with respect to Quiksilver and its Subsidiaries (other than the Target and its Subsidiaries)) and as at September 30, 2004 (with respect to the Target and its Subsidiaries), assuming that the Transaction had been consummated on such date.

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            (b) Since October 31, 2004 there has been no event or condition resulting in a Material Adverse Effect.

            SECTION 3.10. Accuracy of Other Information. All information contained in any material application, schedule, report, certificate, or any other document (including any Customer List) given to the Agents or any Lender by Quiksilver, the US Borrower, the Canadian Borrower or any other Person on behalf of either Borrower in connection with the Loan Documents is (or, in the case of information concerning the Target or any of its Subsidiaries, is, to the best knowledge of Quiksilver and the US Borrower) in all material respects true, accurate and complete, and no such Person has omitted to state therein (or failed to include in any such document) any material fact or any fact necessary to make such information not misleading. All projections given to the Agents or any Lender by the Quiksilver, the US Borrower, the Canadian Borrower or any other Person on behalf of either Borrower have been prepared with a reasonable basis and in good faith making use of such information as was available at the date such projection was made. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the US Borrower to be reasonable at the time made and as of the Original Closing Date, it being recognized that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

            SECTION 3.11. Compliance with Laws Generally. Each of Quiksilver and its Subsidiaries is in compliance in all material respects with all Requirements of Law applicable to it, its operations and its properties.

            SECTION 3.12. Employee Benefit Plans Compliance. (a) Each of Quiksilver, each Subsidiary and each Plan is in compliance in all material respects with all applicable provisions of ERISA and the Code, and all rules, regulations and orders implementing ERISA and the Code.

            (b) Neither Quiksilver nor any Subsidiary or any ERISA Affiliate thereof, maintains or contributes to (or has maintained or contributed to) any Multiemployer Plan under which Quiksilver, such Subsidiary or any ERISA Affiliate thereof could have any withdrawal liability.

            (c) Neither Quiksilver nor any Subsidiary or any ERISA Affiliate thereof sponsors, maintains or contributes to any Plan under which there is an accumulated funding deficiency within the meaning of Section 412 of the Code or
Section 302 of ERISA, whether or not waived.

            (d) The liability for accrued benefits under each Plan that will be sponsored, maintained or contributed to by Quiksilver, any Subsidiary or any ERISA Affiliate thereof (determined on the basis of the actuarial assumptions utilized by the PBGC) does not exceed the aggregate fair market value of the assets under each such Plan.

            (e) The aggregate liability of Quiksilver, each Subsidiary and each ERISA Affiliate thereof arising out of or relating to a failure of any Plan to comply with provisions of ERISA or the Code will not have a Material Adverse Effect.

            (f) There does not exist any unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the Plan in preparing the most recent annual report) of Quiksilver, any Subsidiary or any ERISA Affiliate thereof under any Plan, program or arrangement providing post-retirement, life or health benefits.

            (g) No Reportable Event and no Prohibited Transaction (as defined in ERISA) has occurred or is occurring with respect to any Plan with which Quiksilver or any Subsidiary is associated.

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            (h) To the extent that Quiksilver or any Subsidiary is subject to the pension law of any jurisdiction other than the United States, each of the representations contained in Sections 3.13(a) through (g) would be true and correct if (i) a reference to the corresponding provisions of such foreign pension law were substituted for any reference to "ERISA" and the "Code" therein or in the definition of any defined term used therein; (ii) any reference to an "ERISA Affiliate" were deemed to be a reference to any person or entity with respect to which Quiksilver or any Subsidiary would have secondary or joint and several liability under such foreign pension law; and (iii) to the extent the foreign jurisdiction has a pension benefit insurance agency comparable to the PBGC, a reference to such agency were substituted for each reference to the PBGC therein

            (i) As of the Canadian Trigger Date, Schedule 3.12 shall list all Canadian Benefit Plans and Canadian Pension Plans maintained or contributed to by Canadian Loan Parties as of such date. The Canadian Pension Plans are duly registered under all applicable laws which require registration and no event has occurred which is reasonably likely to cause the loss of such registered status. All material obligations of each Canadian Loan Party (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed in a timely fashion. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. There are no material outstanding disputes concerning the assets held under the funding agreements for the Canadian Pension Plans or the Canadian Benefit Plans. Each of the Canadian Pension Plans is fully funded both on a going concern basis and on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities and which are consistent with generally accepted actuarial principles). No promises of benefit improvements under the Canadian Pension Plans or the Canadian Benefit Plans have been made except where such improvement could not reasonably be expected to have a Material Adverse Effect and in any event no such improvements could reasonably be expected to result in a solvency deficiency or going concern unfunded liability in the affected Canadian Pension Plans. All contributions or premiums required to be made or paid by any Canadian Loan Party to the Canadian Pension Plans or the Canadian Benefit Plans have been made or paid in a timely fashion in accordance with the terms of such plans and all applicable laws, except for the failure to make any contribution or premium which (i) could not reasonably be expected to result in a Material Adverse Effect and (ii) is disclosed in writing to the Canadian Administrative Agent and the Canadian Lenders (with any supporting documentation as reasonably requested by the Canadian Administrative Agent or any Canadian Lender). All employee contributions to the Canadian Pension Plans or the Canadian Benefit Plans by way of authorized payroll deduction or otherwise have been properly withheld or collected by and fully paid into such plans in a timely manner. The pension fund under each Canadian Pension Plan is exempt from the payment of any income tax and there are no taxes, penalties or interest owing in respect of any such pension fund which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. All material reports and disclosures relating to the Canadian Pension Plans required by such plans and any applicable laws to be filed or distributed have been filed or distributed in a timely manner. Except as shall be set forth on
Schedule 3.12, there are no material outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans.

            SECTION 3.13. Environmental Compliance. (a) Each of Quiksilver and each Subsidiary has received all permits and made all filings and notifications necessary under and is otherwise in compliance in all material respects with all applicable Environmental Laws.

            (b) Neither Quiksilver nor any Subsidiary has given any written or oral notice to any Governmental Authority with regard to any actual or imminently threatened removal, storage, transportation, spill, release or discharge of any Materials of Environmental Concern either (i) on properties now or formerly owned, operated or leased by Quiksilver or any Subsidiary or (ii) otherwise in

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connection with the conduct of its business and operations, and there is no basis for giving any such notice.

            (c) Neither Quiksilver nor any Subsidiary has received any written request for information, or been notified that it is potentially responsible for costs of clean-up of any actual or imminently threatened spill, release or discharge of any Materials of Environmental Concern or with respect to any Environmental Laws, and there is no basis for any such request or notice.

            (d) No judicial proceeding or governmental or administrative action is pending, or, to the knowledge of Quiksilver or either Borrower, threatened, under or relating to any Environmental Laws to which Quiksilver or any Subsidiary is named as a party, nor are there any consent decrees or ether decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Laws with respect to Quiksilver, any Borrower, any Subsidiary or the Properties.

            (e) To the knowledge of Quiksilver and the US Borrower, except as set forth in Schedule 3.13, neither Quicksilver nor any Subsidiary has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Materials of Environmental Concern that could reasonably be expected to result in a material liability to any of them.

            SECTION 3.14. Federal Regulations. No Letter of Credit and no part of the proceeds of any Loans are intended to be or will be used, directly or indirectly for any purpose which violates the provisions of the Regulations of the Board of Governors of the Federal Reserve System. If requested by any Lender or any Agent, the applicable Borrower will furnish to each Agent and each Lender a statement to the foregoing effect in conformity with the requirements of Form U-1 referred to in Regulation U.

            SECTION 3.15. Fees and Commissions. Except as required by Section 2.18, neither Quiksilver nor any Subsidiary owes or will owe any fees or commissions of any kind in connection with this Agreement or the transactions contemplated hereby, and Quiksilver does not know of any claim (or any basis for any claim) for any fees or commissions in connection with this Agreement or such transactions.

            SECTION 3.16. Solvency. Immediately prior to, upon and immediately following the execution of this Agreement, Quiksilver, both individually and together with its Subsidiaries, was, is and will be Solvent.

            SECTION 3.17. Investment Company Act. Neither Quiksilver nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            SECTION 3.18. Nature of Business. Neither Quiksilver nor any Subsidiary is engaged in any business other than the ownership and operation of retail apparel stores, the design, sourcing , manufacture and distribution of consumer products and services, primarily apparel and accessories, and the marketing, advertising and promotion of those products and services, and the lifestyle associated with such products and services.

            SECTION 3.19. Ranking of Loans. This Agreement and the other Loan Documents to which each Borrower is, or will be, a party, when executed, and the Loans and Acceptances, when borrowed are and will be the direct and general obligations of the applicable Borrower. Each Borrower's

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obligations hereunder and thereunder rank and will rank at least pari passu in priority of payment to all other senior Indebtedness of such Borrower.

            SECTION 3.20. Intellectual Property. Each of Quiksilver and its Subsidiaries owns, or is licensed to use, all Intellectual Property Rights necessary for the conduct of its business as currently conducted in all material respects. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property Rights of Quiksilver or any of its Subsidiaries or the validity or effectiveness of any such Intellectual Property Rights, nor does Quiksilver or the US Borrower know of any valid basis for any such claim. To the knowledge of Quiksilver and the US Borrower, the use of Intellectual Property Rights by Quiksilver and each of its Subsidiaries does not infringe on the rights of any Person in any material respect.

            SECTION 3.21. Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the US Administrative Agent or (on and after the Canadian Trigger Date) the Canadian Administrative Agent, as the case may be, for the benefit of such Administrative Agent and the relevant Lenders, and such Liens constitute perfected and continuing Liens on the applicable Collateral, securing the Obligations or Canadian Obligations, as the case may be, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on such Collateral except in the case of (a) Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of such Administrative Agent pursuant to any applicable law and (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the applicable Administrative Agent has not obtained or does not maintain possession of such Collateral.

            SECTION 3.22. Insurance. Schedule 3.22 lists in all material respects all insurance policies of any nature maintained, as of the Effective Date, by Quiksilver and each Subsidiary, as well as a summary of the terms of each such policy.

            SECTION 3.23. Representations and Warranties Contained in the Purchase Agreement Documentation and the Bridge Loan Agreement Documentation. Each of the Purchase Agreement Documentation and the Bridge Loan Agreement Documentation (in each case, to the extent executed and delivered on or before the Effective Date) have been duly executed and delivered by Quiksilver, the US Borrower and each Subsidiary party thereto and, to the best knowledge of Quiksilver and the US Borrower, have been duly executed and are in full effect. The representations and warranties of Quiksilver and the US Borrower, and the representations and warranties of the Subsidiaries party thereto, are accurate and correct in all material respects with respect to each of the Purchase Agreement Documentation and the Bridge Loan Agreement Documentation.

                      ARTICLE IV  CONDITIONS TO BORROWING

            SECTION 4.1. Conditions to Closing. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent

            (a) Credit Agreement. The US Administrative Agent shall have received this Agreement, duly executed and delivered by Quiksilver, the US Borrower, the Agents and each of the US Lenders, together with the acknowledgment by each of the US Guarantors set forth in the signature pages hereof.

            (b) Other Loan Documents. The US Administrative Agent shall have received (i) the US Revolving Notes (to the extent requested by the relevant Lender) and (ii) all other agreements

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or instruments required to create or perfect a security interest in the applicable Collateral, in each case executed and delivered by officers of the US Borrower and the US Guarantors, as applicable.

            (c) Purchase Agreement and Tender Offer Documentation. The Purchase Agreement shall not have been amended, waived or otherwise modified, except with respect to any such amendment, waiver or other modification which is in form and substance reasonably satisfactory to the Administrative Agents and which shall have been received by the Administrative Agents. The Lenders shall have received the most recent drafts of the Tender Offer Documentation, and such documentation shall be, in each case, in form and substance reasonably satisfactory to the Lenders.

            (d) Fees and Costs. The US Lenders and the Administrative Agents shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Effective Date.

            (e) Approvals. All governmental and third party approvals necessary in connection with this Agreement and the continuing operations of Quiksilver and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

            (f) Financial Statements; Projected Pro Forma Balance Sheet. The Lenders shall have received (i) audited financial statements of Quiksilver and the Target, in each case for the three most recent fiscal years, (ii) unaudited interim consolidated financial statements of Quiksilver for each quarterly period ended after the latest fiscal year referred to in clause (i) above (other than financial statements for the fiscal quarter ended April 30, 2005) and such unaudited consolidated financial statements for the same period of the prior fiscal year, (iii) unaudited interim consolidated financial statements of the Target for each semi-annual period ended after the latest fiscal year referred to in clause (i) above and such unaudited consolidated financial statements for the same period of the prior fiscal year, (iv) to the extent available to management, monthly financial data generated by Quiksilver's internal accounting systems for use by senior and financial management or any monthly financial data of the Target available to Quiksilver (collectively, the "Monthly Reports") for each month ended after the latest fiscal period referred to in clause (ii) or
(iii) above, as applicable and (v) the Projected Pro Forma Balance Sheet. The foregoing financial statements and Monthly Reports shall not reflect any material adverse change in the consolidated financial condition of Quiksilver and its subsidiaries or the Target and its subsidiaries from what was reflected in the financial statements previously furnished to the Lenders.

            (g) Projections. The Lenders shall have received satisfactory projections through 2010, which shall include monthly projections for the 2005 fiscal year.

            (h) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the US Administrative Agent to be filed, registered or recorded in order to create in favor of the US Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall have been filed.

            (i) Pledged Stock; Stock Powers; Pledged Notes. The US Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Security Documents, together with an undated stock power for each such certificate executed in blank by a duly Responsible Officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the US

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Administrative Agent pursuant to the Security Documents endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

            (j) Legal Opinions. The US Administrative Agent shall have received the legal opinion of Hewitt & O'Neil LLP, counsel to Quiksilver and its Subsidiaries, substantially in the form of Exhibit L. This legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the US Administrative Agent may reasonably require.

            (k) Borrowing Base Certificate. The US Borrower shall have delivered a US Borrowing Base Certificate which calculates the US Borrowing Base, as of a date no more than thirty days prior to the Effective Date, with customary supporting documentation and supplemental reporting in form and substance reasonably satisfactory to the US Administrative Agent.

            (l) Secretary's Certificates. The US Administrative Agent shall have received certificates dated as of the Effective Date of the Secretary or an Assistant Secretary of each US Loan Party, in each case attaching (i) a copy of the resolutions of the Board of Directors of such US Loan Party, authorizing (A) the execution, delivery and performance of the Loan Documents to which such US Loan Party is party and (B) in the case of the US Borrower, the borrowings contemplated hereunder, (ii) copies of the Organic Documents of such US Loan Party and (iii) a certificate, dated a recent date, of the Secretary of State of the state of formation of such US Loan Party and each other jurisdiction where such US Loan Party is required to be qualified to do business under such jurisdiction's law, certifying as to the existence and good standing of, and the payment of taxes by, each US Loan Party in such state.

            (m) No Default / Representations. No Default shall have occurred and be continuing on the Effective Date or would occur after giving effect to the US Revolving Loans requested to be made, or Letters of Credit requested to be issued, on the Effective Date, and the representations and warranties contained in this Agreement and each other Loan Document and certificate or other writing delivered to the Lenders in satisfaction of the conditions set forth in this
Section 4.1 prior to or on the Effective Date shall be correct in all material respects on and as of the Effective Date, and the US Administrative Agent shall have received a certificate of the US Borrower to such effect in the form of Exhibit C, dated as of the Effective Date and executed by a Responsible Officer of the US Borrower.

            (n) Regulatory Matters. All legal (including tax implications) and regulatory matters, including, but not limited to compliance with applicable requirements of Regulations U, T and X of the Board of Governors of the Federal Reserve System, shall be reasonably satisfactory to the Administrative Agents and the Lenders.

            (o) Subsidiary Certificate. The US Borrower shall have delivered to the US Administrative Agent a closing certificate, which shall set forth (a) a correct and complete list of the name and relationship to Quiksilver of each and all of Quiksilver's Material Domestic Subsidiaries and Material Foreign Subsidiaries and of each Additional Domestic Guarantor, (b) the location of the chief executive office of Quiksilver, each Material Domestic Subsidiary and each Additional Domestic Guarantor and each other location where any of them have maintained their chief executive office in the past five years, (c) a true and complete listing of each class of each of Quiksilver's authorized Capital Stock, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on such closing certificate, and (d) the type of entity of Quiksilver, each of its Material Domestic Subsidiaries and each of the Additional Domestic Guarantors. With respect to each Loan Party, such closing certificate shall also set forth the employer or taxpayer identification number of each Loan Party and the organizational identification number issued by each Loan Party's jurisdiction of organization or a statement that no such number has been issued.

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Upon the satisfaction (in the good faith judgment of the US Administrative
Agent) of the foregoing conditions, the US Administrative Agent shall notify the US Borrower and the Lenders of the satisfaction thereof, and such notice shall be conclusive and binding. Upon the receipt of such notice, the Lenders shall make available to the US Administrative Agent an amount equal to the Loan or Loans to be made by such Lender as contemplated in Section 2.1, and the US Administrative Agent shall use such funds to repay in full the outstanding principal amount of the Existing Loans under the Existing Credit Agreement (other than the Existing Loans of any Lender who has requested that all or a portion of the aggregate amount of the Existing Loans of such Lender be deemed to satisfy the funding requirement as contemplated by the second proviso in
Section 2.1(a)), and the Effective Date shall be deemed to occur when such transfer has been made.

            SECTION 4.2. Conditions to Canadian Revolving Loans, Acceptances and Acceptance Equivalent Loans. The obligation of each Canadian Lender to make Canadian Revolving Loans and Acceptance Equivalent Loans and issue Acceptances hereunder is subject to the satisfaction of the following conditions precedent:

            (a) Notice of Canadian Revolving Commitment Utilization. The US Borrower shall have delivered to the US Administrative Agent and the Canadian Administrative Agent a notice setting forth: (i) its desire to put in place Canadian Revolving Loan Commitments hereunder and (ii) the amount of the requested Canadian Revolving Loan Commitments (such amount, the "Requested Canadian Revolving Loan Commitment Amount"), which shall be an amount (x) of no less than US$10,000,000 (or any US$5,000,000 integral multiple thereof) and (y) of no greater than US$35,000,000. Each of the US Lenders acknowledge on the Effective Date that Schedule 4.2 hereto sets forth (i) the legal names of the Affiliates of such US Lenders that are intended to provide such Canadian Revolving Loan Commitments, (ii) the name of the applicable Counterpart Lender and (iii) the percentage of the Requested Canadian Revolving Loan Commitment that each will assume on and after the Canadian Trigger Date. Notwithstanding anything herein to the contrary, Schedule 4.2 can be amended on or before the Canadian Trigger Date with the consent of the US Borrower, the Canadian Administrative Agent and each Canadian Lender (or other financial institution) whose percentage allocation is increased (or initially put in place). On the Canadian Trigger Date, the Aggregate US Revolving Loan Commitment shall be permanently reduced, dollar for dollar, by the Requested Canadian Revolving Loan Commitment Amount; provided, that (i) in the event that any Canadian Revolving Loan Commitments are provided by a Canadian Lender who has an Affiliate that is a US Lender, the US Revolving Loan Commitments of such US Lender shall be reduced, dollar for dollar, by the amount of Canadian Revolving Loan Commitments of such Canadian Lender, and (ii) in the event that the Canadian Revolving Loan Commitments are provided by a Canadian Lender that does not have an Affiliate that is a US Lender, the US Revolving Loan Commitments of all US Lenders shall be ratably reduced by the amount of the Canadian Revolving Loan Commitments of any such Canadian Lender.

            (b) Joinder. The Canadian Administrative Agent shall have received a Joinder Agreement, in form and substance reasonably satisfactory to the Canadian Administrative Agent, duly executed and delivered by the Canadian Borrower, the Canadian Administrative Agent and each of the institutions which agree to serve as Canadian Lenders. The Joinder Agreement shall, among other things, set forth the Canadian Revolving Loan Commitment of each of the Canadian Lenders (and the name of the Counterpart Lender of such Canadian Lender).

            (c) Other Loan Documents. The Canadian Administrative Agent shall have received (i) the Canadian Revolving Notes ( to the extent requested by the relevant Canadian Lender), (ii) the Canadian Guarantee, duly executed and delivered by Quiksilver, the Canadian Loan Parties and each Subsidiary that owns Capital Stock of the Canadian Loan Parties, (iii) the Canadian Security Agreement, duly executed by Quiksilver, the Canadian Loan Parties and each Subsidiary that owns Capital Stock of

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the Canadian Loan Parties, and (iv) all other agreements or instruments required to create of perfect a security interest in the applicable Collateral, in each case executed and delivered by the officers of the applicable Loan Parties.

            (d) Lien Searches. The Canadian Administrative Agent shall have received the results of a recent lien search in each of the Canadian jurisdictions (including any provinces or territories) where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Loan Parties except for Permitted Liens or Liens discharged on or prior to the Effective Date pursuant to documentation reasonably satisfactory to the Canadian Administrative Agent.

            (e) Filings, Registrations and Recordings. Each document required by the Canadian Security Agreement or under law or reasonably requested by the Canadian Administrative Agent to be filed registered or recorded in order to create in favor of the Canadian Administrative Agent, for the benefit of the Canadian Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person.

            (f) Pledged Stocks; Stock Powers; Pledged Notes. The Canadian Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Canadian Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly Responsible Officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Canadian Administrative Agent pursuant to the Canadian Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the Pledgor thereof. The US Administrative Agent shall have received the certificates representing the shares of any Capital Stock required to be pledged pursuant to the US Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly Responsible Officer of the pledgor thereof; provided, that no shares of Capital Stock of any Foreign Subsidiary which is not a first-tier Subsidiary of Quiksilver or any of its Domestic Subsidiaries shall be required to be pledged thereunder.

            (g) Legal Opinions. The Canadian Administrative Agent shall have received the following executed legal opinions:

                  (i) the legal opinion of Fraser Milner Casgrain LLP, a
            Canadian counsel to Quiksilver, in form and substance reasonably satisfactory to the Canadian Administrative Agent; and

                  (ii) the legal opinion of such other special and local counsel as may be required by the Canadian Administrative Agent.

Each such legal opinion shall cover such other matters incident to the transaction contemplated by this Agreement as the Canadian Administrative Agent may reasonably require.

            (h) Borrowing Base Certificate. The Canadian Borrower shall have delivered a Borrowing Base Certificate which calculates the Canadian Borrowing Base, as of a date no more than five days prior to the Canadian Trigger Date, with customary supporting documentation and supplemental reporting in form and substance reasonably satisfactory to the Canadian Administrative Agent.

            (i) No Default / Representations. No Default shall have occurred and be continuing on the Canadian Trigger Date or would occur after giving effect to the Loans requested to be made on the Canadian Trigger Date, and the representations and warranties contained in this Agreement and each other Loan Documents and certificate or other writing delivered to the Canadian Lenders in satisfaction of

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the conditions set forth in this Section 4.2 prior to or on the Canadian Trigger
Date shall be correct in all material respects on and as of the Canadian Trigger Date, and the Canadian Administrative Agent shall have received a certificate of the Canadian Borrower to such effect in the form of Exhibit C, dated as of the Canadian Trigger Date and executed by a Responsible Officer of the Canadian Borrower.

            (j) Subsidiary Certificate. The Canadian Borrower shall have delivered to the Canadian Administrative Agent a closing certificate which shall set forth (a) a correct and complete list of the name and relationship to Quiksilver of each all of Quiksilver's Canadian Subsidiaries, (b) the location of the chief executive office or domicile (within the meaning of the Quebec Civil Code) of the Canadian Subsidiaries and each other location where any of them have maintained their chief executive office or domicile (within the meaning of the Quebec Civil Code) in the past five years, and (c) the type of entity of each of the Canadian Subsidiaries. With respect to each Loan Party, such closing certificate shall also set forth the employer or tax identification number of each Loan Party and the organizational identification number issued by each Loan Party's jurisdiction of organization or a statement that no such number has been issued.

            (k) Asset Appraisal. The Loan Parties shall have delivered Canadian asset appraisals (covering inventory), reasonably satisfactory to the Canadian Administrative Agent, prepared by an independent firm engaged directly by the Canadian Administrative Agent.

            (l) Field Examination. The Canadian Administrative Agent shall have conducted a satisfactory field examination of the accounts receivable, inventory and related working capital matters and financial information of the Canadian Loan Parties and of the related data processing and other systems.

            (m) Secretary's Certificates. The Canadian Administrative Agent shall have received certificates dated as of the Effective Date of the Secretary or an Assistant Secretary of Quiksilver and each Canadian Loan Party, in each case attaching (i) a copy of the resolutions of the Board of Directors of such Person, authorizing (A) the execution, delivery and performance of the Loan Documents to which such Person is or will be a party and (B) in the case of the Canadian Borrower, the borrowings contemplated hereunder, (ii) copies of the Organic Documents of such Person and (iii) a certificate, dated a recent date, of the Secretary of State (or the equivalent) of the state of formation of such Person and each other jurisdiction where such Person is required to be qualified to do business under such jurisdiction's law, certifying as to the existence and good standing of, and the payment of taxes by, each Person in such state or jurisdiction.

            SECTION 4.3. Conditions to Each Loan or Letter of Credit. Subject to
Section 2.22, the agreement of each Lender to make each Loan, the agreement of each Canadian Lender to issue an Acceptance, the agreement of each Issuing Bank to issue each Letter of Credit and the agreement of each Alternate Currency Fronting Lender to make each Alternate Currency Loan, requested to be made or issued by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan or the issuance of such Acceptance or Letter of Credit, of the following conditions precedent:

            (a) Representations and Warranties; No Default. The following statements shall be true, and the applicable Borrower's acceptance of the proceeds of such Loan or its delivery of an executed Letter of Credit Request shall be deemed to be a representation and warranty of such Borrower on the date of such Loan or as of the date of issuance of such Acceptance or Letter of Credit, as applicable, that:

                  (i) The representations and warranties contained in this
            Agreement and in each other Loan Document and certificate or other writing delivered to the Lenders prior to, on or after the Original Closing Date pursuant hereto and on or prior to the date for

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            such Loan or the issuance of such Letter of Credit are correct on and as of such date in all material respects as though made on and as of such date except to the extent that such representations and warranties expressly relate to an earlier date; and

                  (ii) No Default or Event of Default has occurred and is
            continuing or would result from the making of the Loan to be made on such date or the issuance of such Letter of Credit as of such date.

            (b) Legality. The making of such Loan or the issuance of such Acceptance or Letter of Credit, as applicable, shall not contravene any law, rule or regulation applicable to any Lender or the applicable Borrower or any other Loan Party.

            (c) Availability. After giving effect to such Loan or the issuance of such Acceptance or Letter of Credit, neither US Availability or Canadian Availability would be less than zero.

            (d) Borrowing Notice, Letter of Credit Request. The US Administrative Agent or the Canadian Administrative Agent, as the case may be (and, with respect to Alternate Currency Loans, the Alternate Currency Fronting Agent (with respect to Alternate Currency Loans denominated in Alternate Currencies other than Canadian Dollars) or the applicable Alternate Currency Fronting Lender (with respect to Alternate Currency Loans denominated in Canadian Dollars)) shall have received a Revolving Loan Borrowing Notice, a Canadian Notice of Drawing, an Alternate Currency Loan Borrowing Notice, a Swing Line Borrowing Notice, and/or a Letter of Credit Request, as applicable, pursuant to the provisions of this Agreement from the applicable Borrower.

                        ARTICLE V  AFFIRMATIVE COVENANTS

      Each of Quiksilver, the US Borrower and (on and after the Canadian Trigger
Date) the Canadian Borrower hereby agree that from and after the Original Closing Date, so long as any US Revolving Loan Commitment or Canadian Revolving Loan Commitment remains in effect, any Loan remains outstanding and unpaid, any other amount is owing to any Lender or the Agents hereunder or any Letter of Credit remains outstanding:

            SECTION 5.1. Financial Statements.

            (a) Within 105 days (or, if earlier, the date on which such financial statements are filed by Quiksilver with the Securities and Exchange Commission) after the end of each fiscal year, Quiksilver shall deliver to the Lenders a complete set of audited annual consolidated financial statements of Quiksilver, and unaudited consolidating financial statements with respect to Quiksilver, each Domestic Subsidiary (to the extent included in Quiksilver's consolidating financial statements immediately before the date hereof), each Material Domestic Subsidiary (and, in any event, the US Borrower) and each Material Foreign Subsidiary (and, in any event, the Canadian Borrower on and after the Canadian Trigger Date), including a balance sheet, an income statement and a cash flow statement (with accompanying notes and schedules) and a capital expenditure schedule for such fiscal year segmented by domestic and foreign operations; provided, that in the event that Quiksilver is unable to deliver unaudited consolidating financial statements with respect to one or more Material Foreign Subsidiaries, it shall provide such other financial statements with respect thereto in form and substance reasonably satisfactory to the Administrative Agents. Such financial statements (i) must be prepared in accordance with GAAP (or in the case of the Canadian Borrower, generally accepted accounting principles in Canada) consistently applied and (ii) must be certified without qualification or exception by the Accountants. Together with the audited financial statements, the Administrative Agents must also receive
(A) a copy of the opinion of the Accountants (without a "going concern" or like qualification or exception, and without any

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qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly the financial condition and results of operations of Quiksilver and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, (B) a certificate executed by the Chief Financial Officer of Quiksilver certifying that the financial statements fairly present the financial condition of Quiksilver and its Subsidiaries as of the date thereof and for the period covered thereby and that as of the date of such certificate such officer has obtained no knowledge of any Default except as specified in such certificate, and (C) a Compliance Certificate.

            (b) Within 60 days (or, if earlier, the date on which such financial statements are filed by Quiksilver with the Securities and Exchange Commission) after the end of each of Quiksilver's first three fiscal quarters, Quiksilver shall deliver to the Lenders the unaudited quarterly consolidated financial statements of Quiksilver and unaudited consolidating financial statements with respect to Quiksilver, each Domestic Subsidiary (to the extent included in Quiksilver's consolidating financial statements immediately before the date hereof), each Material Domestic Subsidiary (and, in any event, the US Borrower) and each Material Foreign Subsidiary (and, in any event, the Canadian Borrower on and after the Canadian Trigger Date), including a balance sheet, an income statement and a cash flow statement (with accompanying notes and schedules); provided, that in the event that Quiksilver is unable to deliver unaudited consolidating financial statements with respect to one or more Material Foreign Subsidiaries, it shall provide such other financial statements with respect thereto in form and substance reasonably satisfactory to the Administrative Agents. Such financial statements shall be prepared in accordance with GAAP (or in the case of the Canadian Borrower, generally accepted principles of accounting in Canada) consistently applied (it being understood that such financial statements are subject to normal year-end audit adjustments and do not include all of the footnotes required under GAAP for annual financial statements). Together with the quarterly financial statements, the Lenders must also receive (i) a certificate executed by the Chief Financial Officer of Quiksilver (A) stating that the financial statements fairly present the financial condition of Quiksilver and its Subsidiaries as of the date thereof and for the period covered thereby and (B) certifying that as of the date of such certificate such officer has obtained no knowledge of any Default except as specified in such certificate and (ii) a Compliance Certificate.

            (c) Within 105 days after the end of each fiscal year, Quiksilver shall deliver to the Lenders projections with respect to the financial performance of Quiksilver and its Subsidiaries for the fiscal year commencing on the immediately preceding November 1. Such projections shall include quarterly cash-flow forecasts, quarterly consolidating balance sheets, quarterly consolidating income statements and shall set forth in reasonable detail all material assumptions made in connection with such projections and shall otherwise be in form and scope reasonably satisfactory to the Administrative Agents; provided, that in the event that Quiksilver is unable to deliver quarterly consolidating balance sheets with respect to any Foreign Subsidiaries, it shall be permitted to deliver consolidated balance sheets with respect thereto.

            SECTION 5.2. Certificates; Other Information. Quiksilver shall furnish to the Administrative Agent, for distribution to the Lenders:

            (a) within 10 days after the same are filed, copies of all financial statements and reports which Quiksilver or any Subsidiary may make to, or file with, the Securities and Exchange Commission, the AMF or any successor Governmental Authority;

            (b) promptly but, in any event, within 10 days after receipt thereof, copies of all financial reports (including management letters), if any, submitted to Quiksilver or any Subsidiary by the Accountants in connection with any annual or interim audit of the books thereof;

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            (c) (A) as soon as possible and in any event within 30 days after
Quiksilver knows or has reason to know that any Termination Event with respect to any Plan has occurred, a statement of a Responsible Officer of Quiksilver describing such Termination Event and the action, if any, which Quiksilver proposes to take with respect thereto, (B) promptly and in any event within ten days after receipt thereof by Quiksilver or any ERISA Affiliate of Quiksilver from the PBGC, copies of each notice received by Quiksilver or such ERISA Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan maintained for or covering employees of Quiksilver or any Subsidiary if the present value of the accrued benefits under the Plan exceeds its assets by an amount in excess of US$500,000, (D) promptly and in any event within ten days after receipt thereof by Quiksilver or any ERISA Affiliate of Quiksilver from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by Quiksilver or such ERISA Affiliate concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (E) the information that would be required under clauses (A) through (D) if the corresponding provisions of the pension law of any foreign jurisdiction under which Quiksilver or any Subsidiary may have liability were substituted for each reference to ERISA and the Code therein and in the definition of any defined term used therein;

            (d) promptly after the commencement thereof, but in any event not later than 10 days after service of process with respect thereto on, or the obtaining of knowledge by, Quiksilver or any Subsidiary, notice of (i) each material action, suit or proceeding before any Governmental Authority and (ii) any material claim under any Environmental Law;

            (e) as soon as available but in any event within 15 days of the end of each calendar month, and at such other times as may be requested by the US Administrative Agent or the Canadian Administrative Agent, as of the month then ended, a Borrowing Base Certificate and supporting information in connection therewith;

            (f) as soon as available but in any event within 15 days of the end of each calendar month (or, in the case of clauses (iv) and (v) below, each fiscal quarter) and at such other times as may be requested by the US Administrative Agent or the Canadian Administrative Agent, as of the month (or quarter, as the case may be) then ended:

                  (i) a detailed aging of the Loan Parties' Accounts (1)
            including all invoices aged by due date and (2) reconciled to the Borrowing Base Certificate delivered as of such date prepared in a manner reasonably acceptable to the applicable Administrative Agent, together with a summary specifying the name, address, and balance due for each Account Debtor;

                  (ii) a schedule detailing the Loan Parties' Inventory, in form reasonably satisfactory to the applicable Administrative Agent, including by division, by season and by class (i.e., raw materials and finished goods);

                  (iii) a worksheet of calculations prepared by the applicable
            Borrower to determine Eligible Accounts and Eligible Inventory, such worksheets reasonably detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion;

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                  (iv) a reconciliation of the Loan Parties' Accounts and
            Inventory between the amounts shown in the applicable Borrower's (or, to the extent applicable, the Target Loan Parties') general ledger and financial statements and the reports delivered pursuant to clauses (i) and (ii) above; and

                  (v) a reconciliation of the loan balance per the applicable
            Borrower's (or, to the extent applicable, the Target Loan Parties') general ledger to the loan balance under this Agreement;

            (g) as soon as available but in any event within 15 days of the end of each calendar month and at such other times as may be requested by the US Administrative Agent or the Canadian Administrative Agent, as of the month then ended, a schedule of the Loan Parties' accounts payable in form and substance reasonably satisfactory to such Administrative Agent;

            (h) promptly upon any Administrative Agent's request:

                  (i) copies of invoices in connection with the invoices issued by any Loan Party in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto;

                  (ii) copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory or Equipment purchased by any Loan Party; and

                  (iii) a schedule detailing the balance of all intercompany accounts of any Loan Party;

            (i) within 25 days of each October 31, an updated Customer List;

            (j) promptly upon any Subsidiary's becoming a Material Domestic Subsidiary or a Material Foreign Subsidiary, or upon Quiksilver's direct or indirect creation or acquisition of a Material Domestic Subsidiary or a Material Foreign Subsidiary, notice of the same; and

            (k) promptly, such additional financial information as any Lender, through the Administrative Agent, may from time to time reasonably request.

Following the occurrence and during the continuation of an Availability Event, either Administrative Agent may, in its sole discretion, require more frequent reporting with respect to Sections 5.2(e), (f), (g) and (i).

            SECTION 5.3. Payment of Obligations. Quiksilver shall, and shall cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature (including all taxes, assessments, governmental charges and levies), except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Quiksilver or such Subsidiaries, as the case may be.

            SECTION 5.4. Conduct of Business; Maintenance of Existence and Licenses; Contractual Obligations. Quiksilver shall, and shall cause each of its Subsidiaries to, (a) continue to engage in business of the same general type as conducted by Quiksilver and such Subsidiaries as of the date hereof, (b) preserve, renew and keep in full force and effect its corporate or other legal existence,

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unless the Board of Directors of any Subsidiary (other than the US Borrower, any
Canadian Loan Party (on and after the Canadian Trigger Date), any Material Domestic Subsidiary, any Material Foreign Subsidiary or an Additional Domestic Guarantor) determines that the preservation of its corporate or other legal existence is no longer desirable, and the loss thereof could not reasonably be expected to have a Material Adverse Effect, (c) maintain all rights, registrations, licenses, privileges and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to so maintain would not have a Material Adverse Effect, and (iv) comply with all Contractual Obligations except to the extent that failure to comply therewith would not have a Material Adverse Effect.

            SECTION 5.5. Maintenance of Property. Quiksilver shall, and shall cause each of its Subsidiaries to, do all things necessary to (i) maintain, preserve, protect and keep its Property in good repair, working order and condition (normal wear and tear excepted), and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times and (ii) obtain and maintain in effect at all times all material franchises, governmental authorizations, Intellectual Property Rights, licenses and permits, which are necessary for it to own its Property or conduct its business as conducted on the Effective Date.

            SECTION 5.6. Insurance. (a) Quiksilver shall, and shall cause each of its Subsidiaries to, at all times maintain, with financially sound and reputable carriers having a Financial Strength rating of at least A- by A.M. Best Company, insurance against: (i) loss or damage by fire and loss in transit;
(ii) theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; (iii) business interruption; (iv) general liability and (v) and such other hazards, as is customary in the business of Quiksilver or such Subsidiary. All such insurance shall be in amounts, cover such assets and be under policies acceptable to the US Administrative Agent or the Canadian Administrative Agent, as applicable, in its Permitted Discretion. In the event any Collateral is located in any area that has been designated by the Federal Emergency Management Agency as a "Special Flood Hazard Area", Quiksilver or such Subsidiary shall purchase and maintain flood insurance on such Collateral (including any personal Property which is located on any real Property leased by Quiksilver or any Subsidiary within a "Special Flood Hazard Area"). The amount of all insurance required by this Section 5.6 shall at a minimum comply with applicable law, including the Flood Disaster Protection Act of 1973, as amended. All premiums on such insurance shall be paid when due by Quiksilver or the relevant Subsidiary, and copies of the policies delivered to the relevant Administrative Agent. If Quiksilver or any of its Subsidiaries fails to obtain any insurance as required by this Section, the relevant Administrative Agent at the direction of the Majority Lenders may obtain such insurance at the applicable Borrower' expense. By purchasing such insurance, such Administrative Agent shall not be deemed to have waived any Default or Event of Default arising from Quiksilver's or any Subsidiary's failure to maintain such insurance or pay any premiums therefor. Quiksilver shall, and shall cause each of its Subsidiaries to, use such Property in compliance with applicable law and not to use it in any manner which might render inapplicable any insurance coverage.

            (b) All insurance policies required under Section 5.6(a) with respect to Domestic Subsidiaries and Canadian Subsidiaries shall name the US Administrative Agent or the Canadian Administrative Agent, as the case may be, (for the benefit of the US Administrative Agent and the Lenders or the Canadian Administrative Agent and the Canadian Lenders, respectively) as an additional insured or as loss payee, as applicable, and shall provide that, or contain loss payable clauses or mortgagee clauses, in form and substance satisfactory to such Administrative Agent, which provide that:

                  (i) all proceeds thereunder with respect to any Collateral shall be payable to the relevant Administrative Agent (to the extent such proceeds are required to be applied to prepay the Obligations or Canadian Obligations in accordance with Section 2.7 or to

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            the extent otherwise required pursuant to the US Security Agreement or Canadian Security Agreement, as applicable);

                  (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the Property described in such policy;
            and

                  (iii) such policy and loss payable clauses may be canceled, amended, or terminated only upon at least thirty days prior written notice given to the relevant Administrative Agent.

            SECTION 5.7. Inspection; Communication with Accountants. Quiksilver shall, and shall cause each of its Subsidiaries to, permit each Administrative Agent and the Lenders, by their respective employees, representatives and agents, from time to time upon two US Business Days' prior notice as frequently as such Administrative Agent reasonably determines to be appropriate, to (a) inspect any of the Property, the Collateral, and the books and financial records of any Loan Party, (b) examine, audit and make extracts or copies of the books of accounts and other financial records of any Loan Party, (c) have access to its properties, facilities, the Collateral and its advisors, officers, directors and employees to discuss the affairs, finances and accounts of any Loan Party and (d) review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of such Loan Party. If a Default or an Event of Default has occurred and is continuing, Quiksilver shall, and shall cause each of its Subsidiaries to, provide such access to the Administrative Agents and to each Lender at all times and without advance notice. Furthermore, so long as any Default has occurred and is continuing, Quiksilver shall, and shall cause each of its Subsidiaries to, provide the Administrative Agents and each Lender with access to its suppliers. Quiksilver shall, and shall cause each of its Subsidiaries to, promptly make available to the relevant Administrative Agent and its counsel originals or copies of all books and records that such Administrative Agent may reasonably request. Quiksilver and each Borrower acknowledges that from time to time each Administrative Agent may prepare and may distribute to the Lenders certain audit reports pertaining to the Loan Parties' assets for internal use by such Administrative Agent and the Lenders from information furnished to it by or on behalf of the Loan Parties, after such Administrative Agent has exercised its rights of inspection pursuant to this Agreement. Upon reasonable notice and at such reasonable times during usual business hours, Quiksilver shall, and shall cause each of its Subsidiaries to, permit representatives of the US Administrative Agent or the Canadian Administrative Agent, as applicable (on behalf of the relevant Lenders) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Quiksilver and its Subsidiaries with its Accountants; provided that such Administrative Agent shall give notice of any such communication to Quiksilver and allow Quiksilver the opportunity to be present during such communication.

            SECTION 5.8. Appraisals and Field Examinations. Whenever a Default or Event of Default exists, and at such other times (not more frequently than once per calendar year or, if average daily Availability for any period of thirty consecutive days during such calendar year is less than (x) if the Guarantee Date has not yet occurred, US$25,000,000, or (y) on and after the Guarantee Date, US$40,000,000, twice per calendar year) as the US Administrative Agent or the Canadian Administrative Agent, as applicable, requests, Quiksilver shall, and shall cause each other Loan Party to, at their sole expense, permit such Administrative Agent to conduct field examinations and/or provide such Administrative Agent with appraisals or updates thereof of their Inventory from an appraiser selected and engaged by such Administrative Agent, and prepared on a basis satisfactory to such Administrative Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulations and by the internal policies of the Lenders; provided, however, that such Administrative Agent and the Lenders shall at all times, at their own expense, have the right (after reasonable notice to

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the Loan Parties) to conduct field examinations and/or obtain appraisals or updates of the Inventory of the Loan Parties. Notwithstanding anything herein to the contrary, it is understood and agreed that a field examination and an Inventory appraisal (each in form and substance reasonably satisfactory to such Administrative Agent) shall be performed with respect to any Domestic Subsidiaries and Canadian Subsidiaries of the Target on or before the date on which Accounts and Inventory of such Subsidiaries are eligible for inclusion in the "Eligible Accounts" and "Eligible Inventory" definitions.

            SECTION 5.9. Collateral Access Agreements. Quiksilver shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the US Administrative Agent or the Canadian Administrative Agent, as applicable. With respect to such locations or warehouse space leased or owned as of the Original Closing Date and thereafter, if such Administrative Agent has not received a Collateral Access Agreement as of the Original Closing Date (or, if later, as of the date such location is acquired or leased), the Loan Parties' Eligible Inventory at that location shall be subject to such Reserves as may be established by the Administrative Agent. After the Original Closing Date, no real property or warehouse space shall be leased by any Loan Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Original Closing Date, unless and until a satisfactory Collateral Access Agreement shall first have been obtained with respect to such location and if it has not been obtained, the Loan Parties' Eligible Inventory at that location shall be subject to the establishment of Reserves acceptable to the Administrative Agent. Quiksilver shall, and shall cause each Loan Party to, timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Collateral is or may be located. Notwithstanding the foregoing or anything set forth in Article VII to the contrary, the sole remedy for failure to comply with the first and third sentences of this Section 5.9 shall be the establishment of Reserves acceptable to the applicable Administrative Agent with respect to any affected Collateral.

            SECTION 5.10. Deposit Account Control Agreements. Within 90 days after the Original Closing Date (with respect to US Loan Parties) and within 90 days after the Canadian Trigger Date (with respect to Canadian Loan Parties), Quiksilver will provide to the US Administrative Agent or the Canadian Administrative Agent, as applicable, a Deposit Account Control Agreement, duly executed on behalf of each financial institution holding a deposit account of a Loan Party as set forth in the US Security Agreement or the Canadian Security Agreement, as applicable. Thereafter, Quiksilver shall provide to the applicable Administrative Agent, upon such Administrative Agent's request, a Deposit Account Control Agreement duly executed on behalf of each financial institution holding a deposit account of a Loan Party as set forth in the US Security Agreement or the Canadian Security Agreement, as applicable. Following the occurrence and during the continuance of an Availability Event, funds deposited into a deposit account subject to a Deposit Account Control Agreement will be swept on a daily basis into a blocked account with the applicable Administrative Agent, and such funds (other than collections representing Net Proceeds from an Asset Disposition or a Recovery Event with respect to which a Reinvestment Notice has been delivered, so long as such Net Proceeds are not required to be applied to prepay Loans pursuant to Section 2.7) shall be applied toward the prepayment of the Loans hereunder. At all times during the term of this Agreement, Quiksilver shall cause each Loan Party to have established and shall maintain Union Bank of California, N.A., JPMorgan Chase Bank, N.A. or any other Lender approved by the applicable Administrative Agent, as such Loan Party's principal depository bank(s), including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business. Each Borrower herby authorizes the applicable

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Administrative Agent to transfer funds to controlled disbursement accounts of any Loan Party hereunder to the extent necessary to pay items to be drawn on such controlled disbursement accounts.

            SECTION 5.11. Environmental Laws. Quiksilver shall, and shall cause each of its Subsidiaries to:

            (a) Comply in all material respects with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws;

            (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings; and

            (c) Generate, use, treat, store, release, dispose of, and otherwise manage Materials of Environmental Concern in a manner that would not reasonably be expected to result in a material liability to Quiksilver or any of its Subsidiaries or to materially affect any real property owned or leased by any of them; and take reasonable efforts to prevent any other Person from generating, using, treating, storing, releasing, disposing of, or otherwise managing Materials of Environmental Concern in a manner that could reasonably be expected to result in a material liability to, or materially affect any real property owned or operated by, Quiksilver or any of its Subsidiaries.

            SECTION 5.12. Use of Proceeds. Each Borrower will use the proceeds of the Loans and the Acceptances to (x) with respect to the US Borrower, refinance the Indebtedness of the US Borrower under the Existing Credit Agreement, (y) finance a portion of, to the extent also financed by additional loans under the Bridge Loan Agreement, the other Transactions, (z) provide funds for working capital, capital expenditures, acquisitions permitted by Section 6.7 and general corporate purposes of such Borrower. Letters of Credit shall be used solely for general corporate purposes of the US Borrower. Notwithstanding anything herein to the contrary, no Loan, Acceptance or Letter of Credit shall be used for the purchasing or carrying of any Margin Stock.

            SECTION 5.13. Compliance with Laws, Etc. Quiksilver shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all applicable Requirements of Law.

            SECTION 5.14. Additional Collateral; Further Assurances. (a) The US Borrower shall at all times remain party to the US Security Agreement and, on and after the Canadian Trigger Date, the Canadian Security Agreement and the Canadian Guarantee. Subject to the last sentence of Section 5.14(d), Quiksilver shall, and shall cause each of its Material Domestic Subsidiaries (other than the US Borrower) and each of the Additional Domestic Guarantors to, at all times
(1) guarantee payment and performance of the Obligations pursuant to the US Guarantee, (ii) guarantee payment and performance of the Canadian Obligations pursuant to the Canadian Guarantee and (3) be party to the US Security Agreement and the Canadian Security Agreement.

            (b) On and after the Canadian Trigger Date, the Canadian Borrower shall at all times remain party to the Canadian Security Agreement. Subject to the last sentence of Section 5.14(d) below, Quiksilver shall cause each Material Foreign Subsidiary which is also a Canadian Subsidiary (other than the Canadian Borrower) formed or acquired after the Canadian Trigger Date to (1) guarantee payment and

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performance of the Canadian Obligations pursuant to the Canadian Guarantee and
(2) become party to the Canadian Security Agreement.

            (c) Quiksilver shall cause (i) 100% of the issued and outstanding Capital Stock of each of its Material Domestic Subsidiaries and of each of the Additional Domestic Guarantors, (ii) with respect to the Obligations, 65% (or such greater percentage that, due to a change in an applicable law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of its Material Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Material Foreign Subsidiary's United States parent and (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg.
Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Material Foreign Subsidiary directly owned by Quiksilver or any Domestic Subsidiary and (iii) with respect to the Canadian Obligations (and on and after the Canadian Trigger Date), 100% of the issued and outstanding Capital Stock of each of its Material Foreign Subsidiaries which is also a Canadian Subsidiary, in each case to be subject at all times to a first priority, perfected Lien in favor of the US Administrative Agent and/or the Canadian Administrative Agent, as applicable, pursuant to the terms and conditions of the Loan Documents or other security documents as the applicable Administrative Agent shall reasonably request; provided, that, notwithstanding the foregoing, neither Quiksilver nor any Borrower shall be required to pledge any Capital Stock of the Target or the Holding Company unless the Holding Company and/or the Target, as applicable, remains a first-tier Material Foreign Subsidiary on the date which is ninety
(90) days following the completion of the Tender Offer.

            (d) Without limiting the foregoing, Quiksilver shall, and shall cause each of the Domestic Subsidiaries and Canadian Subsidiaries which is required to become a Loan Party pursuant to the terms of this Agreement to, execute and deliver, or cause to be executed and delivered, to the US Administrative Agent and/or the Canadian Administrative Agent, as applicable, such documents and agreements, and shall take or cause to be taken such actions as each Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents. Following the completion of the Tender Offer, (a) Quiksilver shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to have each of the Material Domestic Subsidiaries (to the extent that such Material Domestic Subsidiaries are also Subsidiaries of the Target) promptly become party to both the US Guarantee and the US Security Agreement and, on and after the Canadian Trigger Date, the Canadian Guarantee and the Canadian Security Agreement, and (b) Quiksilver shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to have each of the Material Foreign Subsidiaries (to the extent that such Material Foreign Subsidiaries are also Canadian Subsidiaries of the Target) promptly following the Canadian Trigger Date become party to both the Canadian Guarantee and the Canadian Security Agreement.

            SECTION 5.15. Notices. Each of Quiksilver and each Borrower will give prompt notice in writing to the relevant Administrative Agent and the applicable Lenders of:

            (a) the occurrence of any Default or Event of Default;

            (b) any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect;

            (c) receipt of any written notice (i) that Quiksilver or any Subsidiary is subject to any investigation by any governmental entity with respect to any potential or alleged material violation of any applicable Environmental Laws, (ii) that any Governmental Authority may deny or refuse to renew any material permit, license, approval, registration, exemption or other authorization required under any

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Environmental Law, or (iii) of imposition of any Lien against any Property of
Quiksilver or any Subsidiary for any liability with respect to damages arising from, or costs resulting from, any violation of any Environmental Laws;

            (d) receipt of any notice of litigation commenced or threatened against Quiksilver or any Subsidiary that (i) seeks damages in excess of US$10,000,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets, (iv) alleges criminal misconduct by Quiksilver or any Subsidiary, (v) alleges the material violation of any law regarding, or seeks remedies in connection with, any Environmental Control Statutes; or (vi) involves any product recall;

            (e) any material Lien (other than Permitted Liens) or material claim made or asserted against any of the Collateral;

            (f) its decision (i) to change any Loan Party's name or type of entity or (ii) to make any other material change to any Loan Party's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement; provided, that, in no event shall the applicable Administrative Agent receive notice of such change less than ten days prior thereto;

            (g) commencement of any proceedings involving Quiksilver or any Subsidiary contesting any tax, fee, assessment, or other governmental charge in excess of US$10,000,000;

            (h) the opening of any new deposit account by any Loan Party with any bank or other financial institution;

            (i) any loss, damage, or destruction to the Collateral in the amount of US$10,000,000 or more, whether or not covered by insurance;

            (j) any and all material default notices received under or with respect to any leased location or public warehouse where a material amount of Collateral is located (which shall be delivered within two US Business Days after receipt thereof); and

            (k) any other matter as any Administrative Agent may reasonably request.

                         ARTICLE VI  NEGATIVE COVENANTS

      Each of Quiksilver, the US Borrower and (on and after the Canadian Trigger
Date) the Canadian Borrower hereby agree that from and after the Original Closing Date, so long as any US Revolving Loan Commitment or Canadian Revolving Loan Commitment remains in effect, any Loan remains outstanding and unpaid, any other amount is owing to any Lender or any Agent hereunder or any Letter of Credit remains outstanding:

            SECTION 6.1. Financial Condition Covenants. To the extent that average daily Availability for the preceding 30-day period is at any date less than (x) if the Guarantee Date has not yet occurred, US$17,000,000, or (y) on and after the Guarantee Date, US$25,000,000, Quiksilver will not from and after such date permit the Fixed Charge Coverage Ratio, calculated as of the date of the most recent financial statements of Quiksilver delivered in accordance with
Section 5.1, to be less than 1.1 to 1.0; provided, that if at any time thereafter average daily Availability (calculated as of any date to reflect average Availability for the preceding 30 days) is greater than or equal to (x) if the Guarantee Date has not yet occurred, US$20,000,000, or (y) on and after the Guarantee Date, US$30,000,000, for ninety

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consecutive days, this Section 6.1 shall no longer be applicable (until such time as it may thereafter become applicable as set forth above).

            SECTION 6.2. Limitation on Indebtedness. Each of Quiksilver and the Borrowers shall not create, incur, assume or suffer to exist any Indebtedness, and shall not permit any of their Subsidiaries, to create, incur, assume or suffer to exist any Indebtedness, except for:

            (a) Indebtedness created hereunder and under the other Loan
Documents;

            (b) Indebtedness of Quiksilver and its Subsidiaries outstanding on the date hereof and listed, together with all lines of credit and other credit facilities to which they are a party, including any renewals and/or replacements thereof on Schedule 6.2;

            (c) Indebtedness (i) evidenced by performance bonds issued in the ordinary course of business or reimbursement obligations in respect thereof, provided that such Indebtedness, when combined with Indebtedness permitted by
Section 6.2(i), does not exceed US$20,000,000 in aggregate principal amount at any time outstanding, (ii) evidenced by a letter of credit facility related to insurance associated with claims for work-related injuries or (iii) for bank overdrafts incurred in the ordinary course of business that are promptly repaid;

            (d) trade credit incurred to acquire goods, supplies and services incurred in the ordinary and normal course of business;

            (e) Lease Expenses;

            (f) Indebtedness of QAPL to the former shareholders of QIPL for the deferred purchase price for the acquisition of the shares of QIPL by QAPL, and Indebtedness of Quiksilver in respect of its guaranty of such Indebtedness of QAPL;

            (g) Indebtedness of Foreign Subsidiaries (other than Indebtedness of the Canadian Borrower and the other Canadian Loan Parties hereunder) in an amount at any one time outstanding up to the greater of (a) 75% of such Foreign Subsidiaries' Consolidated Tangible Assets or (b) the US Dollar Equivalent of US$300,000,000;

            (h) Indebtedness of Quiksilver (and Guarantee Obligations of any other Loan Party) under (x) the Bridge Loan Agreement Documentation in an aggregate principal amount not to exceed US$350,000,000 and (y) the Senior Note Indenture in an aggregate principal amount not to exceed US$450,000,000; provided, that (i) the Senior Note Indenture and related documentation contains terms and conditions reasonably satisfactory to the Administrative Agents and
(ii) the proceeds of the Senior Notes are used, among other uses, to repay the principal of all outstanding Indebtedness under the Bridge Loan Agreement Documentation following the release of any such proceeds from the Senior Notes Escrow Account, if any;

            (i) Indebtedness of Quiksilver and/or the US Borrower with respect to the Leasehold Improvement Loan together with up to US$35,000,000 of additional leasehold improvement financing described in Section 6.3(h);

            (j) Capitalized Lease Obligations incurred to acquire, construct or improve capital assets; provided, that (i) the principal amount of such Capitalized Lease Obligations does not exceed the amount of such acquisition, construction or improvement and (ii) such Capitalized Lease Obligations are incurred no later than 180 days after the date of such acquisition, construction or improvement;

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            (k) other unsecured Indebtedness of Quiksilver and its Domestic
Subsidiaries; provided, that, (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such unsecured Indebtedness; (ii) average daily Availability is at least (x) if the Guarantee Date has not yet occurred, US$25,000,000, or (y) on and after the Guarantee Date, US$40,000,000, for any period of thirty consecutive days during the 12-month period ending on the date on which such incurrence is to occur, (iii) the Fixed Charge Coverage Ratio exceeds 1.25 to 1.00 after giving pro forma effect to such incurrence of Indebtedness as if such Indebtedness was incurred on the first day of the relevant period and (iv) such unsecured Indebtedness shall have no scheduled amortization prior to the date that is six months after the Revolving Loan Commitment Expiration Date;

            (l) Indebtedness of (i) any Loan Party to any other Loan Party and
(ii) Quiksilver or any Borrower to any Subsidiary (other than any Loan Party) and of any Subsidiary to Quiksilver, any Borrower or any other Subsidiary; provided, that no such Indebtedness of any Subsidiary (other than any Loan Party) to any Loan Party shall be permitted to be incurred to the extent that
(x) after giving pro forma effect to such incurrence, average daily Availability was less than (A) if the Guarantee Date has not yet occurred, US$25,000,000, or
(B) on and after the Guarantee Date, US$40,000,000, for any period of thirty consecutive days during the 12-month period ending on the date on which such incurrence is to occur and (y) no Default or Event of Default has occurred and is continuing or would be caused thereby; and

            (m) other Indebtedness of Quiksilver or of any Subsidiary in addition to the foregoing, provided that such Indebtedness does not exceed US$35,000,000 in aggregate principal amount at any time outstanding.

            SECTION 6.3. Limitation on Liens. Each of Quiksilver and the Borrowers shall not, and shall not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of their property, assets or revenues (including trademarks, copyrights and other intellectual-property rights), whether now owned or hereafter acquired, except for:

            (a) Liens created hereunder or under any of the other Loan
Documents;

            (b) Liens existing on any Property (other than trademarks, copyrights and other intellectual property rights) at the time of the acquisition of such Property and not created in anticipation of such acquisition; provided however, with respect to a Subsidiary, the stock of which is acquired by Quiksilver or another Subsidiary, of such Property shall be deemed to be acquired a the time the stock of such Subsidiary is acquired by Quiksilver or such other Subsidiary;

            (c) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Quiksilver or any Subsidiary, as the case may be, in conformity with GAAP or accounting principles generally accepted in the applicable jurisdiction;

            (d) Liens created by operation of law not securing the payment of Indebtedness for money borrowed or guaranteed, including carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 45 days or which are being contested in good faith by appropriate proceedings;

            (e) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

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            (f) deposits to secure the performance of bids, trade contracts
(other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, would not cause a Material Adverse Effect;

            (h) Liens in favor of (i) the Leasehold Improvement Lender (x) securing the Leasehold Improvement Loan and (y) granted by the US Borrower in favor of the Leasehold Improvement Lender pursuant to a security agreement, dated as of October 29, 2004, executed by the US Borrower securing its obligations under its guaranty, dated as of October 29, 2004, of the obligations of Quiksilver under the Leasehold Improvement Loan Agreement, and an intercreditor agreement acceptable to the Administrative Agent, to secure an aggregate amount of up to US$35,000,000 of additional financing for the build-out retail stores expected to be opened and/or existing stores which may be expanded, which Liens are subject to the terms of the Intercreditor Agreement or an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent;

            (i) any Lien on assets (other than trademarks, copyrights and other intellectual-property rights) of Foreign Subsidiaries securing Indebtedness of the relevant Foreign Subsidiary permitted under Section 6.2(g);

            (j) Liens securing Indebtedness incurred after the date hereof to purchase, or to finance the purchase of, fixed assets, provided that (i) any such Lien is limited to the fixed asset or assets acquired or financed, and any subsequent improvements thereto, and (ii) such Indebtedness is otherwise permitted under Section 6.2(j) or (m); and a Lien on QIPL's trademark rights to Quiksilver name, logo and related intellectual property in the territories of Australia and New Zealand, in favor of the former shareholders of QIPL, to secure the obligation of QAPL to pay the final installment of the purchase price for the acquisition of the shares of QIPL by QAPL; and

            (k) Liens granted pursuant to the Escrow Security Agreement (as defined in the Bridge Loan Agreement) and Liens granted with respect to monies on deposit in the Senior Notes Escrow Account pursuant to documentation reasonably satisfactory to the Administrative Agents.

            SECTION 6.4. Limitation on Fundamental Changes. Quiksilver shall not, and shall not permit any of its Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except as permitted by Section 5.4, or create or acquire any Subsidiary, or convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its property, business or assets, except that Quiksilver may consummate Permitted Acquisitions permitted by Section 6.7 (including, without limitation, the Transaction).

            SECTION 6.5. Limitation on Sale of Assets. Quiksilver shall not, and shall not permit any of its Subsidiaries to, make any Asset Disposition unless
(i) such Asset Disposition is for fair market value, (ii) the consideration for such Asset Disposition is all cash, (iii) no Default or Event of Default has occurred and is continuing or would result from such Asset Disposition and (iv) the consideration for such Asset Disposition, (x) when aggregated with the consideration for all previous Asset Dispositions by Quiksilver or any Domestic Subsidiary during the same calendar year, does not exceed US$10,000,000 and (y) when aggregated with the consideration for all previous Asset Dispositions by any Foreign Subsidiary during the term of this Agreement, does not exceed US$75,000,000.

            SECTION 6.6. Limitation on Dividends. Quiksilver shall not, and shall not permit any of its Subsidiaries to, (a) if a corporation, declare or pay any dividend (other than dividends payable

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solely in common stock of Quiksilver or its Subsidiaries) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of Quiksilver or its Subsidiaries or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, and (b) if a partnership or a limited liability company, make any distribution with respect to the ownership interests therein, or, in either case, any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Quiksilver or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasance, retirements, acquisitions and distributions being herein called "Restricted Payments") provided, however, that (i) Quiksilver shall be permitted to make payments on account of, and set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any shares of its common stock, or any warrants or options to purchase its common stock, not exceeding US$20,000,000 in the aggregate, so long as no Default or Event of Default has occurred and is continuing or would be caused by any of the foregoing, (ii) Quiksilver and its Subsidiaries shall be permitted to make other Restricted Payments so long as (x) after giving pro forma effect thereto, average daily Availability was not less than (x) if the Guarantee Date has not yet occurred, US$25,000,000, or (y) on and after the Guarantee Date, US$40,000,000, for any period of thirty consecutive days during the 12-month period ending on the date on which such Restricted Payment is to be made, (y) the Fixed Charge Coverage Ratio exceeds 1.25 to 1.00 after giving pro forma effect to such Restricted Payment as if such Restricted Payment was paid on the first day of the relevant period and (z) no Default or Event of Default has occurred and is continuing or would be caused thereby and (iii) the Subsidiaries shall in any case be permitted to pay cash dividends and other distributions, directly or indirectly, to Quiksilver or any Subsidiary, to the extent paid ratably to all stockholders of the Person paying the applicable dividend or contribution.

            SECTION 6.7. Limitation on Investments, Loans and Advances. Quiksilver shall not, and shall not permit any of its Subsidiaries to, make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in (any of the foregoing, an "investment"), any Person, or otherwise make any Permitted Acquisition, except for:

            (a) Quiksilver's ownership interests in its current Subsidiaries;

            (b) investments in marketable securities, liquid investments and other financial instruments that are acquired for investment purposes and may be readily sold or otherwise liquidated, that have a value which may be readily established and which are investment grade;

            (c) extensions of trade credit in the ordinary course of business;

            (d) investments in the form of Permitted Acquisitions or other investments in Persons or businesses, in each case, in the same line of business as that described in Section 3.18, provided that (i) no Default or Event of Default has occurred and is continuing or would result from the consummation of such Permitted Acquisition or other investment, (ii) such Permitted Acquisition is not opposed by the Person to be, or whose business is to be, acquired and
(iii) in the case of any Permitted Acquisition or other investment by Quiksilver or any of its Domestic Subsidiaries (A) with respect to Permitted Acquisitions or other investments involving aggregate cash Consideration in excess of US$5,000,000, the US Borrower shall have delivered to the US Administrative Agent a Compliance Certificate showing pro forma calculations, as of the most recent quarter-end for which a Compliance Certificate has been provided by the US Borrower, and as of each of the three subsequent quarter-ends and on an annual basis, thereafter through the Revolving Loan Commitment Expiration Date, assuming such Permitted Acquisition had been consummated or such other investment had been made, as applicable, (B) the aggregate cash Consideration therefor shall not exceed US$10,000,000 annually, and

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US$50,000,000 in the aggregate, during the term of this Agreement (provided, that no restriction on the cash Consideration for Permitted Acquisitions shall be applicable if, after giving pro forma effect thereto, average daily Availability was not less than (x) if the Guarantee Date has not yet occurred, US$25,000,000, or (y) on and after the Guarantee Date, US$40,000,000, for any period of thirty consecutive days during the 12-month period ending on the date on which such Permitted Acquisition is to be consummated) and (C) with respect to any Permitted Acquisition, the US Administrative Agent or the Canadian Administrative Agent, as the case may be, shall have received, reviewed and approved all documents requested by the US Administrative Agent or the Canadian Administrative Agent, as the case may be, to insure that the Lenders have a first-priority security interest in, and assignment of, all personal property assets and interests acquired (other than Intellectual Property Rights), to the extent that a security interest in such assets and interests is required by the terms of this Agreement, including consents of third parties if reasonably requested;

            (e) investments existing on the date hereof and listed on Schedule 6.7;

            (f) loans and advances to officers and employees of Quiksilver or any Subsidiary, provided that such loans and advances do not exceed US$5,000,000 in aggregate principal amount at any time outstanding; provided, however, that an individual's use of a cashless exercise procedure to pay the exercise price and required tax withholding (or either of them) in connection with his exercise of a compensatory option to purchase stock issued by Quiksilver shall not give rise to a loan or advance for the purposes of this section 6.7(f) to the extent that all funds representing full payment of such option exercise price and required tax withholding are actually remitted to Quiksilver before the close of business on either (i) the date of exercise of the stock option or (ii) the date of issuance of the stock pursuant to the option exercise;

            (g) investments entered into in connection with the Transaction and pursuant to the terms of the Purchase Agreement Documentation (including, without limitation, (i) the Initial Purchase, the purchase of the Direct Interest and the Tender Offer and (ii) following the completion of the Tender Offer, the transfer by Quiksilver of shares of the Target and/or the Holding Company to QS Holdings S.a r.l.);

            (h) the purchase by Quiksilver, or one of its Subsidiaries, of the distribution rights for the DC Shoes brand in Canada pursuant to a purchase agreement to be signed prior to October 31, 2005 and for an amount of up to 8,000,000 Canadian Dollars;

            (i) investments in an aggregate amount not to exceed US$5,000,000 by Quiksilver, the US Borrower or QS Holdings S.a r.l. in Quiksilver Mexico JV pursuant to a joint venture agreement to be signed prior to October 31, 2005; and

            (j) investments of up to US$10,000,000 by the US Borrower in a core surf apparel company based in California pursuant to an agreement to be signed prior to October 31, 2005; and

            (k) other investments not to exceed US$10,000,000 during the term of this Agreement.

            SECTION 6.8. Transactions with Affiliates. Quiksilver shall not, and shall not permit any of its Subsidiaries to, enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate or with any Subsidiary that is not a Loan Party, unless such transaction is in the ordinary course of Quiksilver's or such Subsidiary's business and is upon terms no less favorable to Quiksilver or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person not an Affiliate or a Subsidiary.

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            SECTION 6.9. Fiscal Year. Quiksilver shall not permit its fiscal year or the fiscal year of any of its Subsidiaries (other than Foreign Subsidiaries) to end on a day other than October 31.

            SECTION 6.10. Sale-Leaseback Transactions. Quiksilver shall not, and shall not permit any of its Subsidiaries to, sell, assign or otherwise transfer any of its Properties, rights or assets (whether now owned or hereafter acquired) to any Person and thereafter directly or indirectly lease back the same or similar property for consideration exceeding US$5,000,000 in the aggregate in any calendar year.

            SECTION 6.11. Unfunded Liabilities. Quiksilver shall not permit unfunded liabilities for any and all Plans maintained for or covering employees of Quiksilver or any Subsidiary to exceed US$1,000,000 in the aggregate at any time.

            SECTION 6.12. Hedging Obligations. Quiksilver shall not, and shall not permit any of its Subsidiaries to, enter into any Hedging Arrangement, except that Quiksilver or any Subsidiary may enter into any Hedging Arrangement that (a) is of a non-speculative nature, (b) is for the purpose of hedging Quiksilver's or such Subsidiary's reasonably estimated interest rate, foreign currency or commodity exposure (c) in the case of Quiksilver or any Domestic Subsidiary, is with a US Lender or any Affiliate of a US Lender and (d) in the case of Quiksilver or any Canadian Subsidiary, is with a Canadian Lender or an Affiliate of a Canadian Lender.

            SECTION 6.13. Optional Payments of Certain Debt Instruments. Quiksilver shall not, and shall not permit any of its Subsidiaries to make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Bridge Loan Agreement, the Senior Notes or any Indebtedness incurred pursuant to Section 6.2(k); provided, that Quiksilver shall be permitted to optionally prepay or redeem the Bridge Loan Agreement, the Senior Notes or any Indebtedness incurred pursuant to Section 6.2(k) to the extent that
(a) after giving pro forma effect thereto, average daily Availability was not less than (x) if the Guarantee Date has not yet occurred, US$25,000,000, or (y) on and after the Guarantee Date, US$40,000,000, for any period of thirty consecutive days during the 12-month period ending on the date on which such prepayment or redemption is to be made, (b) the Fixed Charge Coverage Ratio exceeds 1.25 to 1.00 after giving pro forma effect to such prepayment or redemption as if such prepayment or redemption was paid on the first day of the relevant period and (c) no Default or Event of Default has occurred and is continuing or would be caused thereby.

            SECTION 6.14. Amendments to Purchase Agreement Documentation and Tender Offer Documentation. (a) Quiksilver shall not, and shall not permit any of its Subsidiaries to, enter into definitive Tender Offer Documentation, unless such documentation is in form and substance reasonably satisfactory to the Administrative Agents.

            (b) Quiksilver shall not, and shall not permit any of its Subsidiaries to, amend, supplement or otherwise modify the terms and conditions of the Purchase Agreement Documentation, the Tender Offer Documentation or any such other documents except for (i) with respect to any such amendment, supplement or modification which becomes effective on or prior to the consummation of the Transaction (including, without limitation, the Tender Offer), to the extent consented to by each Administrative Agent and the Majority Lenders and (ii) with respect to any such amendment, supplement or modification which becomes effective following the consummation of the Transaction, to the extent not materially adverse to the interests of the Lenders.

            SECTION 6.15. Amendments to Certain Documentation. Quiksilver shall not, and shall not permit any of its Subsidiaries to, amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of
(a) any Bridge Loan Documentation or (b) the Senior Note

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Indenture and related documentation in such a manner that is materially adverse to the interests of the Lenders.

            SECTION 6.16. Negative Pledge Clauses. Quiksilver shall not, and shall not permit any of its Subsidiaries to, enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of such Person to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents and (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

            SECTION 6.17. Clauses Restricting Subsidiary Distributions. Quiksilver shall not, and shall not permit any of its Subsidiaries to, enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of Quiksilver to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, Quiksilver or any other Subsidiary of Quiksilver, (b) make loans or advances to, or other Investments in, Quiksilver or any other Subsidiary of Quiksilver or (c) transfer any of its assets to Quiksilver or any other Subsidiary of Quiksilver, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (iii) any encumbrance or restriction pursuant to the Bridge Loan Agreement or the Senior Notes Indenture; (iv) any encumbrance or restriction with respect to a Foreign Subsidiary pursuant to any agreement relating to Indebtedness incurred by such Foreign Subsidiary pursuant to Section 6.2(g); (v) any encumbrance or restriction with respect to a Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness incurred by such Subsidiary on or prior to the date on which such Subsidiary was acquired by Quiksilver or any other Subsidiary (other than Capital Stock or Indebtedness incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of Quiksilver or was acquired by Quiksilver or any other Subsidiary or in contemplation of the transaction) and outstanding on such date, provided, that any such encumbrance or restriction shall not extend to any assets or property of Quiksilver or any other Subsidiary other than the assets and property so acquired; (vi) any encumbrance or restriction with respect to a Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness incurred pursuant to an agreement referred to in clauses (c)(i), (iii), (iv) or (v) or this clause (c)(vi) or contained in any amendment to an agreement referred to in clauses (c)(i), (iii), (iv) or (v) or this clause (c)(vi); provided, however, that the encumbrances and restrictions with respect to such Subsidiary contained in any such agreement or amendment are no less favorable in any material respect to the Lenders than the encumbrances and restrictions with respect to such Subsidiary contained in such agreements referred to in clauses (c)(i), (iii),
(iv) or (v) on the Original Closing Date or the date such Subsidiary became a Subsidiary, whichever is applicable; (vii) in the case of clause (c) above, any encumbrance or restriction (1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract, (2) contained in mortgages, pledges or other security agreements permitted under this Agreement securing Indebtedness of Quiksilver or a Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements or (3) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of Quiksilver or any Subsidiary; (viii) (A) purchase money obligations for property acquired in the ordinary course of business and (B) Capitalized Lease Obligations permitted under this Agreement, in each case, that impose encumbrances or restrictions of the nature described in clause (c) above on the property so acquired;

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(ix)any restriction with respect to a Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition; (x) any customary provisions in joint venture agreements relating to joint ventures that are not Subsidiaries and other similar agreements entered into in the ordinary course of business;
(xi) net worth provisions in leases and other agreements entered into by Quiksilver or any Subsidiary in the ordinary course of business; (xii) encumbrances or restrictions arising or existing by reason of applicable law, or any applicable rule, regulation or order; and (xiii) customary restrictions imposed on the transfer of, or in Licenses related to, Copyrights, Patents, Trademarks or other Intellectual Property Rights and contained in agreements entered into in the ordinary course of business.

                          ARTICLE VII  EVENTS OF DEFAULT

      If any of the following events shall occur and be continuing:

            (a) Any Borrower shall fail to pay any principal on any Loan, Acceptance Obligation or Reimbursement Obligation when due, or any Borrower shall fail to pay any interest on any Loan, Acceptance Obligation or Reimbursement Obligation, any fee referred to in this Agreement (including, without limitation, Section 4.1(g)) or any other amount payable hereunder within three days after any such interest or other amount becomes due in accordance with the terms hereof; or

            (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

            (c) Quiksilver or any Borrower shall default in the observance or performance of any agreement contained in Sections 5.10, 5.12 or 5.15(a) or in any provision of Article 6; or

            (d) Any Loan Party shall default in the observance or performance of any other material agreement contained in this Agreement or the other Loan Documents (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of (i) notice thereof from the US Administrative Agent or the Canadian Administrative Agent, as the case may be, to the applicable Borrower and (ii) actual knowledge thereof by a Responsible Officer of such Loan Party; or

            (e) Any material provision of any Loan Document shall at any time for any reason be declared null and void, or the validity or enforceability of any Loan Document shall at any time be contested by any Loan Party, or a proceeding shall be commenced by any Loan Party, or by any Governmental Authority or other Person having jurisdiction over any Loan Party, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny that it has any liability or obligation purported to be created under any Loan Document; or

            (f) Quiksilver or any Subsidiary shall (i) default in any payment of principal or interest, regardless of the amount, due in respect of any (A) Indebtedness (other than the Loans and other extensions of credit made hereunder), issued under the same indenture or other agreement, if the original principal amount of Indebtedness covered by such indenture or agreement is US$10,000,000 or greater or (B) Guarantee Obligation with respect to an amount of US$10,000,000 or greater, in either case beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, whether or not such default has been waived by the holders of such Indebtedness or Guarantee Obligation; or (ii) default in the observance or performance of any other

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material agreement or condition relating to any such Indebtedness or Guarantee
Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable or such Indebtedness to be required to be defeased or purchased; provided, however, that any default by Quiksilver or such Subsidiary under a Guarantee Obligation with respect to a real property lease shall not constitute a Default under this Section 7(f) if Quiksilver or such Subsidiary is contesting the validity of such default in good faith by appropriate proceedings, Quiksilver or such Subsidiary is maintaining reserves in conformity with GAAP with respect thereto and such default could not reasonably be expected to have a Material Adverse Effect; or

            (g) (i) Quiksilver or any Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, interim receiver, receiver and manager, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Quiksilver or any Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Quiksilver or any Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or (iii) there shall be commenced against Quiksilver or any Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof, or (iv) Quiksilver or any Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Quiksilver or any Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due or there shall be a general assignment for the benefit of creditors; or

            (h) (i) Any Person shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee would reasonably be expected to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA (other than a standard termination), (v) Quiksilver or any Commonly Controlled Entity would reasonably be expected to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, (vi) any other similar event or condition shall occur or exist with respect to a Plan or (vii) any of clauses (i) through (v) would be true if a reference under the laws of any foreign jurisdiction having a pension law similar to ERISA if a reference to the corresponding provisions of such law were substituted for each reference to ERISA and the Code therein and in the definition of any defined term used therein and in each case regarding clauses
(i) through (vii) herein, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to subject Quiksilver or any Commonly Controlled Entity to any tax, penalty or other liabilities in the aggregate to exceed US$1,000,000; or

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            (i) One or more judgments or decrees shall be entered against
Quiksilver or any Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of US$10,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof or in any event five days before the date of any sale pursuant to such judgment or decree; or any non-monetary judgment or order shall be entered against Quiksilver or any Subsidiary that is reasonably likely to have a Material Adverse Effect and either (i) enforcement proceedings shall have been commenced by any Person upon such judgment which have not been stayed pending appeal or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (j) Any material provision of any Loan Document, after delivery thereof pursuant to the provisions hereof, shall, for any reason, cease to be valid or enforceable in accordance with its terms, or any security interest created under any Loan Document shall, for any reason, cease to be a valid and perfected first-priority Lien (except as permitted by Section 6.3) in any material portion of the Collateral or the property purported to be covered thereby; or

            (k) a Change in Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (g) above, automatically the US Revolving Loan Commitments, the Canadian Revolving Loan Commitments and the commitment to issue Letters of Credit and Acceptance Obligations shall immediately terminate and the Loans and Acceptances made to each Borrower hereunder (with accrued interest thereon) and all other Obligations and Canadian Obligations shall immediately become due and payable and, to the extent any Letters of Credit are then outstanding, the US Borrower shall make a cash collateral deposit, to be held by the US Administrative Agent as collateral under the US Security Agreement, in the amount equal to 105% of the aggregate Letter of Credit Amount of such Letters of Credit and (B) if such event is any other Event of Default, with the consent of the Majority Lenders, the US Administrative Agent and the Canadian Administrative Agent may, or upon the request of the Majority Lenders , the US Administrative Agent and the Canadian Administrative Agent shall, take any or all of the following actions: (i) by notice to the each Borrower, declare the US Revolving Loan Commitments, the Canadian Revolving Loan Commitments and the commitment to issue Acceptances and Letters of Credit to be terminated forthwith, whereupon the US Revolving Loan Commitments, the Canadian Revolving Loan Commitments and the commitment to issue Acceptances and Letters of Credit shall immediately terminate; and (ii) by notice to each Borrower, declare the Loans (with accrued interest thereon), Acceptance Obligations and all other Obligations and Canadian Obligations under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon (x) the same shall immediately become due and payable and (y) to the extent any Letters of Credit are then outstanding, the US Borrower shall make a cash collateral deposit, to be held by the US Administrative Agent as collateral under the US Security Agreement, in an amount equal to 105% of the aggregate Letter of Credit Amount of the Letters of Credit outstanding. In all cases, with the consent of the Majority Lenders, each Administrative Agent may enforce any or all of the Liens and security interests and other rights and remedies created pursuant to any Loan Document or available at law or in equity. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by each Borrower.

                             ARTICLE VIII  THE AGENTS

            SECTION 8.1. Appointment. Each US Lender hereby irrevocably designates and appoints JPMorgan Chase Bank, N.A., as US Administrative Agent of such US Lender under this Agreement and the other Loan Documents, and each such US Lender irrevocably authorizes JPMorgan Chase Bank, N.A., as the US Administrative Agent for such Lender, to take such action on its behalf

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under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the US Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Each Canadian Lender hereby irrevocably designates and appoints JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent of such Canadian Lender under this Agreement and the other Loan Documents, and each such Canadian Lender irrevocably authorizes JPMorgan Chase Bank, N.A., Toronto Branch, as the Canadian Administrative Agent for such Canadian Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Canadian Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Administrative Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Administrative Agent.

            SECTION 8.2. Delegations of Duties. Each Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Administrative Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            SECTION 8.3. Exculpatory Provisions. Neither Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by Quiksilver, any Subsidiary or any other Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of Quiksilver, any Subsidiary or any other Loan Party to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Quiksilver, any Subsidiary or any other Loan Party.

            SECTION 8.4. Reliance by the Administrative Agents. Each Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to either Borrower), the Accountants and independent accountants and other experts selected by such Administrative Agent with reasonable care. Each Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Administrative Agent. Each Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Super-Majority Lenders, the Majority Lenders, the Majority US Lenders, the Majority Canadian Lenders or all Lenders, as it deems appropriate, or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense (except to the extent incurred as a result of such Administrative Agent's gross negligence or

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willful misconduct) which may be incurred by it by reason of taking or continuing to take any such action. Each Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Super-Majority Lenders, the Majority Lenders, the Majority US Lenders, the Majority Canadian Lenders or all Lenders, as may be required, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future Lenders.

            SECTION 8.5. Notice of Default. Neither the US Administrative Agent nor the Canadian Administrative Agent, as the case may be, shall be deemed to have knowledge or notice of the occurrence of any Default hereunder unless such Administrative Agent has received notice from a Lender or the applicable Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default". In the event that such Administrative Agent receives such a notice, such Administrative Agent shall use its best efforts to give prompt notice thereof to the Lenders; provided, however, that no failure or delay by such Administrative Agent in giving such notice shall relieve any Lender of any obligation hereunder or give rise to any liability of such Administrative Agent. Each Administrative Agent shall take such action with respect to such Default as shall be reasonably directed by the Super-Majority Lenders, the Majority Lenders, the Majority US Lenders, the Majority Canadian Lenders or all Lenders as appropriate; provided, however, that unless and until such Administrative Agent shall have received such directions, such Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders or as such Administrative Agent shall believe necessary to protect the Lenders' interests in the Collateral.

            SECTION 8.6. Non-Reliance on the Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by either Agent hereafter taken, including any review of the affairs of Quiksilver, any Subsidiary or any other Loan Party, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Quiksilver, each Subsidiary and the other Loan Parties and made its own decision to make its Loans, issue its Acceptances, and participate in Letters of Credit, hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Quiksilver, its Subsidiaries and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the applicable Administrative Agent hereunder, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of Quiksilver, any Subsidiary or any other Loan Party which may come into the possession of such Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

            SECTION 8.7. Indemnification. The Lenders agree to indemnify each Agent in their respective capacities as such (to the extent not reimbursed by Quiksilver, its Subsidiaries or the other Loan Parties and without limiting the obligation of such Persons to do so), ratably according to the respective aggregate amounts of their US Revolving Loan Commitments and Canadian Revolving Loan Commitments, as applicable, from and against any and all liabilities, obligations, losses, damages,

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penalties, actions, judgments, suits, costs (including the allocated cost of internal counsel), expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment in full of the Loans and the other amounts payable hereunder) be imposed on, incurred by or asserted against such Agent in its respective capacity, as the case may be, but not as a Lender hereunder, in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment in full of the Loans and all other amounts payable hereunder and the expiration of the Letters of Credit.

            SECTION 8.8. Each Agent in Its Individual Capacity. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Quiksilver, any Subsidiary and the other Loan Parties as though such Agent was not the US Administrative Agent, the Canadian Administrative Agent, the Documentation Agent or the Syndication Agent, as applicable, hereunder and under the other Loan Documents. With respect to each Agent, the Loans made or renewed and the Letters of Credit issued or participated in by such Agent, and any Note issued to such Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender, and such Agent may exercise the same as though it were not the US Administrative Agent, Canadian Administrative Agent, Documentation Agent or Syndication Agent, as the case may be, and the terms "Lender" and "Lenders" shall include such Agent in its individual capacity.

            SECTION 8.9. Successor Administrative Agents. Each Administrative Agent may resign as US Administrative Agent or Canadian Administrative Agent, as applicable, upon 30 days' notice to the Lenders. If any Administrative Agent shall resign as US Administrative Agent or Canadian Administrative Agent, as applicable, under this Agreement and the other Loan Documents, then the Majority US Lenders or the Majority Canadian Lenders, as the case may be, shall appoint from among the US Lenders or the Canadian Lenders, as applicable, a successor agent for such Lenders, which successor agent shall be approved by the relevant Borrower (which consent shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the US Administrative Agent or Canadian Administrative Agent, as applicable, and the term "US Administrative Agent" or "Canadian Administrative Agent", as applicable, shall mean such successor agent, effective upon its appointment, and the former applicable Administrative Agent's rights, powers and duties as US Administrative Agent or Canadian Administrative Agent, as the case may be, shall be terminated, without any other or further act or deed on the part of such former applicable Administrative Agent or any of the parties to this Agreement. After any retiring US Administrative Agent's or Canadian Administrative Agent's, as applicable, resignation as the applicable Administrative Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the applicable Administrative Agent under this Agreement and the other Loan Documents. In addition, after the replacement of a US Administrative Agent or Canadian Administrative Agent hereunder, the retiring applicable Administrative Agent shall remain a party hereto and shall continue to have all the rights and obligations of the applicable Administrative Agent under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

            SECTION 8.10. Alternate Currency Fronting Lenders, Alternate Currency Fronting Agent, Swing Line Lender and Issuing Banks. Each Issuing Bank, the Swing Line Lender, the Alternate Currency Fronting Agent and each Alternate Currency Fronting Lender shall act on behalf of the Lenders with respect to Letters of Credit, Swing Line Loans and Alternate Currency Loans issued or made under this Agreement and the documents associated therewith. It is understood and agreed that each Issuing

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Bank, the Swing Line Lender, the Alternate Currency Fronting Agent and each
Alternate Currency Fronting Lender (a) shall have all of the benefits and immunities (i) provided to the Agents in this Section 8 with respect to acts taken or omissions suffered by each Issuing Bank, the Swing Line Lender, the Alternate Currency Fronting Agent and each Alternate Currency Fronting Lender in connection with Letters of Credit, Swing Line Loans and Alternate Currency Loans issued or made under this Agreement and the documents associated therewith as fully as if the terms "Agent", "US Administrative Agent" and "Canadian Administrative Agent", as used in this Section 8, included each Issuing Bank, the Swing Line Lender, the Alternate Currency Fronting Agent and each Alternate Currency Fronting Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement and (b) shall have all of the benefits of the provisions of Section 8.7 or Section 9.5 as fully as if the terms "Agent", "US Administrative Agent" and "Canadian Administrative Agent" as used in Section 8.7 or Section 9.5, included each Issuing Bank, the Swing Line Lender, the Alternate Currency Fronting Agent and each Alternate Currency Fronting Lender.

            SECTION 8.11. Documentation Agent and Syndication Agent. Neither the Documentation Agent nor the Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.

            SECTION 8.12. Quebec. For greater certainty, and without limiting the powers of the Agents or any other Person acting as an agent, attorney-in-fact or mandatary for the Administrative Agents under this Agreement or under any of the other Loan Documents, each Lender, hereby (a) irrevocably constitutes, to the extent necessary, the Canadian Administrative Agent as the holder of an irrevocable power of attorney (fonde de pouvoir within the meaning of Article 2692 of the Civil Code of Quebec) for the purposes of holding any Liens, including hypothecs, granted or to be granted by any Borrower or any Guarantor on movable or immovable property pursuant to the laws of the Province of Quebec to secure obligations of any Borrower or any Guarantor under any bond issued by any Borrower or any Guarantor; and (b) appoints and agrees that the Canadian Administrative Agent, acting as agent for the relevant Lenders, may act as the bondholder and mandatary with respect to any bond that may be issued and pledged from time to time for the benefit of the Lenders.

            The said constitution of the fonde de pouvoir (within the meaning of Article 2692 of the Civil Code of Quebec) as the holder of such irrevocable power of attorney and of the Canadian Administrative Agent as bondholder and mandatary with respect to any bond that may be issued and pledged from time to time for the benefit of the Lenders shall be deemed to have been ratified and confirmed by any Assignee by the execution of an Assignment and Assumption;

            Notwithstanding the provisions of Section 32 of An Act respecting the special powers of legal persons (Quebec), or any other law, the Canadian Administrative Agent may purchase, acquire and be the holder of any bond issued by any Borrower or any Guarantor. Each Borrower and each Guarantor hereby acknowledges that any such bond shall constitute a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec.

            The Canadian Administrative Agent herein appointed as fonde de pouvoir shall have the same rights, powers and immunities as the Administrative Agents as stipulated in this Article VIII, which shall apply mutatis mutandis. Without limitation, the provisions of Section 8.11 of this Agreement shall apply mutatis mutandis to the resignation and appointment of a successor to the Canadian Administrative Agent acting as fonde de pouvoir.

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                            ARTICLE IX MISCELLANEOUS

            SECTION 9.1. Amendments and Waivers. Neither this Agreement, any Note, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. With the prior written consent of the Majority Lenders, the US Borrower (and on and after the Canadian Trigger Date) the Canadian Borrower (and, in the case of any Loan Document other than this Agreement, the relevant Loan Party), the Borrowers may, from time to time, enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purposes of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders, the Borrowers or any other Loan Party hereunder or thereunder or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i)
(a) reduce the amount or extend the maturity of any Loan, Acceptance Obligation or any installment due thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce the amount or extend the time of payment of any fee, indemnity or reimbursement payable to any Lender hereunder, or change the amount of any Lender's US Revolving Loan Commitment or Canadian Revolving Loan Commitment, or amend, modify or waive any provision of Section 2.6 or 2.7, or require any Lender to fund any Loan, Acceptance or other amount in any Currency other than what is set forth in this Agreement, in each case without the written consent of each Lender affected thereby; or (b) amend, modify or waive any provision of this Section 9.1 or reduce the percentage specified in or otherwise modify the definition of "Majority Lenders", "Majority US Lenders", "Majority Canadian Lenders" or "Super-Majority Lenders," without the written consent of all of the Lenders (or, with respect to the definitions of "Majority US Lenders" and "Majority Canadian Lenders", without the written consent of all of the US Lenders or Canadian Lenders, as applicable), or consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement and the other Loan Documents (except as permitted under Section 6.4); or (c) release any Loan Party from any liability under its respective Loan Documents; or (d) release any material portion of the Collateral, except for any Asset Disposition permitted by this Agreement or any other Loan Document; or (e) amend, modify or waive, directly or indirectly, any of the provisions of Section 2.1(k), 2.13, 2.14 or 7(g); or (f) amend, modify or waive any provision of this Agreement requiring the consent or approval of all Lenders, in each case set forth in clauses (i)(b) through (i)(f) above without the written consent of all the Lenders; or (ii) amend, modify or waive any provision of Section 4.3 with respect to the making of a Loan or the issuance of a Letter of Credit without the written consent of the Majority Lenders; or (iii) amend, modify or waive any provision of Article 8 or any provision of this Agreement relating to Protective Advances or Overadvances without the written consent of the US Administrative Agent or the Canadian Administrative Agent, as applicable, or any provision affecting the rights and duties of any Issuing Bank as the issuer of Letters of Credit (including, without limitation, Section 8.10) without the consent of such Issuing Bank; or (iv) amend, modify or waive any provision of Section 8.10 or any provision relating to Alternate Currency Loans without the consent of the applicable Alternate Currency Fronting Lender; or (v) amend, modify or waive any provision of Section 2.2 or Section 8.10 without the consent of the Swing Line Lender; or (vi) (x) increase the percentage advances rates or components of either Borrowing Base if such increase would increase US Availability or Canadian Availability, as applicable, or (y) include additional categories of Collateral in either Borrowing Base if such inclusion would increase US Availability or Canadian Availability, as applicable, in each case without the prior written consent of the Super-Majority Lenders; or (vii) effect any waiver, amendment or modification that by its terms affects the US Lenders only without the prior written consent of the Majority US Lenders, or affects the Canadian Lenders only without the prior written consent of the Majority Canadian Lenders or affects the rights and interests of US Lenders differently than those of Canadian Lenders, or affects the rights and interests of Canadian Lenders differently than those of US Lenders, without in any such case the prior written consent of the Majority US Lenders and the Majority Canadian Lenders, as separate classes. Any

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such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the other Loan Parties, the Lenders, the Agents and all future Lenders. In the case of any waiver, the Borrowers, the other Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default, or impair any right consequent thereon.

            The Lenders acknowledge that, at the US Borrower's request, this Agreement shall be amended (the "Amendment") to provide the US Borrower with the option to cause one or more of the Domestic Subsidiaries of the Target acquired in the Acquisition (the "Target Borrowers") to incur additional Indebtedness not otherwise permitted hereunder for working capital purposes. The terms of the Amendment shall be subject to the agreement and approval of the US Borrower and the Required Lenders at the time the US Borrower makes the request, if ever, contemplated by the preceding sentence (with changes to the other provisions of the Credit Agreement reasonably satisfactory to the Required Lenders as the Required Lenders may reasonably request).

            SECTION 9.2. Notices. All notices, requests and demands or other communications to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 3 days after being deposited in the United States mail, certified and postage prepaid and return receipt requested, or, in the case of telecopy notice, when received, in each case addressed as follows in the case of the Borrowers and the Administrative Agents, and as set forth on the signature page hereto, or in the Assignment and Assumption pursuant to which a Person becomes a party hereto, in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future Lenders:

The US Borrower:                    Quiksilver Americas, Inc.
                                    15202 Graham Street
                                    Huntington Beach, California 92649
                                    Attention: Bill Bussiere/Erik Johnson
                                    Telecopy: (714) 889-4467/2766

                                    with a copy to:

                                    Quiksilver Americas, Inc.
                                    15202 Graham Street
                                    Huntington Beach, California 92649
                                    Attention: Thomas Webster
                                    Telecopy: (714) 893-5566

Canadian Borrower:                  As set forth in the Joinder Agreement.

The US Administrative Agent:        JPMorgan Loan and Agency
                                    1111 Fannin, 10th Floor
                                    Houston, Texas 77002
                                    Attention: Denise Ramon, Account Manager
                                    Telecopy: (713) 750-2938

                                    With a copy to:

                                    JPMorgan Chase Bank, N.A.

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                                    270 Park Avenue
                                    New York, New York 10017
                                    Attention: Paul O'Neil
                                    Telecopy: (212) 270-7449

With a copy to:                     JPMorgan Chase Bank, N.A
                                    277 Park Avenue 22nd Floor
                                    New York, NY 10172
                                    Attention: Louis Mastrianni
                                    Telecopy: (646) 534-0693

The Canadian Administrative:
Agent                               JPMorgan Chase Bank, N.A., Toronto Branch
                                    200 Bay Street, Suite 1800
                                    Royal Bank Plaza, South Tower
                                    Toronto, Ontario M5J 2J2
                                    Attention: Funding Office
                                    Telecopy: 416-981-9128
                                    Telephone: 416-981-9123

The Alternate Currency
Fronting Agent(2):                  J.P. Morgan Europe Limited
                                    125 London Wall,
                                    London EC2Y 5AJ
                                    Attention: Ching Loh
                                    Telecopy: (44) 207-777-2360

Alternate Currency Fronting
Lender -- Canadian Dollars(3)       JPMorgan Chase Bank, N.A., Toronto Branch
                                    200 Bay Street, Suite 1800
                                    Royal Bank Plaza, South Tower
                                    Toronto, Ontario M5J 2J2
                                    Attention: Funding Office
                                    Telecopy: 416-981-9128
                                    Telephone: 416-981-9123

provided, however, that any notice, request or demand to or upon any Administrative Agent or the Lenders pursuant to Section 2.1, 2.2, 2.5, 2.6 or
2.8 shall not be effective until received. Notices and other communications to the Lenders, the Swing Line Lender, the Alternate Currency Fronting Agent, any Alternate Currency Fronting Lender and each Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the applicable Administrative Agent or as otherwise determined by the applicable Administrative Agent, provided that, the foregoing shall not apply to notices to any Lender, the Swing Line Lender, the Alternate Currency Fronting Agent, any Alternate Currency Fronting Lender or any

-------------------------
(2) Notices for Alternate Currency Loans denominated in Alternate Currencies other than Canadian Dollars should be sent to the Alternate Currency Fronting Agent and the US Administrative Agent.

(3) Notices for Alternate Currency Loans denominated in Canadian Dollars should be sent to this Alternate Currency Fronting Lender and the US Administrative Agent.

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Issuing Bank pursuant to Section 2.1, 2.2, 2.3 or 2.5 if such Person has notified the applicable Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. Each Administrative Agent and each Borrower may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that such determination or approval may be limited to particular notices or communications. Notwithstanding the foregoing, in every instance, Quiksilver or the applicable Borrower shall be required to provide paper copies of the Compliance Certificates.

            Unless the Administrative Agents otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next US Business Day or Canadian Business Day, as applicable, for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

            SECTION 9.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the applicable Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            SECTION 9.4. Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the other Loan Documents.

            SECTION 9.5. Payment of Expenses and Taxes. Each Borrower agrees (a) to pay or reimburse each Agent for all its reasonable costs and out-of-pocket expenses (including lien searches and travel and other expenses incurred by it or its agents in connection with performing due diligence with regard hereto) incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including syndication efforts in connection with this Agreement and, the reasonable fees and disbursements of counsel to such Agent (including the allocated costs of internal counsel to such Agent), (b) to pay or reimburse each Agent and each Lender for all its reasonable costs and out-of-pocket expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or any insolvency or bankruptcy proceeding, including reasonable fees and disbursements of legal counsel and financial advisors to each Agent and each Lender (including the allocated costs of internal counsel to such Agent and each Laneder), (c) to pay or reimburse each Agent and each Lender for all its reasonable costs and out-of-pocket expenses incurred in connection with appraisals of all or any portion of the Collateral, which appraisals shall be in conformity with the applicable requirements of any law or any governmental rule, regulation, policy, guideline or directive

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(whether or not having the force of law), or any interpretation thereof, including, without limitation, the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, reformed or otherwise modified from time to time, and any rules promulgated to implement such provisions (including travel, lodging, meals and other out of pocket expenses), (d) to pay or reimburse each Agent and each Lender for all its reasonable costs and out-of-pocket expenses incurred in connection with field examinations and audits and the preparation of Reports at such Agent's then customary charge plus travel, lodging, meals and other out of pocket expenses,
(e) to pay or reimburse each Agent and each Lender for all its reasonable costs and out-of-pocket expenses incurred in connection with costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Funding Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral, (f) to pay, indemnify and hold harmless each Agent, each Lender, their respective Affiliates, and each of their directors, officers, directors, agents and employees (each, an "Indemnitee") from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents and (g) to pay, and indemnify and hold harmless each Indemnitee from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs (including the allocated cost of internal counsel and the reasonable legal fees and disbursements of outside counsel to the Lenders and each Agent), expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the other Loan Documents, the Permitted Acquisitions or the use of the proceeds of the Loans, Acceptances or the Letters of Credit and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans and Acceptances or the violation of, noncompliance with or liability under, any Environmental Law and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Obligor under any Loan Document (all the foregoing, collectively, the "indemnified liabilities"), provided, however, that the Borrowers shall have no obligation hereunder to any Indemnitee with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, each of Quiksilver and the Borrowers agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws that any of them might have by statute or otherwise against any Indemnitee. The agreements in this Section shall survive repayment of the Loans, the Acceptance Obligations and all other amounts payable hereunder. Each Agent and the Lenders agree to provide reasonable details and supporting information concerning any costs and expenses required to be paid by either Borrower pursuant to the terms hereof.

            SECTION 9.6. Successors and Assigns; Participations; Purchasing Lenders. (a) This Agreement shall be binding upon and inure to the benefit of each Borrower, the Lenders, the Agents, all future Lenders and their respective successors and assigns, except that neither Borrower may assign, transfer or delegate any of their rights or obligations under this Agreement without the prior written consent of each Lender.

            (b) Any Lender may, in the ordinary course of its commercial banking or finance business and in accordance with applicable law, at any time sell to one or more lenders or financial institutions ("Participants") participating interests in any Loan or Acceptance Obligation owing to such Lender, any Letter of Credit participated in by such Lender, any Note held by such Lender, any US Revolving Loan Commitment or Canadian Revolving Loan Commitment of such Lender or any other

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interest of such Lender hereunder and under the other Loan Documents; provided, however, that the holder of any such participation, other than an Affiliate of such Lender, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting the extension of the maturity of any portion of the principal amount of a Loan, an Acceptance Obligation, US Revolving Loan Commitment or Canadian Revolving Loan Commitment, the expiration of a Letter of Credit or any portion of interest or fees related thereto allocated to such participation or a reduction of the principal amount or principal payment amount of or the rate of interest payable on the Loans and the Acceptance Obligations or any fees related thereto or reduction of the amount to be reimbursed under any Letter of Credit, or a release of any Loan Party or any substantial portion of the Collateral or any increase in participation amounts. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note and the participant in any such Letter of Credit for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Each Borrower agrees that if amounts outstanding under this Agreement and the other Loan Documents are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount continuing of its participating interest were owing directly to it as a Lender under this Agreement or any Note; provided, however, that such Participant shall only be entitled to such right of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lenders the proceeds thereof as provided in Section 9.7. Each Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 with respect to its participation in the US Revolving Loan Commitments, the Canadian Revolving Loan Commitments and the Loans, the Acceptance Obligations and the Letters of Credit outstanding from time to time; provided, however, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

            (c) Any Lender may, in the ordinary course of its commercial banking or finance business and in accordance with applicable law, at any time, with the consent of the applicable Administrative Agent, each Alternate Currency Fronting Lender (with respect to any assignment of US Revolving Commitments) and each Issuing Bank (with respect to any assignment of US Revolving Commitments) (in each case, such consent not to be unreasonably withheld), sell to any lenders or financial institutions, which lenders or financial institutions (but not any Lender, any Affiliate of any Lender or any Approved Fund) shall be subject to the consent of the US Borrower (such consent not to be unreasonably withheld and not to be required if a Default has occurred and is continuing) ("Purchasing Lenders"), all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Assumption, executed by such Purchasing Lender and such transferor Lender and delivered to the applicable Administrative Agent for its Assumption and recording in the Register (as defined in (d) below); provided, however, that (i) any such sale must be in an amount not less than US$5,000,000 (or, if less, the entire remaining amount of the selling Lender's obligations) under this Agreement and the other Loan Documents, (ii) the Purchasing Lender, if it shall not be a Lender, shall deliver to the applicable Administrative Agent an Administrative Questionnaire and (iii) with respect to any assignment of Canadian Revolving Commitments, the Purchasing Lender must be able to designate a Counterpart Lender, pursuant to which it intends to fund Canadian Revolving Loans to the US Borrower. Upon such execution, delivery, assumption and recording, from and after the transfer effective date determined pursuant to such Assignment and Assumption, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption, have

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the rights and obligations of a Lender hereunder with a US Revolving Loan
Commitment or Canadian Revolving Loan Commitment, as applicable, as set forth therein, and (y) the transferor Lender thereunder shall, to the extent of such assigned portion and as provided in such Assignment and Assumption, be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Assumption covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment and Assumption shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the US Revolving Loan Commitment Percentages or Canadian Revolving Loan Commitment Percentages, as applicable, arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the other Loan Documents. On or prior to the transfer effective date determined pursuant to such Assignment and Assumption, the applicable Borrower, at its own expense, shall (upon the request of the relevant Lender) execute and deliver to the applicable Administrative Agent in exchange for the surrendered US Revolving Credit Note(s) or Canadian Revolving Credit Note(s), as the case may be, new Note(s) to the order of such Purchasing Lender in an amount equal to the US Revolving Loan Commitments or Canadian Revolving Loan Commitments, as applicable, assumed by it pursuant to such Assignment and Assumption, and if the transferor Lender has retained a US Revolving Loan Commitment or Canadian Revolving Loan Commitment hereunder, new US Revolving Notes or Canadian Revolving Notes, as applicable, to the order of the transferor Lender in an amount equal to the US Revolving Loan Commitments or Canadian Revolving Loan Commitments, as applicable, retained by it hereunder. Such new Notes shall be dated the Effective Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the applicable Administrative Agent to the applicable Borrower marked "canceled."

            (d) Each of the US Administrative Agent and the Canadian Administrative Agent, as applicable, shall maintain at its address referred to in Section 9.2 a copy of each Assignment and Assumption delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the US Revolving Loan Commitments and Canadian Revolving Loan Commitments of, and principal amount of the US Revolving Loans, Canadian Revolving Loans and Acceptance Obligations owing to, and, if applicable, the Letters of Credit and Alternate Currency Loans participated in by, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the applicable Borrower, the applicable Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the US Revolving Loans, Canadian Revolving Loans and Acceptance Obligations and the participant in the Letters of Credit and Alternate Currency Loans, if applicable, recorded therein for all purposes of this Agreement. The Register shall be available for inspection by each Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Assumption executed by a transferor Lender and Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Borrowers and the applicable Administrative Agent) together with payment to the applicable Administrative Agent (except in the case of a Lender assigning to its Affiliate) of a registration and processing fee of US$3,500, such Administrative Agent shall (i) promptly accept such Assignment and Assumption and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such Assumption and recordation to the Lenders and each Borrower.

            (f) Each Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning Quiksilver and its Subsidiaries and Affiliates which

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has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement or any other Loan Document or which has been delivered to such Lender by or on behalf of such Borrower in connection with such Lender's credit evaluation of Quiksilver and its Subsidiaries and Affiliates prior to becoming a party to this Agreement.

            (g) If, pursuant to this Section, any interest in this Agreement, any Letter of Credit or any Note is transferred to any Transferee which is a Non-US Lender, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender and each Agent (for the benefit of the transferor Lender, each Agent and each Borrower) that under applicable law and treaties no taxes will be required to be withheld by either Agent, either Borrower or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans or the Letters of Credit, (ii) to furnish to the transferor Lender, each Agent and each Borrower United States Internal Revenue Service Form W-8BEN or W-8ECI (as applicable to it) or, in the case of a Non-US Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a statement substantially in the form of Exhibit M and a Form W-8BEN (wherein such Transferee claims entitlement to complete exemption from United States federal withholding tax on all interest payments hereunder) (except that no such form shall be required in respect of Canadian Revolving Loans, Acceptances or Acceptance Equivalent Loans) and (iii) to agree (for the benefit of the transferor Lender, each Agent and each Borrower) to provide the transferor Lender, each Agent and each Borrower a new Form W-8BEN or W-8ECI (as applicable to it) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption.

            (h) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under its Notes, or, if applicable, its participation in any Letter of Credit, to any Federal Reserve Bank in accordance with applicable law.

            SECTION 9.7. Adjustments; True-Up; Setoff. (a) If any Lender (a "benefited Lender") shall at any time receive any payment of all or part of its Loans or Acceptances, its participations in Letters of Credit, or interest thereon, or fees, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 7(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other applicable Lender, if any, in respect of such other Lender's Loans, its participations in Letters of Credit, or interest thereon, or fees, such benefited Lender shall purchase for cash from such other Lenders such portion of each such other Lender's Loans, participations in Letters of Credit, or fees, or shall provide such other Lender with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of such other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower agrees that each Lender so purchasing a portion of another Lender's Loans or its participations in Letters of Credit may exercise all rights of payment (including rights of setoff) with respect to such portion as fully as if such Lender were the direct holder of such portion.

            (b) Notwithstanding any of the foregoing, in the event that, from and after the time of any Event of Default under Section 7(a) or 7(g), any US Lender or Canadian Lender, or group of US Lenders or Canadian Lenders, recovers a higher pro rata share on account of its Loans, Reimbursement Obligations and Acceptance Obligations than another Lender or group, such Lender or group shall make payments to the other in exchange for participation in their Loans, Reimbursement Obligations and/or

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Acceptance Obligations, as the case may be, in order to ensure equivalent recoveries from the time of such continuing Event of Default, as well as determined in accordance with reasonable procedures as established by the US Administrative Agent.

            (c) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, exercisable upon the occurrence and during the continuance of an Event of Default, without prior notice to the US Borrower or the Canadian Borrower, as applicable, any such notice being expressly waived by such Borrower to the extent permitted by applicable law, to set off and appropriate and apply against the Obligations or Canadian Obligations, as applicable, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof or bank controlling such Lender to or for the credit or the account of such Borrower. Each Lender agrees promptly to notify such Borrower after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.

            SECTION 9.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 9.9. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 9.10. Integration. This Agreement (and with respect to Quiksilver, the US Borrower and the US Administrative Agent only, the Commitment Letter, the Fee Letter and the Senior Credit Engagement Letter) represents the entire agreement of Quiksilver, the Borrowers, the Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agents or any Lender relative to the subject matter hereof not expressly set forth or referred to in the Commitment Letter, the Fee Letter and the Senior Credit Engagement Letter (with respect to Quiksilver, the US Borrower and the US Administrative Agent only), herein or in the other Loan Documents.

            SECTION 9.11. GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402.

            SECTION 9.12. WAIVER OF JURY TRIAL. IN CONNECTION WITH ANY ACTION OR PROCEEDING, WHETHER BROUGHT IN STATE OR FEDERAL COURT, THE BORROWERS, THE LENDERS AND THE AGENTS HEREBY EXPRESSLY, INTENTIONALLY AND IRREVOCABLY WAIVE ANY RIGHT THEY MAY OTHERWISE HAVE TO TRIAL BY JURY OF ANY CLAIM, CAUSE OF ACTION, ACTION, DISPUTE OR CONTROVERSY BETWEEN OR AMONG ANY OF THEM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, THAT ARISES OUT OF OR RELATES TO (a) ANY OF

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THE LOAN DOCUMENTS, (b) ANY NEGOTIATIONS OR COMMUNICATIONS RELATING TO ANY OF
THE LOAN DOCUMENTS, WHETHER OR NOT INCORPORATED INTO THE LOAN DOCUMENTS OR ANY INDEBTEDNESS EVIDENCED THEREBY, OR (c) ANY ALLEGED AGREEMENTS, PROMISES, REPRESENTATIONS OR TRANSACTIONS IN CONNECTION THEREWITH.

            SECTION 9.13. Acknowledgements. Each of Quiksilver and the Borrowers hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

            (b) neither the Agents nor any Lender has any fiduciary relationship to Quiksilver or the Borrowers solely by virtue of any of the Loan Documents, and the relationship pursuant to the Loan Documents between the Agents and the Lenders, on one hand, and Quiksilver and the Borrowers on the other hand, is solely that of creditor and debtor; and

            (c) no joint venture exists among the Lenders or among Quiksilver and the Borrowers, on one hand and the Lenders, on the other hand.

            SECTION 9.14. Headings. Section headings are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

            SECTION 9.15. Copies of Certificates, Etc. Whenever any Borrower is required to deliver notices, certificates, opinions, statements or other information hereunder to any Administrative Agent for delivery to any Lender (including under Article 4), it shall do so in such number of copies as such Agent shall reasonably specify.

            SECTION 9.16. Confidentiality. Each of the Agents and the Lenders shall take normal and reasonable precautions to maintain the confidentiality of all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Borrowers, but may, in any event, make disclosures (i) reasonably required by any bona fide transferee, assignee or participant in connection with the contemplated transfer or assignment of any US Revolving Loan Commitments, Canadian Revolving Loan Commitments or Loans or participations therein or participations in Letters of Credit or (ii) as required or requested by any governmental agency or representative thereof or as required pursuant to legal process or (iii) to its attorneys and accountants or (iv) as required by law or (v) in connection with litigation involving any Lender, or (vi) to any and all persons, without limitation of any kind, of the tax treatment and tax structure of the transaction and all materials of any kind (including opinions and other tax analyses, if any) that are provided to the taxpayer relating to such tax treatment and tax structure, provided that (a) such transferee, assignee or participant agrees to comply with the provisions of this Section 9.16 unless specifically prohibited by applicable law or court order and (b) in no event shall any Lender be obligated or required to return any materials furnished by Quiksilver or the Subsidiary.

            SECTION 9.17. Patriot Act Notice. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for each Borrower: When such Borrower opens an account, if such Borrower is an individual, the applicable Administrative Agent and the

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Lenders will ask for such Borrower's name, residential address, date of birth, and other information that will allow such Administrative Agent and the Lenders to identify such Borrower, and, if such Borrower is not an individual, such Administrative Agent and the Lenders will ask for such Borrower's name, employer identification number, business address, and other information that will allow such Administrative Agent and the Lenders to identify such Borrower. Such Administrative Agent and the Lenders may also ask, if such Borrower is an individual, to see such Borrower's driver's license or other identifying documents, and, if such Borrower is not an individual, to see such Borrower's legal organizational documents or other identifying documents.

            SECTION 9.18. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency on the US Business Day immediately preceding the day on which final judgment is given.

            (b) The obligations of any Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the US Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may, in accordance with normal banking procedures in the relevant jurisdiction, purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 9.18 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

            SECTION 9.19. Submission To Jurisdiction; Waivers. Each of Quiksilver, the US Borrower and the Canadian Borrower hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court or forum and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the applicable Borrower at the address specified in Section 9.2 or at such other address of which the applicable Administrative Agent shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

            SECTION 9.20. Intercreditor Agreement. By executing this Agreement as a Lender, or by becoming a Lender hereunder pursuant to an Assignment and Assumption, each Lender hereby agrees to the terms of the Intercreditor Agreement, acknowledges that certain of its rights hereunder shall be subject thereto, and consents to the execution thereof by the US Administrative Agent on behalf of such Lender, which occurred on the Original Closing Date.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly Responsible Officers as of the day and year first above written.

                                    QUIKSILVER, INC.

                                    By: ________________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                    BORROWER:

                                    QUIKSILVER AMERICAS, INC.

                                    By: ________________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                        US ADMINISTRATIVE AGENT

                        JPMORGAN CHASE BANK, N.A.,
                        as US Administrative Agent and as a Lender

                        By: ________________________________________
                            Name: __________________________________
                            Title: _________________________________

                        ALTERNATE CURRENCY FRONTING LENDERS

                        JPMORGAN CHASE BANK, N.A., LONDON BRANCH, as Alternate Currency Fronting Lender (with respect to Alternate Currency Loans denominated in Alternate Currencies other than Canadian Dollars)

                        By: ________________________________________
                            Name: __________________________________
                            Title: _________________________________

                           ALTERNATE CURRENCY FRONTING AGENT

                           J.P. MORGAN EUROPE LIMITED, as Alternate Currency Fronting Agent

                           By: ________________________________________
                               Name: __________________________________
                               Title: _________________________________

                           By: ________________________________________
                               Name: __________________________________
                               Title: _________________________________

                           CANADIAN ADMINISTRATIVE AGENT/ ALTERNATE CURRENCY FRONTING LENDER

                           JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Administrative Agent and Alternate Currency Fronting Lender with respect to Alternate Currency Loans denominated in Canadian Dollars

                           By: ________________________________________
                               Name: __________________________________
                               Title: _________________________________

                           DOCUMENTATION AGENT

                           BANK OF AMERICA, N.A., as Documentation Agent and as a Lender

                           By: ________________________________________
                               Name: __________________________________
                               Title: _________________________________

                           SYNDICATION AGENT

                           UNION BANK OF CALIFORNIA, N.A., as Syndication Agent and as a Lender

                           By: ________________________________________
                               Name: __________________________________
                               Title: _________________________________

                                                  ______________________________
                                                  (Name of US Lender)

                                                  By: __________________________
                                                      Name:
                                                      Title:

                                                  ______________________________
                                                  (Name of US Lender)

                                                  By: __________________________
                                                      Name:
                                                      Title:

                                                  By: __________________________
                                                      Name:
                                                      Title:

            The US Guarantors hereby consent and agree to this Amended and Restated Credit Agreement as of the date hereof and reaffirm their obligations under the US Security Agreement, the US Guarantee and the other Loan Documents to which they are party.

                                    QS RETAIL, INC.

                                    By: ________________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                    QS WHOLESALE, INC.

                                    By: ________________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                    DC SHOES, INC.

                                    By: ________________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                    HAWK DESIGNS, INC.

                                    By: ________________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                    MERVIN MANUFACTURING, INC.

                                    By: ________________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                    FIDRA, INC.

                                    By: ________________________________________
                                        Name: __________________________________
                                        Title: _________________________________